Exhibit 10.7
EXECUTION VERSIOIN

$3,500,000,000
LOAN AGREEMENT
by and among
RESIDENTIAL FUNDING COMPANY, LLC,
as Borrower,
GMAC MORTGAGE, LLC,
as Borrower,
RESIDENTIAL CAPITAL, LLC AND CERTAIN OTHER
AFFILIATES OF THE BORROWERS PARTY HERETO,
as Guarantors,
Certain Affiliates of the Borrowers and the Guarantors
party hereto as Obligors,
GMAC LLC,
as Initial Lender and as Lender Agent
and
Certain Other Financial Institutions and Persons from
time to time party hereto as Lenders
Dated as of June 4, 2008

-i-

Table of Contents
(continued)

-ii-

Table of Contents
(continued)

-iii-

Schedules
Schedule 1.01	Definitions
Schedule 2.04	Collateral Value Calculations
Schedule 5.01	Conditions Precedent to the Initial Loan
Schedule 5.02	Conditions Precedent to each Loan
Schedule 7.01(g)	GMAC LLC Required Reports
Schedule 7.01(m)	Master Custodial Agreement
Schedule 7.01(t)	Bilateral Facilities
Schedule 8.01(m)	Post-Closing Requirements
Schedule 13.02	Notices

Exhibits
Exhibit A	Eligibility Requirements
Exhibit B	[Reserved]
Exhibit C	Initial Permitted Funding Indebtedness
Exhibit 2.02(a)(i)	Form of Revolving Note
Exhibit 2.02(a)(ii)	Form of Term Note
Exhibit 2.03(a)	Form of Borrower Funding Request
Exhibit 2.03(b)	Form of Interim Borrowing Base Report
Exhibit 2.04(a)	Form of Collateral Value Report
Exhibit 2.04(b)	Form of Collateral Value Certificate
Exhibit 2.08(b)	Form of Repayment Notice
Exhibit 2.09(a)	Form of Prepayment Notice
Exhibit 7.01	Form of Compliance Certificate
Exhibit 7.01(s)	Form of Joinder
Exhibit 9.01	Form of Assignment and Acceptance

-iv-

     This LOAN AGREEMENT (as amended or supplemented from time to time, this “Agreement”) dated as of June 4, 2008, is by and among Residential Funding Company, LLC, a Delaware limited liability company (“RFC”), GMAC Mortgage, LLC, a Delaware limited liability company (“GMAC Mortgage”, and together with RFC, each a “Borrower” and collectively, the “Borrowers”), Residential Capital, LLC and the other Affiliates of the Borrowers party hereto as Guarantors (each, a “Guarantor”), the various other parties signatory hereto as obligors (the “Obligors”), GMAC LLC, a Delaware limited liability company (the “Initial Lender”), the financial institutions and other Persons that are or may from time to time become parties hereto as Lenders (together with the Initial Lender and their respective successors and assigns, each a “Lender” and collectively, the “Lenders”), and GMAC LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity together with its successors and assigns in such capacity, the “Lender Agent”) and Wells Fargo Bank, N.A., solely with respect to Section 12.11(b) and in its capacity as First Priority Collateral Agent.
BACKGROUND
     The Borrowers desire to obtain Commitments from the Lenders so that the Lenders will from time to time and subject to the terms hereof make revolving Loans to the Borrowers, which Loans are secured by the Collateral.
     The Guarantors have entered into this Agreement and have agreed to provide guarantees of the Obligations hereunder and to pledge Collateral to secure such guarantees.
     The Lenders have agreed to acquire certain outstanding term loans made to ResCap pursuant to that certain Term Loan Facility dated as of July 28, 2005 (the “Term Loan Agreement”) among ResCap, the lenders thereunder, Citibank, N.A., as syndication agent, the documentation agents thereunder, and JPMorgan Chase Bank, N.A., as administrative agent, from the lenders thereunder.
     The Borrowers, the Guarantors and the Lenders have agreed to convert the existing term loans referred to immediately above to Loans subject to the terms of this Agreement.
     The Lenders are willing, on the terms and subject to the conditions hereafter set forth, to extend the Commitments and make Revolving Loans to the Borrowers.
     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS
     Section 1.01. Definitions; Construction.
          (a) Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in Schedule 1.01.

          (b) All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.
          (c) Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
          (d) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.
          (e) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
          (f) The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”.
          (g) Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, provided that such successors and assigns are not prohibited by the Facility Documents, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     Section 1.02. Accounting Matters. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied in a manner consistent with that used in preparing the financial statements described in Section 7.01(f) hereof.
ARTICLE II
COMMITMENTS, LOANS, BORROWING, PREPAYMENT
     Section 2.01. Commitments and Loans.
          (a) On the terms and subject to the conditions set forth in this Agreement, each of the Lenders severally agrees, from time to time on any Business Day occurring on or after Closing Date but prior to the Commitment Termination Date, to make loans (relative to each Lender, its “Revolving Loans”) to the Borrowers in an aggregate amount equal to such Lender’s Pro Rata Share of the aggregate amount of the Revolving Loans requested by the
Loan Agreement

Borrowers to be made on such Business Day. The Lenders shall distribute the proceeds of such Revolving Loan to the Borrowers no later than 2:00 p.m. (New York City time) on the related Funding Date in accordance with Section 2.03.
          (b) On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Loans. No Lender shall be required to make any Revolving Loan if, after giving effect thereto, (i) the Outstanding Aggregate Loan Amount would exceed the Available Amount or (ii) such Lender’s Outstanding Lender Loan Amount would exceed such Lender’s Pro Rata Share of the Available Amount.
          (c) Pursuant to the Term Loan Assignment, each Lender shall have acquired Existing Term Loans in an aggregate principal amount equal to such Lender’s Pro Rata Share of the Term Loan Initial Balance, which Existing Term Loans shall on the date hereof be deemed for all purposes to be term loans extended to the Borrowers hereunder (the “Term Loans”). Once repaid or prepaid hereunder, the Term Loans may not be reborrowed.
          (d) Upon the effectiveness of the transfer of the Existing Term Loans and to the extent such Existing Term Loans are deemed converted to Term Loans hereunder, the parties hereto acknowledge and agree that ResCap shall have no obligations to the Lenders with respect to the Term Loan Agreement or the Term Loan Assignment.
     Section 2.02. Note.
          (a) The Loans made by each Lender shall be evidenced by a promissory note executed by each Borrower substantially in the form of Exhibit 2.02(a)(i) hereto (a “Revolving Note”), in the case of a Revolving Loan, or Exhibit 2.02(a)(ii) hereto (a “Term Note”), in the case of a Term Loan (each a “Note”), in each case dated the date hereof, payable to the applicable Lender in a maximum principal amount equal to such Lender’s Pro Rata Share of the Aggregate Commitment Amount. The Borrowers hereby irrevocably authorize each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Lender Agent in the Register, be conclusive and binding on each Obligor absent manifest error; provided that, the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.
          (b) The Borrowers hereby designate the Lender Agent to serve as the Borrowers’ agent, solely for the purpose of this clause, to maintain a register (the “Register”) on which the Lender Agent will record each Lender’s Commitments, the Loans (and interest due thereon) made by each Lender and each repayment in respect of the principal amount of the Loans, annexed to which the Lender Agent shall retain a copy of each Assignment and Acceptance, and each participation (as described in Section 9.04), delivered to the Lender Agent pursuant to Article IX. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor’s Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Obligors, the Lender Agent and the other Lender Parties shall treat each Person in whose name a Loan is registered as the owner thereof
Loan Agreement

for the purposes of all Facility Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Lender Agent of an Assignment and Acceptance that has been executed by the requisite parties pursuant to Article IX. Upon its receipt of a duly completed Assignment and Acceptance, the Lender Agent shall record the information contained therein in the Register. No assignment or transfer of a Lender’s Commitment or Revolving Loans, including those transfers or assignments to an Affiliate, shall be effective unless such assignment or transfer shall have been recorded in the Register by the Lender Agent as provided in this Section.
          (c) The Register shall be available for inspection by the Borrowers or any Lender (but in each case only as to its relevant portion of the Register), at any reasonable time and from time to time upon reasonable prior notice.
     Section 2.03. Borrowing Procedures.
          (a) By delivering a Borrower Funding Request to the Lender Agent on or before 11:00 a.m. (New York City time) on any Business Day, the Borrowers may from time to time irrevocably request, on the Initial Funding Date (in the case of the initial Revolving Loan) or one Business Day prior to any subsequent Funding Date (in the case of subsequent Revolving Loans), that Revolving Loans be made in an aggregate minimum amount of $50,000,000 and an integral multiple of $1,000,000 (or the remaining unused portion of the Revolving Loans available to be advanced hereunder); provided that (i) the amount of the initial Revolving Loans requested pursuant to the initial Borrower Funding Request shall be not be less than $100,000,000, (ii) after the Initial Funding Date, the aggregate amount of Revolving Loans requested for Funding Dates in any period of ten (10) consecutive Business Days may not exceed $500,000,000 and (iii) the amount of Revolving Loans requested pursuant to any Borrower Funding Request (including the initial Borrower Funding Request) shall not, immediately after giving effect to the advance of such Revolving Loans, be greater than the difference between (A) the Available Amount minus (B) the Outstanding Aggregate Loan Amount. On the terms and subject to the conditions of this Agreement, the Revolving Loans to be made with respect to any Borrower Funding Request shall be made on the Business Day specified in such Borrower Funding Request. On or before 1:00 p.m., New York City time, on such Business Day, each Lender shall deposit with the Lender Agent same day funds in an amount equal to such Lender’s Pro Rata Share of the requested Revolving Loans. Such deposit will be made to an account which the Lender Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Lender Agent shall make such funds available to the Borrowers by wire transfer to the accounts the Borrowers shall have specified in their Borrower Funding Request. No Lender’s obligation to make any Revolving Loan shall be affected by any other Lender’s failure to make any Revolving Loan.
          (b) [Reserved].
          (c) On or prior to the first Business Day preceding any Funding Date (if the related Funding Date is after the Monthly Settlement Date), and as a condition to the advance of any Revolving Loans relating to such Funding Date, the Borrowers shall deliver to the Lender Agent an Interim Borrowing Base Report.
Loan Agreement

          (d) By delivering a Borrower Funding Request, the Borrowers represent and warrant to each Lender that, after giving effect to the making of the requested Revolving Loans thereunder, all conditions precedent to such Revolving Loan specified in Section 5.02 have been satisfied and all statements in clauses (b), (c), (d), (e) and (f) of Schedule 5.02 are true and correct.
     Section 2.04. Borrowing Base.
          (a) On or prior to the Initial Funding Date, the Borrowers shall deliver to the Lender Agent and the Valuation Agent the Initial Collateral Value Report and the other components of the initial Monthly Collateral Report.
          (b) After the Initial Funding Date, the Borrowers shall deliver to the Lender Agent and the Valuation Agent an updated Monthly Collateral Report no less frequently than once per calendar month and no later than the tenth Business Day of each calendar month (commencing with June 2008). Each Collateral Value Report and each Collateral Value Certificate delivered by the Borrowers shall be effective (subject to Sections 2.04(c) and (d) below) until such time as the Borrowers shall deliver a subsequent Collateral Value Report and Collateral Value Certificate. For purposes of preparing each Collateral Value Report, the Borrowers shall calculate the Collateral Value of the Primary Collateral described in the related Electronic File in accordance with Schedule 2.04; provided that prior to the European Reporting Date, the Borrowers may use reasonable estimates, based on available data (including the amount of collections on European Reporting Assets held in European SPV Accounts) in determining the Collateral Value of European Reporting Assets for inclusion in any Collateral Value Report.
          (c) If requested to do so by the Lender Agent, within two Business Days after receipt of a Collateral Value Report and Collateral Value Certificate pursuant to Section 2.04(a) or (b), as the case may be, together with the related Electronic Files, the Valuation Agent shall, to the extent such Collateral Value calculation relies on market value rather than Carrying Value, verify the Collateral Value for the Primary Collateral and shall notify the Lender Agent and the Borrowers of the amount of such Collateral Value.
          (d) Within three Business Days after receipt of a Collateral Value Report and Collateral Value Certificate pursuant to Section 2.04(a) or (b), the Lender Agent shall determine (taking into account any information provided by the Valuation Agent pursuant to Section 2.04(c)) the Borrowing Base and notify the Lenders and the Borrowers of such determination. Such determination shall be effective as of the Business Day specified in such written notice from the Lender Agent (or, if no effective date is specified in such written notice, the next Business Day following delivery of such written notice) and such Borrowing Base shall remain in effect (as adjusted by any European Collateral Value Adjustment) until the next determination or redetermination of the Borrowing Base in accordance with this Agreement.
          (e) Notwithstanding anything herein the contrary, in the event that the Borrowers fail to furnish any component of the Monthly Collateral Report, any European Collateral Value Adjustment or any Interim Borrowing Base Report in accordance with this Section 2.04, the Lender Agent may designate the Borrowing Base from time to time thereafter
Loan Agreement

at an amount as determined by the Lender Agent in its sole and absolute discretion until each of the Lender Agent and the Valuation Agent shall have received all reports, certificates and files required to be delivered by this Section 2.04, whereupon the Lender Agent shall designate a new Borrowing Base in accordance with the general procedures outlined in this Section 2.04.
          (f) The Borrowers shall deliver Interim Borrowing Base Reports as required pursuant to Section 2.03(c) and the Lender Agent shall calculate the Adjusted Borrowing Base with respect to each Interim Borrowing Base Report.
          (g) To the extent that the Borrowers estimate the Collateral Value of European Reporting Assets in any Collateral Value Report, the Borrowers shall calculate the Collateral Value of such European Reporting Assets in accordance with Schedule 2.04 and furnish a supplemental Collateral Value Report as adjusted to reflect such calculation (such adjustment, a “European Collateral Value Adjustment”) within 5 Business Days of the delivery of the related Collateral Value Report.
     Section 2.05. Interest. Interest shall accrue on each Loan for each day during a related Interest Period at a rate equal to (a) the sum of (x) the applicable LIBOR Rate for such Interest Period and (y) the Applicable Margin, divided by (b) 360 days. Interest shall be payable (i) in arrears with respect to each Interest Period through the final day of each Interest Period (regardless of whether such day is a Business Day), such amount to be payable on the first Business Day following the end of such Interest Period, (ii) on the applicable Loan Repayment Date, (iii) on the date of payment or prepayment, in whole or in part, of principal outstanding on any Loan with respect to the principal amount so paid or prepaid, or (iv) on that portion of Loans the maturity of which is accelerated pursuant to Section 8.02, immediately upon such acceleration. The Lender Agent shall determine the LIBOR Rate for each Loan prior to the beginning of each Interest Period, as set forth in the definition of “LIBOR Rate.” The Lender Agent shall also calculate the amount of interest and, if applicable, any Breakage Costs or other amounts due to be paid by the Borrowers from time to time hereunder (including in connection with any prepayment or repayment of Loans permitted hereunder) and shall provide a written statement thereof to the Borrowers at least two Business Days prior to the due date of such payment (or the relevant repayment or prepayment after having received a notice thereof); provided that failure to provide such statements on a timely basis shall not relieve the Borrowers of the obligation to pay any interest and principal due on the applicable payment date (based upon their good faith calculation of the amount due, such amount to be promptly reconciled after receipt of a subsequent statement from the Lender Agent) and other such amounts hereunder promptly upon receipt of such statement.
     Section 2.06. Fees. On the Closing Date, the Borrowers, jointly and severally, shall pay to the Lender Agent the upfront fee specified in the Fee Letter, which fee shall be fully earned upon receipt and non refundable.
     Section 2.07. Alternate Rate of Interest; Increased Costs.
          (a) If, prior to the commencement of any Interest Period, the Lender Agent determines (which determination shall be conclusive absent manifest error) (i) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or (ii)
Loan Agreement

that the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to any Lender of making or maintaining its Loans; or (iii) that, after notice from an affected Lender, it has become unlawful for such Lender to honor its obligation to make or maintain Loans hereunder using the LIBOR Rate, then the Lender Agent shall give notice thereof to the Borrowers by telephone, facsimile, or other electronic means as promptly as practicable thereafter and, commencing with the Interest Period immediately following the Interest Period during which such notice is provided to the Borrowers until the Lender Agent notifies the Borrowers that the circumstances giving rise to such notice no longer exist, all Loans shall bear interest at a rate per annum equal to the Applicable Margin plus the rate per annum that the Lender Agent determines in its reasonable discretion adequately reflects the cost to the Lenders of making or maintaining the Loans for such Interest Period.
          (b) The Borrowers jointly and severally agree to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, such Lender’s Commitments and the making, continuing, maintaining or conversion of Loans hereunder that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase in after the Closing Date of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority; provided, however, that any such changes with respect to increased capital costs and taxes shall be governed by the terms of Sections 2.07(c) and 3.02, respectively. For the purposes of this Section 2.07(b), taxes shall include all present or future taxes, fees, levies, imposts, deductions, duties, withholdings, assessments or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. Each affected Lender shall promptly notify the Lender Agent and the Borrowers in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable jointly and severally by the Borrowers directly to such Lender within ten (10) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.
          (c) If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Lender to the Borrowers (with a copy to the Lender Agent), the Borrowers shall within ten (10) days following receipt of such notice jointly and severally pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender may use any method of averaging and attribution that it (acting reasonably) shall deem applicable.
Loan Agreement

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.07 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender pursuant to Sections 2.07(a), (b) or (c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Borrowers of its intention to demand, compensation therefor, provided further that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
          (e) If any Lender requests compensation under this Section 2.07, then such Lender will, if requested by the Borrowers, use commercially reasonable efforts to designate another lending office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its lending office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 2.07(e) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Sections 2.07(a), (b), (c) or (d).
     Section 2.08. Mandatory Repayment of Loans.
          (a) The Borrowers shall jointly and severally repay the Outstanding Aggregate Loan Amount with respect to all Loans and all other amounts owing under this Agreement in full on the Loan Repayment Date. Loans may be prepaid in accordance with the terms of Section 2.09 hereof and, to the extent prepaid, may be re-borrowed hereunder in accordance with the terms hereof (including satisfaction of all conditions precedent contained in Section 5.02).
          (b) If, on any Business Day (a “Borrowing Base Shortfall Day”), the Lender Agent provides written notice to the Borrowers that the Lender Agent has determined in its sole reasonable discretion that the Outstanding Aggregate Loan Amount on such day exceeds the Borrowing Base on such day (such circumstance, a “Borrowing Base Deficiency”) by an amount equal to or greater than $250,000, the Borrowers shall, within one (1) Business Day after the Borrowing Base Shortfall Day, jointly and severally repay outstanding Loans in an amount equal to the amount of the Borrowing Base Deficiency specified in the notice provided to the Borrowers by the Lender Agent; provided, however, that to the extent a Borrowing Base Deficiency results from a write-off of the Collateral Value of any Primary Collateral in accordance with ResCap’s standard valuation practices applied to its assets as a whole as then in effect (such valuation practices to be consistent with the methodology used in the preparation of ResCap’s GAAP financial statements), the obligation of the Borrowers to repay outstanding Loans pursuant to this Section 2.08(b) will be reduced by the Collateral Value of any Eligible Assets not otherwise constituting Primary Collateral which the Borrower designates as Primary Collateral on the applicable Borrowing Base Shortfall Day by written notice to the Lender Agent or in the related Repayment Notice (any such collateral, “Substitute Collateral”).
     The Borrowers shall deliver a Repayment Notice with respect to each repayment of outstanding Loan amounts and/or designation of Substitute Collateral made pursuant to this Section 2.08(b) by 1:00 p.m. (New York time) on the first Business Day following the related Borrowing Base Shortfall Day.
Loan Agreement

          (c) The Borrowers shall, on each Mandatory Repayment Date, repay outstanding Loans in an amount equal to the sum (if greater than zero) of (i) Net Cash Proceeds in excess of Retained Proceeds in the aggregate received by the Obligors in respect of all Collateral Dispositions; minus (ii) the aggregate Fair Value of Reinvestment Collateral acquired with such Net Cash Proceeds; and minus (iii) the aggregate amount of repayments made pursuant to Section 2.08(a) since the date of such Collateral Disposition.
          (d) The Borrowers shall not be required to pay any Breakage Costs incurred by the Lenders in connection with a mandatory repayment pursuant to this Section 2.08.
          (e) Any repayments of Loans pursuant to this Section 2.08 shall be applied first to outstanding Term Loans and second to outstanding Revolving Loans.
     Section 2.09. Optional Prepayment. The Borrowers may, at their option, prepay any Loan advanced hereunder in full or in part (as well as all interest accrued and unpaid thereon through the end of the related Interest Period) on the last Business Day of any Interest Period related thereto (each an “Optional Prepayment Date”); provided that the Borrowers deliver a Prepayment Notice to each Lender and the Lender Agent, no later than 2:00 p.m. New York City time on a Business Day that is at least two (2) Business Days preceding the Optional Prepayment Date; provided further that all Term Loans must be paid in full before the Borrowers may prepay any Revolving Loans. Any such partial prepayment shall be in a minimum principal amount of not less than $10,000,000 and in increments of $1,000,000 (or, if less, the Outstanding Aggregate Loan Amount). Any such prepayment shall be paid over to the Lender Agent for the account of the Lenders by the Borrowers by 2:00 p.m. (New York City time) on such Optional Prepayment Date, and shall be in an amount equal to the sum of (a) the Loan amount being prepaid on the date of such prepayment, plus (b) all accrued and unpaid interest on such Loan being prepaid as of the date of such prepayment, plus (c) the allocable portion (determined by the Lender Agent in its sole reasonable discretion) of all other amounts due from the Borrowers hereunder. The Borrowers may make a partial or full prepayment on any date other than an Optional Prepayment Date; provided that the Borrowers make a timely delivery of a Prepayment Notice, and in addition to the amount required under items (a), (b), and (c) above, the Borrowers must pay, without duplication, (x) all Breakage Costs, if any, actually incurred by the Lenders and resulting from such prepayment and (y) all accrued and unpaid interest on such Loan being prepaid following the prepayment. Subject to Section 5.02, in the absence of a timely delivered Prepayment Notice, the Lenders shall automatically and without further action by the Borrowers continue each Loan at the termination of each Interest Period for a successive Interest Period beginning on the day immediately following the final day of the immediately preceding Interest Period.
     Section 2.10. Termination of Commitments and Reduction of Aggregate Commitment Amount.
          (a) Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date. If at any time the Borrowing Base is reduced to zero, then the Commitments shall terminate on the effective date of such reduction.
Loan Agreement

          (b) The Borrowers may elect by notice as specified in this clause (b), to reduce the Aggregate Commitment Amount to such lower amount as the Borrowers shall specify in such notice; provided that (i) immediately after giving effect to such reduction, the Aggregate Commitment Amount as so reduced shall not be lower than the Outstanding Aggregate Revolving Loan Amount, (ii) such reduction shall be in a minimum principal amount of not less than $10,000,000 and in increments of $1,000,000 (or, if less, the remaining unused portion of the Aggregate Commitment Amount), and (iii) all such reductions shall require at least three (3) Business Days’ prior notice to the Lender Agent, shall be permanent, and shall take effect on a Business Day. Such reduction in the Aggregate Commitment Amount shall take effect on the date specified in such notice, which date shall be no earlier than three (3) Business Days from the date of actual receipt of such notice by the Lender Agent.
          (c) In the event that the Borrowers repay outstanding Loans under Section 2.08(c) with Net Cash Proceeds (the “Prepayment Amount”), the Commitment Amount shall be permanently reduced to the extent the Borrower fails to reborrow such Prepayment Amount and use the proceeds of the resulting Loans to purchase Reinvestment Collateral within 120 days of the receipt of such Net Cash Proceeds.
ARTICLE III
PAYMENTS; COMPUTATIONS; TAXES; EXPENSES
     Section 3.01. Payments and Computations, Etc.
          (a) Unless otherwise expressly stated herein, all amounts to be paid or deposited hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in same day funds (and all funds received after such time shall be deemed to have been received on the next succeeding Business Day).
          (b) The Borrowers shall, to the extent permitted by law, jointly and severally pay interest on all amounts (including principal, interest and fees) due but not paid on the date such payment is due hereunder as provided herein, for the period from, and including, such due date until, but excluding, the date paid, at the applicable Default Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.
          (c) All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable.
          (d) Each Borrower agrees that the principal of and interest on the Loans and all other monetary Obligations shall be the joint and several recourse obligations of the Borrowers.
          (e) Except as set forth in Section 3.02, all payments made by the Borrowers or the other Obligors under this Agreement or any other Facility Document shall be made without set-off, deduction or counterclaim.
Loan Agreement

          (f) After the occurrence and during the continuance of an Event of Default, the Lender Agent may, and upon direction from the Required Lenders, shall, apply all amounts received under the Facility Documents (including from the proceeds of Collateral securing the Obligations) or under applicable Requirements of Law upon receipt thereof to the Obligations as follows: (i) first, to the payment of all Obligations in respect of fees, expense reimbursements, indemnities and other amounts owing to the First Priority Collateral Agent and the Control Collateral Agent, (including the out-of-pocket expenses and reasonable fees of counsel to each), (ii) second after payment in full of the amounts specified in clause (f)(i), to the payment of all Obligations in respect of fees, expense reimbursements, indemnities and other amounts owing to the Lender Agent, in its capacity as the Lender Agent (including the out-of-pocket expenses and reasonable fees of counsel to the Lender Agent), (iii) third, after payment in full in cash of the amounts specified in clause (f)(i) and (f)(ii), to the ratable payment of all interest (including interest accruing (or which would accrue) after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Facility Documents, and all costs and expenses owing to the Lender Parties pursuant to the terms of the Facility Documents, until paid in full in cash, (iv) fourth, after payment in full in cash of the amounts specified in clauses (f)(i) through (f)(iii), to the ratable payment of the principal amount of the Loans then outstanding, (v) fifth, after payment in full in cash of the amounts specified in clauses (f)(i) through (f)(iv), to the ratable payment of all other Obligations owing to the Lender Parties, and (vi) sixth, after payment in full in cash of the amounts specified in clauses (f)(i) through (f)(v), and following the Termination Date, to each applicable Obligor or any other Person lawfully entitled to receive such surplus or as may be directed by a court of competent jurisdiction.
          (g) If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loans (other than pursuant to the terms of Sections 2.07(b), 2.07(c), 3.02, Article X or in respect of Breakage Costs) in excess of its pro rata share of payments obtained by all Lender, such Lender shall purchase from the other Lender such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably (to the extent such other Lenders were entitled to receive a portion of such payment or recovery) with each of them; provided that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender that has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender’s ratable share (according to the proportion of (i) the amount of such selling Lender’s required repayment to the purchasing Lender to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each of the Obligors agrees that any Lender purchasing a participation from another Lender pursuant to this clause (g) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 3.04) with respect to such participation as fully as if such Lender were the direct creditor of the Obligors in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.
Loan Agreement

     Section 3.02. Taxes.
          (a) All payments by the Borrowers or Guarantors (each a “Credit Party”) of principal of, and interest on, the Loans and all other amounts payable hereunder (including fees) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, levies, imposts, deductions, duties, withholdings, assessments or other charges of any nature whatsoever imposed by any Governmental Authority, but excluding, (i) taxes imposed on or measured by the overall net income, overall receipts or overall assets of any Lender by any Governmental Authority, (ii) franchise taxes or branch profits taxes or any similar tax imposed on any Lender by the United States of America (or any political subdivision thereof) of the jurisdiction of the Lender, as the case may be, in which it is organized or is operating or is otherwise subject to tax as a result of any connection unrelated to this Agreement, and (iii) any U.S. backup withholding taxes (other than due to a change in law as provided in Section 3.02(f)) (such non-excluded taxes, fees, levies, imposts, deductions, duties, withholdings, assessments or other charges, herein “Taxes”). Notwithstanding the foregoing sentence, in the event that any such Taxes are required to be deducted or withheld from any payment required to be made to any Lender as a result of Requirements of Law, the Credit Party shall (a) promptly notify the applicable Lender, in writing, of such requirement, (b) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid to the applicable Lender pursuant to this paragraph), and (c) jointly and severally pay to the applicable Lender such additional amounts as may be necessary in order that the net amount received by such Lender after such withholding or deduction shall equal the full amounts of moneys which would have been received by such Lender in the absence of such withholding or deduction. Notwithstanding the foregoing, the Credit Party shall not be required to increase any amounts payable to a Lender that is a Non-U.S. Lender (as defined in Section 3.02(f)) with respect to any Taxes (x) if and to the extent that such taxes would not have been imposed but for such Non-U.S. Lender’s failure to provide (or the Lender Agent’s failure to provide) to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to Section 3.02(f) or (y) that are imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party hereto (or designates a new lending office) other than due to a change in law as provided in Section 3.02(f).
          (b) In addition, the Borrowers agree to pay any current or future stamp, recording, documentary, excise or property or similar taxes, charges or levies (including, without limitation, mortgage recording taxes and similar fees, but excluding such amounts imposed as a result of an assignment or the transfer of a participation) imposed by any Governmental Authority that arise from any payment made under this Agreement or any other Facility Document, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Facility Document and the transactions contemplated thereunder (“Other Taxes”).
          (c) The Borrowers shall indemnify each Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.02) paid by such Lender and any liability (including taxes, penalties, interest and expenses) arising therefrom or with respect thereto; provided, however, that when making a demand for indemnity payment a Lender shall provide
Loan Agreement

each Borrower, at its address referred to in Schedule 13.02, with a certificate from the relevant taxing authority or from a Responsible Officer of such party stating or otherwise evidencing, in reasonable detail, that such Lender has made payment of (and the basis of calculation for) such Taxes or Other Taxes. This indemnification shall be made within thirty (30) days from the date a Lender provides written demand therefor, accompanied by the aforementioned certificate.
          (d) Within thirty (30) days after the date of receiving an official receipt for any payment of Taxes or Other Taxes contemplated by this Section 3.02, the Borrower shall furnish to the relevant Lenders, at their addresses set forth in Schedule 13.02 (or such other address as provided by a Lender, in the case of an assignee), appropriate evidence of payment thereof.
          (e) If a Lender shall become aware that it is entitled to receive a refund or credit (such credit to include any increase in any foreign tax credit) as a result of Taxes (including any penalties or interest with respect thereto) as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section 3.02, it shall promptly notify such Borrower of the availability of such refund or credit and shall, within 30 days after receipt of a request by such Borrower, apply for such refund or credit at such Borrower’s expense, and in the case of any application for such refund or credit by such Borrower, shall, if legally able to do so, deliver to the Borrower such certificates, forms or other documentation as may be reasonably necessary to assist such Borrower in such application. If a Lender has determined in its sole judgment that it has received a refund or credit (such credit to include any increase in any foreign tax credit) in respect to any Taxes as to which it has been indemnified by the Borrowers or with respect to which a Borrower has paid additional amounts pursuant to this Section 3.02, it shall promptly notify the Borrowers of such refund or credit and shall, within sixty (60) days after receipt of such refund or the benefit of such credit (such benefit to include any reduction of the Taxes for which a Lender would otherwise be liable due to any increase in any foreign tax credit available to a Lender), repay the amount of such refund or benefit of such credit (with respect to the credit, as determined by a Lender in its sole, reasonable judgment) to the Borrowers (to the extent of amounts that have been paid by a Borrower under this Section 3.02 with respect to Taxes giving rise to such refund or credit), plus any interest received with respect thereto, net of all reasonable out-of-pocket expenses of the Lender and without interest (other than interest actually received from the relevant taxation authority or other Governmental Authority with respect to such refund or credit); provided, however, that each Borrower, upon the request of the Lender, agrees to return the amount of such refund or benefit of such credit (plus interest) to the Lender in the event the Lender is required to repay the amount of such refund or benefit of such credit to the relevant taxation authority or other Governmental Authority.
          (f) If a Lender is not a United States Person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) (a “Non-U.S. Lender”), it shall, on or prior to the Closing Date or, in the case of a Non-U.S. Lender that is an assignee, on the date of such assignment to such Non-U.S. Lender, provide to the Borrowers and Lender Agent (i) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (or successor forms) certifying that such Non-U.S. Lender is entitled as of such date to a complete exemption from United States withholding tax pursuant to an applicable income tax treaty with respect to payments of interest to be made under this Agreement (or, in the case of an
Loan Agreement

assignee, entitlement to a withholding tax rate that does not exceed the withholding tax rate in respect of those Taxes in respect of interest for which the assignor was entitled to additional payments under Section 3.02(a) at the time of the assignment), (ii) with respect to a Non-U.S. Lender claiming exemption from United States withholding tax pursuant to its portfolio interest exception, (x) a statement of such Non-U.S. Lender, signed under penalty of perjury, that it is not (A) a “bank” as described in Section 881(c)(3)(A) of the Internal Revenue Code, (B) a 10% shareholder of a Borrower (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code), or (C) a controlled foreign corporation related to a Borrower within the meaning of Section 864(d)(4) of the Internal Revenue Code (an “Exemption Certificate”), and (y) two properly completed and executed original signed copies of Internal Revenue Service Form W-8BEN (or successor form) certifying that such Non-U.S. Lender is entitled as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, (iii) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8IMY with any accompanying statement and certificate, or (iv) two (2) accurate and complete original signed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from United States federal withholding tax, with such supplementary documentation as may be prescribed by Requirements of Law to permit Borrowers to determine the withholding or deduction required to be made. In addition, each Non-U.S. Lender agrees that from time to time after the Closing Date, when the passage of time or a change in facts or circumstances renders the previous certification obsolete or inaccurate in any material respect, or on the Borrowers’ reasonable request, such Non-U.S. Lender will deliver to the Borrowers two (2) new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to a complete exemption under an income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and an Exemption Certificate, or Form W-8IMY with any accompanying statement or certificate, as the case may be, and such other forms as may be required in order to confirm or establish that such Non-U.S. Lender is entitled to a continued exemption from United States withholding tax with respect to payments under this Agreement, or such Non-U.S. Lender shall immediately notify the Borrowers of its inability to deliver any such form or Exemption Certificate, in which case such Non-U.S. Lender shall not be required to deliver any such form or Exemption Certificate. Notwithstanding anything to the contrary contained in this Section 3.02, the Borrowers agree to pay any additional amounts and to indemnify each Non-U.S. Lender in the manner set forth in Sections 3.02(a) and (c) in respect of any United States Taxes deducted or withheld by the Borrowers or paid by a Lender, if and to the extent that such Taxes would not have been deducted or withheld or payable (and in the case of a payment by a Lender, no exception is available to the making of such payment, as determined in the sole discretion of such Lender) but for any change after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof. Prior to withholding any amount due a non-U.S. Lender because of such Lender’s failure to provide tax forms or certifications under this Section 3.02, the Borrowers shall notify such non-U.S. Lender of its intention to withhold not less than five (5) Business Days prior to such withholding.
          (g) Notwithstanding anything to the contrary contained in this Agreement, this Section 3.02 shall govern exclusively any increased costs relating to Taxes resulting from any change in law.
Loan Agreement

     Section 3.03. Fees and Expenses. The Borrowers agree to jointly and severally pay to the Lender Agent and the Lenders any expenses (including reasonable fees and expenses of each Lender’s counsel) incurred in connection with the negotiation, execution, delivery, administration and enforcement of this Agreement and the Facility Documents (and any amendments, supplements, modifications, consents or waivers thereto), including the reasonable fees and expenses (including, without limitation, attorneys’ fees and expenses) of the First Priority Collateral Agent, the Collateral Control Agent and the Valuation Agent.
     Section 3.04. Setoff. The Obligors agree that each Lender has all rights of set off provided by applicable law, and in addition thereto, the Obligors agree that at any time any Default exists, each Lender may appropriate and apply to the payment of any obligations of the Obligors hereunder owed to it, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Obligors then or thereafter maintained with or held by such Lender; provided that any such appropriation and application shall be subject to Section 3.01(g). Each Lender shall promptly notify the applicable Obligors after making such exercise of the right of set off; provided that failure to give such notice shall not affect the validity of the set-off.
ARTICLE IV
ACCOUNTS AND COLLECTIONS
     Section 4.01. Concentration Accounts. Prior to the Account Transfer Date, but subject to Account Exceptions, ResCap and its Subsidiaries shall continue to administer their cash collection system as it was administered immediately prior to the Closing Date. To the extent in place on or prior to the Closing Date, such administration shall include the sweep of cash from accounts in the system to the Concentration Accounts. The Obligors will cause the Concentration Accounts to be subject to the Account Control Agreements at all times at and after the Closing Date.
     Section 4.02. Sales Proceeds Accounts. (a) On or before the Closing Date, the Borrowers and the Lender Agent shall establish the Sales Proceeds Accounts. The Obligors hereby agree that the Collateral Control Agent shall have exclusive control of the Sales Proceeds Accounts. Any Net Cash Proceeds of Collateral Dispositions of Primary Collateral received by an Obligor shall be deposited in the Sales Proceeds Accounts no later than the Applicable Deposit Date and shall be held in the Sales Proceeds Accounts pending application of such proceeds to the repayment of Loans or use pursuant to Section 4.02(b), and any such Net Cash Proceeds which for any reason have not yet been deposited into the Sales Proceeds Accounts shall be deemed to be held by such Obligor in trust for the Lenders and shall not be used by any Obligor for any purposes whatsoever.
          (b) The Borrowers shall designate one or more of the Sales Proceeds Accounts as “Servicing Advances Accounts”, and shall cause funds received in respect of the repayment of Primary Collateral consisting of Servicing P&I Advances, Servicing Corporate Advances and Servicing T&I Advances to be deposited in such Servicing Advances Accounts in accordance with Section 4.02(a); provided that until the Servicing Advance Exception End Date, Servicing Advance Exception Funds in an amount not to exceed the Servicing Advance Exception Limit in effect on such day need not be so deposited. Provided that no Default has
Loan Agreement

occurred and is continuing, the Borrowers may withdraw amounts on deposit in such accounts to fund additional Servicing P&I Advances, additional Servicing Corporate Advances and additional Servicing T&I Advances, which additional Servicing P&I Advances, additional Servicing Corporate Advances and additional Servicing T&I Advances shall become Primary Collateral concurrently with such funding.
     Section 4.03. Collections Deposited to Collection Accounts. The Obligors agree, subject to the Account Exceptions, to use all commercially reasonable efforts to restructure their cash management system prior to the Account Transfer Date so as to enable the Collateral Control Agent to exercise control, pursuant to Alternate Account Control Agreements, over all material bank and securities accounts of ResCap and its Subsidiaries intended to contain solely funds and securities of ResCap and its Subsidiaries (excluding the Exempt Cash Reserve Account, accounts of Financing SPVs, accounts of independent third parties, accounts setup for Bilateral Facilities and accounts holding funds held on account for, in trust for, or by ResCap or a Subsidiary as a custodian for, any third party) and cause all liquidity reserves (other than funds permitted to be held in the Exempt Cash Reserve Account) of ResCap and its Subsidiaries to be on deposit in such accounts, subject to such exceptions as the Lender Agent shall agree in writing. No later than the Account Transfer Date and subject to the Account Exceptions and Section 4.02, the Obligors shall arrange for (a) all Collections in respect of the Collateral to be deposited in an Alternate Account or Collection Account no later than the Applicable Deposit Date, (b) all liquidity reserves of ResCap and its Subsidiaries to be held (subject to the Account Exceptions) in the Alternate Accounts or the Collection Accounts and (c) all funds which have been deposited in a Alternate Account to be transferred to a Collection Account within two (2) Business Days of such deposit. To the extent that any funds are not deposited or held in the Collections Accounts or the Alternate Accounts in accordance with the preceding sentence, such funds shall be deemed to be held by such Obligor, in trust for the Lenders and shall not be used by any Obligor for any purposes whatsoever.
     Section 4.04. Withdrawals from Designated Accounts; Account Notices. So long as no Default has occurred and is continuing, the Lender Agent and Lenders shall permit the Obligors to withdraw funds from each Concentration Account, Collection Account, Alternate Account and (to the extent contemplated under Section 4.02) Sales Proceeds Accounts from time to time and the Lender Agent agrees that it will not direct the Collateral Control Agent to provide any notice to any account bank directing such account bank not to honor a request or instruction from any Obligor with respect to any Concentration Account, Collection Account, Alternate Account or Sales Proceeds Account prior to such time.
     Section 4.05. Cash and Cash Equivalents. Deposits in each Concentration Account, Collection Account, Alternate Account or Sales Proceeds Account may be held in cash or Cash Equivalents. To the extent that any funds that do not constitute Collateral or proceeds of Collateral are deposited to any of such Accounts, as such funds are reasonably identified to the Lender Agent in a timely manner, the Lender Agent shall instruct the Collateral Control Agent to release such funds from the Lien of the Security Agreement.
ARTICLE V
CONDITIONS PRECEDENT
Loan Agreement

     Section 5.01. Conditions Precedent. The obligation of the Lenders to make the initial Loan shall be subject to the condition precedent that (a) the Lender Agent shall have received (or waived delivery of) each of the items set forth in Schedule 5.01 (unless otherwise indicated) dated such date, and in such form and substance, as is satisfactory to the Lender Agent; and (b) the other conditions specified in Schedule 5.01 have been satisfied or waived by the Lender Agent.
     Section 5.02. Further Conditions Precedent. The funding of each Loan hereunder (including the initial Loan), and the automatic continuation of each Loan after the termination of the immediately preceding Interest Period related to any Loan, shall in all events be subject to satisfaction of the further conditions precedent set forth in Schedule 5.02 as of the making of such Loan; provided that with respect to (i) the funding of a Revolving Loan requested by the Borrowers to repay the Term Loans, and (ii) the automatic continuation of each Loan after the termination of the immediately preceding Interest Period related to any Loan in accordance with Section 2.09 of this Agreement, only the conditions precedent set forth in paragraphs (b)-(f) of Schedule 5.02 shall be required to be satisfied.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
     Section 6.01. Representations and Warranties of the Borrowers. Each Obligor represents and warrants to each Lender Party that throughout the term of this Agreement (including but not limited to as of the date of each borrowing of a Loan):
          (a) Organization and Good Standing. Each of such Obligor and each of its Subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and has all requisite corporate or limited liability company power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to own the portion of the Collateral that it owns.
          (b) Due Qualification. Each of such Obligor and each of its Subsidiaries is duly qualified to do business, and has obtained all necessary licenses and approvals, in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except to the extent failure to so qualify or to obtain licenses and approvals could not reasonably be expected to have a Material Adverse Effect.
          (c) Power and Authority; Due Authorization. Each of such Obligor and each of its Subsidiaries (i) has all necessary power and authority and legal right to (A) execute and deliver each of the Facility Documents to be executed and delivered by it in connection herewith, (B) carry out the terms of the Facility Documents to which it is a party and (C) borrow the Loans or provide the Guarantee hereunder (as applicable) and grant a security interest or lien in the portion of the Collateral that it owns on the terms and conditions herein provided or as otherwise required by the Facility Documents and (ii) has taken all necessary corporate, partnership or limited liability company action to duly authorize (A) such borrowing, guarantee and/or grant, as
Loan Agreement

appropriate and (B) the execution, delivery, and performance of this Agreement and all of the Facility Documents to which it is a party.
          (d) Binding Obligations. Each Facility Document to which such Obligor and any of its Subsidiaries is a party constitutes, or when duly executed and delivered by such Obligor or Subsidiary will constitute, the legal, valid and binding obligations of such Obligor or such Subsidiary enforceable against it in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
          (e) No Violation. Except for those consents required in connection with the Lenders exercising their rights under Section 8.02 hereof, neither the execution and delivery of the Facility Documents, nor the consummation of the transactions contemplated hereby and thereby, will conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, its organizational documents or any indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which such Obligor or any of its Subsidiaries is a party or by which any of them or their property is otherwise bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the Security Documents, or violate any Requirements of Law applicable to it of any Governmental Authority having jurisdiction over it or any of its properties if such violation, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.
          (f) No Proceedings. There are no proceedings or investigations pending, or to the best of such Obligor’s knowledge threatened in writing, against it before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of any Facility Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document, or (iii) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect; provided, however, that this representation shall not apply to (x) matters that have been disclosed to the Lender Agent in writing prior to closing, or (y) matters arising from the attempts of the Obligors to enforce their rights with respect to the Collateral other than purported or certified class action law suits involving any portion of the Collateral or Supporting Assets consisting of mortgage loans which have a material impact on the enforceability or value of the such mortgage loans or the Lender’s security therein.
          (g) Government Approvals. No authorization, consent, approval, or other action by, and no notice to or filing with, any court, governmental authority or regulatory body or other Person, domestic or foreign, is required for its due execution, delivery or performance of any Facility Document to which such Obligor is a party except for (i) consents that have been obtained in connection with transactions contemplated by the Facility Documents, (ii) filings to perfect the security interest created by the Security Documents and consents required in connection with the First Priority Collateral Agent exercising its rights under Section 8.02 hereof.
Loan Agreement

          (h) Solvent: Fraudulent Conveyance. Such Obligor and its Subsidiaries are Solvent and will not cease to be Solvent due to any Loan or any Guaranty hereunder (both immediately before and after giving effect to such Loan or Guaranty). The amount of consideration being received by an Obligor upon its pledge or provision of any Collateral to the First Priority Collateral Agent for the benefit of the Lender Parties constitutes reasonably equivalent value and fair consideration for such Collateral. No Obligor is pledging or providing any Collateral with any intent to hinder, delay, or defraud any of its creditors.
          (i) Margin Regulations. Margin Stock (as defined in the regulations of the Board) constitutes less than 25% of the value of those assets of it that are subject to any limitation on sale, pledge, or other restriction hereunder. No Obligor is engaged in the business of extending credit for the purpose of buying or carrying Margin Stock, and no proceeds of Loans will be used to purchase or carry Margin Stock or otherwise for a purpose that violates, or would be inconsistent with, F.R.S. Board Regulations T, U or X.
          (j) Accurate Reports. No written information, exhibit, financial statement, document, book, record, or report furnished or to be furnished or caused to be furnished by such Obligor to the Lender Agent or any Lender in connection with the Facility Documents was inaccurate in any material respect as of the date it was dated or (except as otherwise disclosed in writing to the Lenders or the Lender Agent at such time) as of the date so furnished, or contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
          (k) No Default. No Default has occurred and is continuing.
          (l) Investment Company Act. Neither such Obligor nor any of its Subsidiaries is required to register as an “investment company” under the Investment Company Act.
          (m) Taxes. Each of such Obligor and each of its Subsidiaries has filed all material United States federal tax returns and all other material returns that are required to be filed, and has paid all material taxes due pursuant to said returns or pursuant to any assessment received by it, except such taxes, if any, as are being contested in good faith by appropriate proceedings diligently conducted and as to which adequate reserves have been provided in accordance with GAAP. The charges, accruals and reserves on the books of such Obligor in respect of taxes and other governmental charges are, in the opinion of such Obligor, adequate.
          (n) Approved Servicer. With respect to the Borrowers only, each Borrower is approved by Fannie Mae as an approved lender, and GMAC Mortgage is approved by each of Freddie Mac and Ginnie Mae as an approved seller, HUD pursuant to Sections 203 and 211 of the National Housing Act, the FHA as an FHA Approved Mortgagee and Servicer, and the VA as a VA Approved Lender. GMAC Mortgage is approved by Freddie Mac, Fannie Mae and Ginnie Mae as an approved servicer. In each such case, (w) each Borrower is in good standing with Freddie Mac, Ginnie Mae, HUD, the FHA, and/or the VA, as applicable, (x) no circumstances exist that would either entitle Freddie Mac, Ginnie Mae, HUD, the FHA or the VA to revoke or suspend any such approvals or entitle Freddie Mac or Ginnie Mae to terminate
Loan Agreement

any Borrower as servicer for cause under any servicing arrangement, (y) no Borrower has received from Freddie Mac, Ginnie Mae, HUD, the FHA or the VA any notice revoking or suspending, or indicating any intent to revoke or suspend or indicating any adverse fact or circumstance which could reasonably be expected to entitle Freddie Mac, Ginnie Mae, HUD, the FHA or the VA, as the case may be, to revoke or suspend any of the aforementioned approvals, and (z) each FHA Insurance Contract and VA Guaranty Agreement applicable to the Borrowers or any other Obligor or their Subsidiaries is in full force and effect.
          (o) Financial Statements. (i) ResCap has delivered to the Lender Agent a copy of (1) ResCap’s audited, consolidated financial statements dated as of December 31, 2007, comprised of the consolidated statements of income or operations and cash flows for the preceding twelve (12) month period and the consolidated balance sheet as at December 31, 2007, and (2) ResCap’s quarterly consolidated financial report for the period ended March 31, 2008; each was prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year-end audit adjustments; and each of (1) and (2) are correct in all material respects and fairly present the consolidated financial condition of ResCap and its consolidated Subsidiaries, as of the dates thereof and consolidated results of operations for the periods covered thereby and (ii) As of the date of this Agreement, since March 31, 2008, other than as has been previously disclosed by the Borrowers or ResCap to the Lenders or the Lender Agent prior to the date hereof, there has been no change in such financial condition or results of operation that is reasonably likely to have a Material Adverse Effect. Except as discussed in the financial statements, it is not subject to any contingent liabilities or commitments that, individually, or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.
          (p) Chief Executive Office. RFC’s chief executive office is located at One Meridian Crossings, Suite 100, Minneapolis, MN 55423 or at such other location as hereafter disclosed to the Lender Agent in writing. GMAC Mortgage’s chief executive office is located at 1100 Virginia Drive, Fort Washington, PA 19034 or at such other location as hereafter disclosed to the Lender Agent in writing. The chief executive office of the Guarantors are as set forth in Schedule II to the Security Agreement or at such other locations as hereafter disclosed to the Lender Agent in writing.
          (q) Location of Books and Records. The location where such Obligor keeps its books and records, including all electronic files and records relating to the Collateral that it owns, is its chief executive office or such other location as disclosed to the Lender Agent in writing.
          (r) Compliance with Laws. It is in compliance in all material respects with all applicable Requirements of Law; provided that any such failure to comply with applicable Requirements of Law with respect to MHF Assets resulting solely from a default by a third-party customer of MHF in the performance of its obligations (including any obligation to comply with law) to MHF shall not constitute an Event of Default unless such failure to comply could reasonably be expected to give rise to liabilities payable out of Collateral other than MHF Assets.
          (s) [Reserved].
Loan Agreement

          (t) ERISA. Each Pension Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Internal Revenue Code and all other applicable Federal and State laws, and no event has occurred or is reasonably expected to occur with respect to any such Pension Plan or any Multiemployer Plan that has resulted in or is reasonably expected to result in a Material Adverse Effect.
ARTICLE VII
COVENANTS
     Section 7.01. Affirmative Covenants of the Obligors. Each Obligor covenants and agrees with the Lender Parties that, until all Loans and other Obligations have been paid in full in cash and the Commitments have terminated or expired, such Obligor will perform or cause to be performed the obligations set forth below in this Article VII:
          (a) Compliance with Laws, Etc. Each of such Obligor and each of its Subsidiaries shall comply in all material respects with all applicable Requirements of Law, provided that any such failure to comply with applicable Requirements of Law with respect to MHF Assets resulting solely from default by a third-party customer of MHF in the performance of its obligations (including any obligation to comply with law) to MHF shall not constitute an Event of Default unless such failure to comply could reasonably be expected to give rise to liabilities payable out of Collateral other than MHF Assets.
          (b) Performance and Compliance with Agreements. Each Obligor and each Subsidiary thereof shall comply with all provisions, covenants and other promises required to be observed by it under each of the Facility Documents to which it is a party (subject to all applicable grace periods as provided therein).
          (c) Taxes. Each of such Obligor and each of its Subsidiaries shall pay and discharge promptly when due all material taxes and governmental charges imposed upon it or upon its income or profits or in respect of its property, in each case before the same shall become delinquent or in default and before penalties accrue thereon, unless and to the extent such taxes are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves shall, to the extent required by GAAP, have been set aside.
          (d) Due Diligence. Such Obligor agrees and acknowledges that (i) the Lender Agent, at such party’s own expense except as set forth as provided herein, has the right to perform continuing due diligence reviews with respect to the Collateral, for purposes of verifying compliance with the representations, warranties, and specifications made hereunder and under the other Facility Documents, or otherwise, and (ii) the Lender Agent and its Responsible Officers will be permitted during normal business hours to examine, inspect, make copies of, and make extracts of, any and all documents, records, agreements, instruments or information relating to the Collateral in its possession. Notwithstanding anything to the contrary herein, the Borrowers shall jointly and severally reimburse the Lender Agent for any and all out-of-pocket costs and expenses reasonably incurred by such party and its respective designees and agents in connection with the ongoing due diligence and auditing activities (A) not more than once a year,
Loan Agreement

if no Event of Default has occurred and is continuing and (B) at all times during any period in which an Event of Default has occurred and is continuing.
          (e) Legal Existence, etc. Such Obligor shall (i) preserve and maintain its legal existence and good standing and the legal existence and good standing of its Subsidiaries and, except to the extent such failure to so preserve and maintain is not reasonably expected to have a Material Adverse Effect, preserve and maintain all of its rights, privileges, authorizations, approvals, licenses and franchises; and (ii) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied.
          (f) Financial Statements. ResCap shall deliver each of the following to the Lender Agent:
               (i) as soon as available, but not later than forty-five (45) calendar days after the end of each fiscal quarter ending on March 31, June 30 and September 30, ResCap’s unaudited consolidated balance sheet as at the end of such fiscal quarter, the related unaudited, consolidated statement of income for such quarter and the portion of the fiscal year through the end of such quarter and the related unaudited consolidated statements of retained earnings and cash flows for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year;
               (ii) as soon as available, but not later than ninety (90) days after the end of each fiscal year ResCap’s audited consolidated balance sheet as at the end of such fiscal year and the related consolidated statements of income and retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of an independent certified public accountant of recognized national standing, which report shall state that such consolidated financial statements present fairly ResCap’s consolidated financial position and the results of its operations for the periods indicated in conformity with GAAP, consistently applied. Such opinion shall not be qualified or limited because of a restricted or limited examination by the independent auditor of any material portion of its books and records and shall have no “going concern” qualification;
               (iii) as soon as available, but not later than thirty (30) days after the end of each calendar month ResCap’s consolidated balance sheet as at the end of such calendar month and the related consolidated statements of income for such calendar month, setting forth in each case in comparative form the figures for the previous calendar month, and certified by a Responsible Officer of ResCap as fairly presenting in all material respects, in accordance with GAAP, consistently applied, as at the end of, and for such period, ResCap’s consolidated financial position and the results of ResCap’s consolidated operations; and
               (iv) concurrently with the delivery of the financial statements referred to in subsections 7.01(f)(i), (ii), and (iii), a duly completed Compliance Certificate executed by a Responsible Officer of ResCap.
          (g) Required Reports; Additional Information. The Borrowers will at the times specified in Schedule 7.01(g) attached hereto deliver to the Lender Agent the reports identified in such schedule, a Reinvestment Schedule and a Reinvestment Certificate, and
Loan Agreement

promptly furnish to the Lender Agent all notices of all final written audits, examinations, evaluations, reviews and reports of the Obligors’ origination and servicing operations by any state mortgage banking licensing agency or instrumentality (including those prepared on a contract basis for any such agency) in which there are material adverse findings, including without limitation notices of termination or impairment of approved status, and notices of probation, suspension or non-renewals, and such other information, documents, records or reports with respect to the Collateral or the conditions or the Obligors’ operations, financial or otherwise, as the Lender Agent may from time to time reasonably request.
          (h) Peak Score. GMAC Mortgage shall maintain a monthly Peak Score from Fannie Mae which equates to a score of “Excellent” or better.
          (i) Quality Control. Each of such Obligor and each of its Subsidiaries shall conduct quality control reviews of its servicing operations in accordance with industry standards and past practice. Each Obligor shall report to the Lender Agent quality control findings as such reports are produced and upon reasonable request by the Lender Agent.
          (j) Insurance. Such Obligor shall maintain such insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.
          (k) Use of Proceeds. The Borrowers (and ResCap, to the extent such proceeds are distributed to it through a Permitted Restricted Payment) shall use the proceeds of the Loans (i) to repay Indebtedness of ResCap existing on the Closing Date on or prior to the maturity thereof, (ii) to acquire assets in accordance with this Agreement and the other Facility Documents, and (iii) for other working capital purposes.
          (l) Accounts. (i) ResCap shall not hold in the Exempt Cash Reserve Account any amount in excess of the sum of $250,000,000 and any investment earnings on such amount accrued and retained therein, and (ii) on or before the Account Transfer Date, the Obligors will (subject to the provisions of Sections 4.02 and 4.03 and the Account Exceptions) insure that all Collections with respect to Collateral (other than funds deposited in the Exempt Cash Reserve Account as described above) are deposited directly into the Collection Accounts and/or one or more Alternate Accounts.
          (m) Custodial Procedures. On or before the Custodial Transfer Date, the Borrowers and Obligors will enter into one or more schedules to the Master Custody Agreement attached hereto as Schedule 7.01(m) governing the custody of certain documentation for Primary Collateral consisting of Mortgage Loans, in form and substance satisfactory to the Lender Agent.
          (n) Collections and Net Cash Proceeds Reporting. The Borrowers will, within ten Business Days of the end of each calendar month, provide a written statement to the Lender Agent and each Lender of (i) the aggregate Net Cash Proceeds of all Collateral Dispositions of Primary Collateral of the Obligors and their Subsidiaries, (ii) the aggregate Fair Value of the Reinvestment Collateral received as Permitted Consideration for Collateral Dispositions of
Loan Agreement

Primary Collateral of the Obligors and their Subsidiaries, (iii) the aggregate Collections received relating to Primary Collateral, in each case during the immediately preceding calendar month, and (iv) the Fair Value of the Primary Collateral of each Obligor at the beginning of such calendar month and at the end of such calendar month.
          (o) REO Property. With respect to any Primary Collateral consisting of REO Property (other than REO Property held by BCG), the Obligors will obtain a broker price opinion every ninety (90) days for so long as such Primary Collateral is retained.
          (p) Servicing of Collateral. Such Obligor will ensure, and will direct its Subsidiaries to ensure, that the Collateral owned by it or its Subsidiaries (as applicable) is serviced and administered at all times in accordance with the procedures (including but not limited to collection and enforcement procedures, the maintenance of insurance, custodial arrangements, documentation retention, and the making of servicer advances, including servicer advances with respect to residential mortgage assets (excluding BCG Assets)) that each Borrower or other Obligor (as the case may be) customarily employs and exercises (or requires to be employed or exercised by those servicing its other assets) in its good faith business judgment and which are normal and usual in the servicing of its other assets, and that such servicing and administration is conducted in the best interest of and for the benefit of the Lender Parties.
          (q) Structuring for Eligible Collateral Acquisition, Excluded Assets, Non-UCC Assets. Such Obligor will use commercially reasonable efforts to (i) structure future Permitted Funding Indebtedness and asset acquisitions in a manner that will enable the Borrowers and the Obligors to acquire Eligible Assets that may become Reinvestment Collateral, (ii) cause any Excluded Asset (other than assets that were Excluded Assets pursuant to clauses (b), (c), (d), (f) or (g) of the definition thereof on the Closing Date) to become eligible for inclusion in the Collateral, (iii) perfect the Lien created under the Security Agreement with respect to all Non-UCC Assets with a Fair Value greater than $50,000,000.
          (r) Further Assurances. Such Obligor will, and will cause each of its Subsidiaries to, at its own expenses promptly execute and deliver to the Lender Agent, the First Priority Collateral Agent or the Collateral Control Agent all such other documents, agreements and instruments reasonably requested by the Lender Agent, the First Priority Collateral Agent or the Collateral Control Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrowers and the Guarantors in the Facility Documents, if requested, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Facility Documents, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Lender Agent, in connection therewith. Each Obligor hereby authorizes, without obligation, the Lender Parties to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of any Collateral or any part thereof or any other collateral without the signature of any Obligor where permitted by law. Without limiting the foregoing, each Obligor agrees that the Lender Agent and the First Priority Collateral Agent are hereby authorized to file, at such times as the Lender
Loan Agreement

Agent deems necessary or desirable, UCC financing statements naming it and its Subsidiaries as debtor and describing the collateral as “all personal property” or “all assets” of such debtor whether now or hereafter acquired, or words of like import.
          (s) Additional Guarantors.
               (i) ResCap and the Borrowers will, contemporaneously with the direct or indirect acquisition of any Person which upon such acquisition is, or of any asset which causes the Subsidiary acquiring such assets (without regard to any other assets of such Subsidiary) to be, a Significant Subsidiary (other than an Excluded Subsidiary), cause such Person or Subsidiary to execute a joinder agreement in form and substance reasonably satisfactory to the Lender Agent whereby such Person or Subsidiary unconditionally agrees to become a party to, and assume all obligations under, this Agreement as a Guarantor.
               (ii) ResCap and the Borrowers will, contemporaneously with the guarantee by any Subsidiary of any Indebtedness of ResCap or any other Guarantor, cause such Subsidiary (unless such Subsidiary is already a Guarantor) to execute a joinder agreement in form and substance reasonably satisfactory to the Lender Agent whereby such Subsidiary unconditionally agrees to become a party to, and assume all Obligations as a Guarantor.
               (iii) ResCap and the Borrowers will, within forty-five (45) days after the end of each of the first three fiscal quarters of each year and ninety (90) days after the end of each fiscal year, cause each Person that is a Significant Subsidiary (other than an Excluded Subsidiary) as of the end of such quarter or fiscal year that is not already a Guarantor to execute a joinder agreement in form and substance reasonably satisfactory to the Lender Agent whereby such Person unconditionally agrees to become a party to, and assume all obligations under, this Agreement as a Guarantor.
          (t) Terms of Bilateral Facilities. The Obligors shall (i) give not less than ten (10) Business Days’ prior written notice to the Lender Agent of any amendment of any Bilateral Facility to (x) the definition of “Solvent” or an equivalent or any representation relating to solvency contained in any such Bilateral Facility, (y) the definition of “Change of Control” or the equivalent in any such Bilateral Facility, or (z) any of the definitions of the terms that comprise the definitions referenced in clauses (x) or (y) above or the representation related to solvency contained in any such Bilateral Facility, and (ii) no later than the date on which such provision(s) shall be amended under any Bilateral Facility, enter into such amendments hereto as may be required by the Lender Agent to conform in all material respects to the related provisions of this Agreement to such amendment(s).
          (u) Clear Lien Exceptions. The Obligors will ensure that the Identified Lien Exceptions (other than those denoted with an asterix on Schedule VI(a) to the Security Agreement) cease to be Liens on any portion of the Collateral on or prior to June 30, 2008.
     Section 7.02. Negative Covenants of the Obligors. Each Obligor covenants and agrees with the Lender Parties that, until all Loans and other Obligations have been paid in full in cash and the Commitments have terminated or expired, it shall not, and shall not permit any Subsidiary to:
Loan Agreement

          (a) other than in accordance with Section 7.02(k), take any action that would directly or indirectly materially impair or materially adversely affect its title to, or the value of, the Collateral; provided that (i) actions in accordance with the Credit and Collection Policies, (ii) modifications implemented in a good faith attempt to increase the recovery on, or collectibility of, delinquent or distressed Collateral or (iii) Collateral Dispositions otherwise permitted hereunder shall not constitute a violation of this Section 7.02(a);
          (b) engage in any line of business activity other than the businesses in substantially the same fields of enterprise are conducted on the date hereof;
          (c) amend, modify or waive any term or condition of any Facility Document, or consent to any amendment, modification or waiver of any term or condition of any Facility Document, without the prior written consent of the requisite Lenders (as specified in Section 13.01);
          (d) change its name, organizational identification number, organizational structure or its state of incorporation, organization or formation unless it shall have given the Lender Agent at least thirty (30) days’ prior written notice thereof and unless, prior to any such change, it shall have filed, or caused to be filed, such financing statements or amendments and taken such further action as any Lender or the Lender Agent determines may be reasonably necessary to continue the perfection and priority of the First Priority Collateral Agent’s interest (on behalf of the Lender Parties) in the Collateral;
          (e) [Reserved];
          (f) at any time create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness;
          (g) directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment either (i) (A) no Default shall have occurred and be continuing or will occur as a consequence thereof and (B) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Closing Date (excluding Restricted Payments described in clauses (b), (c), (d), (e), (f) and (g) of the definition of Permitted Restricted Payments), shall not exceed the Restricted Payment Maximum Amount or (ii) such Restricted Payment is a Permitted Restricted Payment;
          (h) at any time create or suffer to exist any Lien (other than any Permitted Liens) on any of its assets or property (whether now owned or hereafter acquired) which is Collateral;
          (i) if, on any Business Day, the aggregate amount of Consolidated Liquidity shall be less than $750,000,000, ResCap shall within two (2) Business Days (if such Business Day is a Remittance Date) or (in all other cases) one (1) Business Day, cause the aggregate amount of Consolidated Liquidity to be not less than $750,000,000; provided that, at no time shall ResCap permit the aggregate amount of Consolidated Liquidity to be less than $450,000,000; provided further that, at no time shall ResCap permit the aggregate amount of
Loan Agreement

unrestricted and unencumbered (x) cash (consisting solely of United States dollars held at all times in the United States by ResCap on a consolidated basis (excluding GMAC Bank)), and (y) Cash Equivalents held by ResCap on a consolidated basis (excluding GMAC Bank) (consisting solely of (i) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, and (ii) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clause (i)) to be less than $250,000,000.
          (j) permit, as of the last Business Day of each fiscal month of ResCap, the Consolidated Tangible Net Worth of ResCap to be less than $250,000,000;
          (k) consummate a Collateral Disposition unless (i) it (or the applicable Subsidiary, as the case may be) receives consideration in the form of Permitted Consideration, and (ii) at the time of the Collateral Disposition, the Permitted Consideration received in such Collateral Disposition by it or such Subsidiary is at least substantially equivalent to the Fair Value of the Primary Collateral or Supporting Assets issued or sold or otherwise disposed of; provided that this clause (k) will not apply to MHF Assets;
          (l) except for Affiliate Transactions engaged by or with any Excluded Subsidiary, directly or indirectly, engage in any Affiliate Transaction which is not a Permitted Affiliate Transaction unless (i) such Affiliate Transaction is on terms that are not materially less favorable to it or the relevant Subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by it or such Subsidiary with an unaffiliated party (provided that any transactions between Obligors shall be in compliance with the corporate governance policies of each such Obligor), (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $250,000,000, it delivers to the Lender Agent a resolution adopted in good faith by the majority of its Board of Directors approving such Affiliate Transaction and set forth in an officers’ certificate certifying that such Affiliate Transaction complies with clause (i) above, and (iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions (other than Servicing Advance Factoring Sales) involving aggregate consideration in excess of $500,000,000, it obtains and delivers to the Lender Agent a written opinion of a nationally recognized independent third-party investment banking, accounting or appraisal firm acceptable to the Lender Agent stating that the transaction is fair to it or such Subsidiary, as the case may be, from a financial point of view;
          (m) amend or otherwise modify its organizational documents if the result would have a material adverse effect on the Lender Parties (including on the rights or remedies of the Lender Parties);
          (n) amend or otherwise modify the 2010 Indenture or the 2015 Indenture if the result of such amendment or modification could reasonably be expected to result in a Material Adverse Effect or materially adversely effect the Lender Parties or their rights, priority and/or remedies under the Facility Documents;
          (o) enter into any agreement (other than a Facility Document) prohibiting, restricting or otherwise limiting (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (other than limits arising from the
Loan Agreement

2010 Indenture or the 2015 Indenture or agreements governing Permitted Funding Indebtedness and Permitted Refinancing Indebtedness restricting Liens on any collateral covered by Permitted Liens arising under such agreements), (ii) the ability of any Obligor to amend or otherwise modify any Facility Document, or (iii) the ability of any Obligor or other Significant Subsidiary to make any payments, directly or indirectly, to the Borrowers or any Guarantor, including by way of dividends, distributions, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments (including, without limitation, entering into any agreement by any Obligor or other Significant Subsidiary that requires distributions otherwise payable to the Borrowers to be escrowed or to be subject to a sinking fund or other similar restriction or to be paid to another Person);
          (p) permit ResCap, the Borrowers, any other Obligor or any Significant Subsidiary of ResCap to merge or consolidate with any other corporation or other entity or sell, assign, transfer, lease or otherwise convey all or substantially all of its property or assets to any Person, or permit any Subsidiary of such foregoing entities to do so, unless (i) such entity is the survivor or such entity’s successor is a person organized and existing under the laws of the United States or a state thereof and expressly assumes all of such entity’s obligations under this Agreement and the other Facility Documents; (ii) immediately after giving effect to such consolidation, merger, sale or conveyance, no Default shall have occurred and be continuing; and (iii) each Guarantor confirms that each of its guarantees with respect to the Facility Documents shall remain in full force and effect; provided that none of ResCap, the Borrowers, any other Obligor or any Significant Subsidiary of ResCap shall merge or consolidate with GMAC Bank such that GMAC Bank is the surviving entity or sell, assign, transfer, lease or otherwise convey all or substantially all of its property or assets to GMAC Bank, or permit any of their Subsidiaries to do so;
          (q) permit ResCap to directly own any assets other than (i) Equity Interests of the other Obligors, (ii) assets in respect of hedging arrangements, (iii) so long as no Event of Default has occurred and is continuing, cash and cash equivalents and other immaterial assets in the ordinary course of business consistent with past practice, (iv) assets which are subject to a Lien as Collateral under the Security Documents and (v) the Exempted Cash Reserve Account;
          (r) use the Net Cash Proceeds from any Servicing Advance Factoring Sale for any purpose other than (i) during the Deferral Period, the funding of servicing advances and (ii) the purchase of Eligible Assets consisting of Servicing T&I Advances, Servicing P&I Advances or Servicing Corporate Advances which become Primary Collateral; or
          (s) permit the Servicing Advance Exception Funds on any day to exceed the Servicing Advance Exception Limit.
     Section 7.03. Notice of Certain Occurrences. Each Obligor covenants and agrees with the Lender Parties that, until all Loans and other Obligations have been paid in full in cash and the Commitments have terminated or expired:
          (a) Defaults. As soon as possible, but in any event within one Business Day, after any Obligor obtains knowledge of any Default, it shall furnish or cause to be furnished to the Lender Agent, the First Priority Collateral Agent and the Collateral Control Agent a written
Loan Agreement

statement of a Responsible Officer of the Borrowers setting forth details of such Default and the action that it proposes to take with respect thereto;
          (b) Litigation. As soon as possible, but in any event within ten (10) Business Days, after any Obligor obtains knowledge thereof, it shall furnish or cause to be furnished to the Lender Agent, the First Priority Collateral Agent and the Collateral Control Agent notice of any material action, suit or proceeding instituted by or against it or any of its Subsidiaries in any federal or state court or before any commission, regulatory body or Governmental Authority;
          (c) Material Adverse Effect. Within one Business Day of it becoming aware of any event or circumstance that could reasonably be expected to have a Material Adverse Effect, it shall furnish or caused to be furnished to the Lender Agent, the First Priority Collateral Agent and the Collateral Control Agent written notice of such event or circumstance;
          (d) Change of Control. It shall furnish or caused to be furnished to the Lender Agent, the First Priority Collateral Agent and the Collateral Control Agent notice of any Change of Control upon the occurrence of such event;
          (e) Event of Default. Within three Business Days after any Obligor obtains knowledge thereof, it shall furnish or cause to be furnished to the Lender Agent, the First Priority Collateral Agent and the Collateral Control Agent notice of any default or event of default under any organizational or constitutive document of any Obligor;
          (f) Adverse Judgment. Within three Business Days after the entry of a judgment or decree against any Obligor in an amount in excess of $25,000,000, it shall furnish or cause to be furnished to the Lender Agent, the First Priority Collateral Agent and the Collateral Control Agent notice thereof;
          (g) Accounting Policies. It shall furnish or cause to be furnished to the Lender Agent, the First Priority Collateral Agent and the Collateral Control Agent within three Business Days notice of any material change in accounting policies or financial reporting practices of the Obligor, except for those changes that are in conformity with new or revised GAAP;
          (h) Rating. Within three Business Days after any Obligor obtains knowledge thereof, it shall furnish or cause to be furnished to the Lender Agent, the First Priority Collateral Agent and the Collateral Control Agent notice of any decrease in the servicer rating of any Servicer by any Agency;
          (i) Agency Termination. Upon the receipt by any Obligor of any notice received from Freddie Mac, Fannie Mae or Ginnie Mae terminating, or indicating any intent to terminate, or indicating any adverse fact or circumstance which could reasonably be expected to entitle Freddie Mac, Fannie Mae or Ginnie Mae to terminate, such Obligor for cause from any servicing arrangement with such agency, it shall furnish or cause to be furnished to the Lender Agent, the First Priority Collateral Agent and the Collateral Control Agent notice thereof;
          (j) Agency Suspension. Upon the receipt by any Obligor of any notice received from any Freddie Mac, Fannie Mae, Ginnie Mae, HUD, the FHA or the VA revoking or
Loan Agreement

suspending, or indicating any intent to revoke or suspend, or indicating any adverse fact or circumstance which could reasonably be expected to entitle such agency to revoke or suspend any of the approvals granted to such Obligor that are referenced in Section 6.01(n) hereof, it shall furnish or cause to be furnished to the Lender Agent, the First Priority Collateral Agent and the Collateral Control Agent notice thereof;
          (k) Insurance Coverage. Within three Business Days after any Obligor obtains knowledge thereof, it shall furnish or cause to be furnished to the Lender Agent, the First Priority Collateral Agent and the Collateral Control Agent notice of any material change in the insurance coverage maintained by such Obligor or any other person to comply with the requirements of this Agreement, with a copy of evidence of the same.
          (l) ERISA. As soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of any Obligor knows, or with respect to any Pension Plan or Multiemployer Plan to which any Obligor or any of their respective Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any such Pension Plan or Multiemployer Plan has occurred or exists, such Obligor will deliver to the Lender Agent, the First Priority Collateral Agent and the Collateral Control Agent a statement signed by a senior financial officer of the relevant Obligor setting forth details respecting such event or condition and the action, if any, that such Obligor or one of its Subsidiaries proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Obligor or such Subsidiary with respect to such event or condition):
     (A) any reportable event, as defined in Section 4043(b) of ERISA, with respect to a Pension Plan, as to which the PBGC has not by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA, such that Section 430(k) of the Internal Revenue Code would apply, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(c) of the Internal Revenue Code) and any request for a waiver under Section 412(c) of the Internal Revenue Code for any Pension Plan;
     (B) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Pension Plan or any action taken by any Obligor or one of their respective Subsidiaries to terminate any Pension Plan;
     (C) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or the receipt by any Obligor or one of their respective Subsidiaries of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;
     (D) the complete or partial withdrawal from a Multiemployer Plan by any Obligor or any of their respective subsidiaries that results in liability to such Obligor or Subsidiary under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Obligor from a Multiemployer Plan that it is in
Loan Agreement

reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;
     (E) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Obligor or one of their subsidiaries to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) calendar days; and
     (F) the failure of any Pension Plan to meet the requirements of Section 436 of the Internal Revenue Code, resulting in a loss of tax-exempt status of the trust of which such Pension Plan is a part under Section 401(a)(29) of the Internal Revenue Code.
          (m) Other. Promptly, from time to time, it will furnish to the Lender Agent, each Lender, the First Priority Collateral Agent and the Collateral Control Agent such other information, documents, records or reports with respect to the Collateral or its corporate affairs, conditions or operations, financial or otherwise, as the Lender Agent, any Lender, the First Priority Collateral Agent or the Collateral Control Agent may from time to time reasonably request.
ARTICLE VIII
EVENTS OF DEFAULT
     Section 8.01. Events of Default. The following events shall be “Events of Default”:
          (a) The Borrowers shall fail to pay the principal of, or interest on, any Loan when due (whether at stated maturity, upon acceleration or otherwise); or any Obligor shall fail to make any other payment or deposit to be made by them hereunder or under any Facility Document when due and such failure shall continue for two (2) Business Days;
          (b) Any representation or warranty made or deemed to be made by an Obligor (or any of such Obligor’s officers) under or in connection with this Agreement or any other Facility Document, or any written information, certificate, or report delivered pursuant hereto or to any Facility Document shall prove to have been false or misleading in any material respect when made or repeated or deemed to have been made, furnished or repeated after the earlier of (i) such Obligor having actual knowledge thereof and (ii) written notice of such default from any Lender or the Lender Agent;
          (c) Any Obligor (i) shall fail to comply with the requirements of any of Section 7.01(e), 7.01(k), 7.02(a), 7.02(h) through (l), 7.02(p), 7.03(a), 7.03(c), 7.03(i) or 7.03(j) hereof or (ii) shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Facility Document (other than with respect to the making of any payment or other breach under this Article VIII or as set forth in clause (i) of this Section 8.01(c)) on its part to be performed or observed and any such failure shall remain unremedied for ten (10) Business Days after the earlier of (x) any Obligor having actual knowledge thereof and (y) written notice of such default from the Lender Agent or any Lender to the Borrowers;
          (d) An Event of Bankruptcy shall have occurred with respect to any Obligor;
Loan Agreement

          (e) Any Indebtedness arising under a Bilateral Facility or any other Indebtedness (excluding Non-Recourse Debt) of ResCap or any of its Subsidiaries in excess of $25,000,000, individually or in the aggregate, (i) is not paid when due or within any applicable cure period set forth in any agreement or instrument relating to such indebtedness, (ii) is declared due and payable before its normal or agreed maturity by reason of default (however described) or (iii) is the subject of any other “event of default” or other breach or failure to perform, in either case which remains after the expiration of any applicable grace period under such agreement;
          (f) The failure by any Obligor to pay one or more final judgments for the payment of money aggregating in excess of $25,000,000 rendered against such Person which are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay;
          (g) This Agreement, any Note, any Facility Document or any Security Document (other than the Intercreditor Agreement) shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto, or the Lien granted under the Security Documents ceases to be in full force and effect or, in each case, any Obligor or any other Person shall contest in any manner such effectiveness, validity, binding nature or enforceability;
          (h) The Collateral Control Agent or the First Priority Collateral Agent (for the benefit of the Lender Parties) does not, or ceases to, have a perfected first priority security interest in the Collateral or any material part thereof (other than with respect to Permitted Liens) other than as a result of a release of such security interest by the First Priority Collateral Agent in accordance with the Facility Documents, and such default continues unremedied for a period of one (1) Business Day after the earlier of (i) either Borrower having actual knowledge thereof and (ii) written notice of such default from the Lender Agent, the First Priority Collateral Agent or any Lender to the Borrowers;
          (i) A Change of Control shall occur with respect to any Obligor, without the prior written consent of each Lender, which consent shall not be unreasonably withheld;
          (j) ResCap shall fail to, on or before July 28, 2008, either pay in full and retire, or otherwise cease to have the obligations to repay, its existing $1.75 billion bank term loan facility described in the Exchange Offer OM;
          (k) (i) Any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan; (ii) any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Sections 412 or 430 of the Code or Section 302 of ERISA) applicable to such Pension Plan, that has not been waived, shall exist with respect to any Pension Plan; (iii) any Lien in favor of the PBGC or a Pension Plan shall arise on the assets of any Obligor; (iv) a reportable event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Pension Plan, which reportable event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender Agent, likely to result in the termination of such Pension Plan for purposes of Title IV
Loan Agreement

of ERISA; (v) any Pension Plan shall terminate for purposes of Title IV of ERISA in a distress termination as defined in Section 4041 of ERISA; (vi) any Obligor shall, or in the reasonable opinion of the Lender Agent is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan; (vii) if the assets of any Obligor are treated as “plan assets” within the meaning of 29 C.F.R. 2510.3-101 as modified by Section 3(42) of ERISA; or (viii) any other event or condition shall occur or exist with respect to a Pension Plan or Multiemployer Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral, or any of the Lenders’ rights therein;
          (l) Any of the following shall occur: (i) the Intercreditor Agreement or any provision thereof shall cease to be in full force and effect, or (ii) any Lien securing or purporting to secure Second Priority Claims (as defined in the Intercreditor Agreement) or Third Priority Claims (as defined in the Intercreditor Agreement) or any other obligations of any Obligor to any party (other than a “First Priority Secured Party” as defined in the Intercreditor Agreement) subject to the Intercreditor Agreement shall, for any reason, cease to be subordinated to the Lien securing or purporting to secure the First Priority Claims (as defined in the Intercreditor Agreement) in accordance with the terms of the Intercreditor Agreement;
          (m) The Obligors shall fail to satisfy any of the Post-Closing Requirements in all material respects.
     Section 8.02. Remedies.
          (a) Optional Acceleration. Upon the occurrence of an Event of Default (other than an Event of Default described in Section 8.01(d)), the Lender Agent may (and shall if directed by the Required Lenders) by written notice to the Borrowers, terminate the Facility, terminate the Commitments, and declare all Loans and all other Obligations to be immediately due and payable.
          (b) Automatic Acceleration. Upon the occurrence of an Event of Default described in Section 8.01(d), the Commitments shall automatically terminate and the Loans and all other Obligations shall be immediately due and payable, without demand or notice of any kind.
          (c) Remedies. Upon any acceleration of the Loans pursuant to this Section 8.02, the Lender Parties, in addition to all other rights and remedies under this Agreement or otherwise, shall have all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Each of the Obligors agrees, upon the occurrence of an Event of Default and notice from the Lender Agent, to assemble, at their expense, all of the Collateral that is in their possession (whether by return, repossession, or otherwise) at a place designated by the Lender Agent. All costs incurred by the Lender Parties in the collection of all Obligations, and the enforcement of their rights hereunder, including attorneys’ fees and legal expenses, shall constitute Obligations and be paid out of the Collateral. Without limiting the foregoing, upon the occurrence of an Event of Default and the acceleration of the Loans pursuant to this Section 8.02, the Lender Agent, the Collateral Control Agent, the First Priority Collateral Agent and any Lender may, to the fullest extent permitted by
Loan Agreement

applicable law, without notice, advertisement, hearing or process of law of any kind, (i) enter upon any premises where any of the Collateral which is in the possession of any Obligor (whether by return, repossession, or otherwise) may be located and take possession of and remove such Collateral, (ii) sell any or all of such Collateral, free of all rights and claims of the Obligors therein and thereto, at any public or private sale, and (iii) bid for and purchase any or all of such Collateral at any such sale. Any such sale shall be conducted in a commercially reasonable manner and in accordance with applicable law. Each of the Obligors hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Lender Parties of any of their rights and remedies upon the occurrence of an Event of Default. Each of the Lender Parties and the Obligors shall have the right (but not the obligation) to bid for and purchase any or all Collateral at any public or private sale. Each of the Obligors hereby agrees that in any sale of any of the Collateral, the Lender Parties are hereby authorized to comply with any limitation or restriction in connection with such sale as they may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority, and each of the Obligors further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner. The Lender Parties shall not be liable for any sale, private or public, conducted in accordance with this Section 8.02(c). If an Event of Default occurs, and upon acceleration of the Loans hereunder, the Loans and all other Obligations shall be immediately due and payable, and collections on the Collateral and proceeds of sales and securitizations of Collateral will be used to pay the Obligations. At any time after an Event of Default has occurred and is continuing, the Lender Agent may (and shall at the direction of any Lender) appoint, at its own expense, one or more third parties to service all or a portion of the Collateral by giving written notice thereof to the Obligors; provided that any such appointment shall not conflict with any existing contractual servicing arrangements with respect to the Collateral. Each Obligor agrees that it will cooperate with and assist any such third-party servicer (including providing access to, and transferring, all records and allowing the new servicer to use (to the extent legally permissible) all licenses, hardware or software necessary or desirable to service the Collateral).
ARTICLE IX
ASSIGNMENT, PARTICIPATION
     Section 9.01. Assignments.
          (a) No Obligor may assign its rights, interests, liabilities or obligations hereunder or under the other Facility Documents without the prior written consent of each Lender.
Loan Agreement

          (b) Any Lender may, with the prior written consents of the Lender Agent and (so long as no Default exists and provided that such consent shall not be unreasonably withheld, delayed or conditioned) the Borrowers, at any time assign and delegate to one or more commercial banks or financial institution or other Eligible Assignees (an “Assignee”) all or any fraction of such Lender’s rights under this Agreement (including all or a portion of its outstanding Loans and Commitment); provided that:
               (i) the amount of the Commitments (which for this purpose includes Loans outstanding thereunder) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Lender Agent) shall not be less than $10,000,000, unless (A) the Lender Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld, conditioned or delayed); (B) such assignment is an assignment of the entire remaining amount of the assigning Lender’s Commitments and Loans at the time owing to it; (C) such assignment is an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender; or (D) such assignment is to one or more Eligible Assignees managed by an Affiliate of such Eligible Assignee(s) and the aggregate amount of such assignments is not less than $10,000,000;
               (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, and/or the Commitments assigned; and
               (iii) the assigning Lender and the Assignee shall have executed and delivered to the Borrowers and the Lender Agent, an Assignment and Acceptance, together with any documents required to be delivered thereunder, together with a processing and recordation fee of $3,500 to the Lender Agent (which fee may be waived or reduced by the Lender Agent in its sole discretion) and, if such Assignee is not then a Lender, administrative details information with respect to such Assignee.
          (c) Upon acceptance thereof by the Lender Agent, from and after the effective date specified in each Assignment and Acceptance, (i) the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, subject to Section 13.11, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of any provisions of this Agreement that by their terms survive the termination of this Agreement). If the consent of the Borrowers to an assignment is required hereunder, each Borrower shall be deemed to have given its consent ten (10) days after the date notice thereof has been delivered by the assigning Lender unless such consent is expressly refused by a Borrower prior to such tenth day.
          (d) The Lender Agent shall record each assignment made in accordance with this Section in the Register pursuant to Section 2.02(b) and periodically give the Borrowers notice of such assignments. The Register shall be available for inspection by the Borrowers and
Loan Agreement

any Lender, as to its Commitment and outstanding Loans only, at any reasonable time and from time to time upon reasonable prior notice.
          (e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (f) Any attempted assignment and delegation not made in accordance with this Section 9.01 shall be null and void.
     Section 9.02. Evidence of Assignment. Within five (5) Business Days after effectiveness of any assignment, the Borrowers shall execute and deliver to the Lender Agent (a) for delivery to the Assignee, a new Note or, if the Assignee was already a holder of a Note immediately prior to such effectiveness, a replacement Note in the appropriate principal amount based on such Assignee’s Commitments after giving effect to such assignment; and (b) if the assigning Lender still holds any Commitment, for delivery to the assigning Lender, a replacement Note in the appropriate principal amount based on such Assignee’s Commitments after giving effect to such assignment. Each such Note shall be dated the effective date of such assignment.
     Section 9.03. Rights of Assignee, Evidence of Assignment. From and after the date on which the conditions described in Section 9.01(b) have been met, the assigning Lender shall be released from its obligations hereunder to the extent of the rights and obligations hereunder that have been assigned pursuant to the Assignment and Acceptance. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment and Acceptance. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement.
     Section 9.04. Participations.
          (a) Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, any Note held by any Lender, the obligations to make Revolving Loans of such Lender or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a “Participant”) provided that so long as no Default exists any such participation (other than a participation to General Motors Corporation, Cerberus Capital Management, L.P., or any of their Affiliates) shall be subject to the consent of each Borrower (such consent not to be unreasonably withheld, delayed or conditioned). In the event of a sale by any Lender of a participating interest to a Participant, (a) such Lender shall remain the holder of its Note for all purposes of this Agreement, (b) the Obligors shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by the Obligors shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct voting rights hereunder. The Obligors agree that if amounts outstanding under this Agreement and the Notes are due and
Loan Agreement

payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that if any Lender or any Participant shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or offset or otherwise) on account of principal of or interest on any Loan in excess of its pro rata share of payments (after giving effect to all participations hereunder) and other recoveries obtained by such Lender and the Participants on account of principal of and interest on the Loans then held by them, such Lender or the applicable Participant (as the case may be) shall purchase from the other party or parties such participations in the Loans held by them as shall be necessary to cause such purchasing Person to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Person, the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Each Obligor also agrees that each Participant shall be entitled to the benefits of Sections 2.07(b), 2.07(c) and 3.02 as if it were a Lender and had acquired its interest by assignment (provided that such Participant shall have complied with the requirements of said Section as though it were a Lender that acquired its interest by assignment).
          (b) In the event that a Lender sells participations in any Loan, Note or the obligation to make Loans or any interest of such Lender, such Lender shall maintain a register on which it enters the name of all participants in the Loan or Note held by it and the principal amount (and interest thereon) of the portion of the Loan or Note which is the subject of the participation (the “Participant Register”). A Loan or Note may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Loan or Note may be effected only by the registration of such participation on the Participant Register. The Participant Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice
ARTICLE X
INDEMNIFICATION
     Section 10.01. Indemnities by the Borrowers. Without limiting any other rights which any such Person may have hereunder or under applicable law, and in consideration of the execution and delivery of this Agreement and the Facility evidenced by the Facility Documents, the Borrowers hereby agree to jointly and severally indemnify the Lenders, the Lender Agent, the First Priority Collateral Agent, the Collateral Control Agent and their respective Affiliates, successors, permitted transferees and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an “Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, liabilities, obligations penalties, causes of action, demands, judgments, suits and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan; (b) the entering into and performance of any Facility Document
Loan Agreement

by any of the Indemnified Parties; (c) the Facility Documents, the Loans and the extension of the Commitments, the failure of any Obligor to comply with the terms of the Facility Documents or Requirements of Law, the inaccuracy of any representation or warranty of any Obligor set forth in the Facility Documents or in a certificate, instrument or document delivered in connection therewith, and the use by any Obligor of the proceeds of any Loans; (d) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the capital stock or assets of any Person, whether or not an Indemnified Party is party thereto; and (e) any transaction contemplated under the Facility Documents; excluding, however, (i) Indemnified Amounts to the extent a court of competent jurisdiction in a final non-appealable judgment determines that they resulted from gross negligence, bad faith or willful misconduct on the part of such Indemnified Party; (ii) any lost profits (other than in connection with Breakage Costs) or indirect, exemplary, punitive or consequential damages of any Indemnified Party; and (iii) any and all present or future taxes, fees, levies, imposts, deductions, duties, withholdings, assessments or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, which shall be governed by the terms of Section 3.02. Without limiting the foregoing, in any suit, proceeding or action brought by any Indemnified Party in connection with any Collateral for any sum owing thereunder, or to enforce any provisions of any Collateral, the Borrowers will save, indemnify and hold the applicable Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by either Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrowers. The Borrowers also agree to reimburse the Indemnified Parties as and when billed by such party for all out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the enforcement or the preservation of such party’s rights under this Agreement, the Notes, any other Facility Document, any Security Document or any transaction contemplated hereby or thereby, including without limitation the fees and disbursements of its counsel. The Borrowers hereby acknowledge that, notwithstanding the fact that the Notes are secured by the Collateral, the obligation of the Borrowers under the Notes are recourse obligations of the Borrowers. Under no circumstances shall any Indemnified Party be liable to the Borrowers for any lost profits (other than in connection with Breakage Costs) or indirect, exemplary, punitive or consequential damages.
     Section 10.02. General Provisions. If for any reason the indemnification provided above in Section 10.01 (and subject to the limitations on indemnification contained therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless on the basis of public policy, then the Borrowers shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrowers on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
     The provisions of this Article X shall survive the termination or assignment of this Agreement, the payment of the Obligations and the resignation or removal of any of the Indemnified Parties.
Loan Agreement

ARTICLE XI
GUARANTEE
     Section 11.01. Unconditional Guarantee. To induce the Lenders to enter into this Agreement, each of the Guarantors jointly and severally, absolutely, unconditionally and irrevocably guarantees to the Lender Parties and their successors and permitted assigns (a) the prompt and complete payment and performance when due (whether at stated maturity, or otherwise by required prepayment, declaration, acceleration, demand or otherwise), of the Obligations now or hereafter owing; and (b) all renewals, rearrangements, increases, extensions for any period, substitutions, modification, amendments or supplements in whole or in part of any of the Facility Documents or obligations (in each case including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)).
     Section 11.02. Nature of Guarantee. Each Guarantor’s obligations hereunder (a) are continuing, absolute, unconditional and irrevocable; (b) shall remain in full force and effect until all Obligations are paid in full in cash and the Commitments have terminated or expired (unless this Guarantee is reinstated pursuant to the terms of this Article XI); and (c) shall not be affected by (i) the existence, validity, enforceability, perfection or extent of any collateral therefor, the validity, regularity or enforceability of the Facility Documents, (ii) the absence of any action to enforce any Obligor’s obligations under any of the Facility Documents or to otherwise assert any claim or enforce any right of any Lender Party under the Facility Documents or in or to the Collateral, (iii) any waiver or consent by any Obligor with respect to any provisions of this Agreement or any other Facility Document, (iv) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other extension, increase, compromise or renewal of any Obligation, (v) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations, (vi) any amendment to, extension, variance, alteration, rescission, waiver, increase, or other modification of, or any consent to departure from, any of the terms of this Agreement or any other Facility Document including, without limitation, any increase or reduction to the rate of interest on all or any of the Obligations, (vii) any addition, exchange, release, surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty or any other security document, held by a Lender Party, (viii) the insolvency of any other Obligor, or (ix) any other circumstance relating to the Obligations that might otherwise constitute a legal or equitable discharge of or defense to this Guarantee. Each of the Guaranties under this Article XI is a guarantee of payment and not a guarantee of collection, and each Guarantor jointly and severally agrees that any Lender Party may resort to such Guarantor for payment of any of the Obligations owed to it whether or not such Lender Party shall have resorted to any collateral therefor or shall have proceeded against any Person principally or secondarily liable for any of the Obligations, including any Obligor, and whether or not such Lender Party has pursued any other remedy available to it. No Lender Party shall be obligated to
Loan Agreement

file any claim relating to the Obligations in the event that any Obligor becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the applicable Lender Party to so file shall not affect any obligation of a Guarantor hereunder. In the event that any payment to the Lender Parties in respect of any Obligations owed to them is rescinded or must otherwise be returned for any reason whatsoever, the Guarantors shall remain jointly and severally liable hereunder with respect to such Obligations as if such payment had not been made and the Guarantee shall be reinstated, if applicable. At any time and from time to time, upon the written request of any Lender Party, and at the sole expense of the Guarantors, the Guarantors will furnish such information regarding the financial well-being of the Guarantors as may be reasonably requested by such Lender Party.
     Section 11.03. Certain Agreements; Waivers of Certain Notices. Each Guarantor authorizes each Lender Party, without notice or demand and without affecting its liability hereunder, from time to time, to forbear, indulge or take other action or inaction in respect of this Guarantee or the Obligations, or to exercise or not exercise any right or remedy hereunder or otherwise with respect to the Obligations. Each Guarantor waives (a) promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Obligations and this Article XI and any requirement that any Lender Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any Guarantor or any other Person (including any other guarantor) or any collateral securing the Obligations; (b) all rights that it may have now or in the future under any statute, or at common law, or in law or equity, or otherwise, to the extent allowed under Requirements of Law, to compel any Lender Party to marshall assets or to proceed in respect of Obligations guaranteed hereunder or under any Facility Document against any Borrower or any other Guarantor, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Guarantor; and (c) each and every right to which it may be entitled by virtue of the suretyship under Requirements of Law. It is agreed among each Guarantor and the Lender Parties that the foregoing waivers and the other waivers contained in this Agreement are of the essence of the transaction contemplated by this Agreement (including Article XI) and the Facility Documents and that, but for the provisions of this Section 11.03 and such waivers, the Lender Parties would decline to enter into this Agreement.
     Section 11.04. Waiver of Subrogation. Until two years and one day after the Obligations are repaid in full in cash and the Commitments have expired or terminated, each Guarantor hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor. If any amounts are paid to the Guarantors in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lender Parties and shall forthwith be paid to the Lender Agent for the account of the Lender Parties to reduce the amount of outstanding Obligations, whether matured or unmatured. Subject to the foregoing, upon payment of any of the Obligations, the Guarantors shall be subrogated to the rights of the Lender Parties against other Obligors with respect to such Obligations.
     Section 11.05. Taxes. All payments by the Guarantors hereunder will be subject to Section 3.02.
Loan Agreement

     Section 11.06. Payments. Each Guarantor hereby jointly and severally guarantees that the Obligations will be paid to each Lender Party without set-off or counterclaim, in lawful currency of the United States of America at the offices of each Lender Party specified by each Lender Party for such payment. The obligations of the Guarantors hereunder shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency except to the extent to which such tender or recovery shall result in the effective receipt by each applicable Lender Party of the full amount of the currency or currencies owing under this Guarantee, and the Guarantors shall jointly and severally indemnify each applicable Lender Party (as an alternative or additional cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of currency or currencies owing under this Guarantee and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due hereunder.
     Section 11.07. Severability of Article XI. Wherever possible, each provision of this Article XI will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Article XI is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Article XI. Consistent with the foregoing, and notwithstanding any other provision of this Article XI to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate any Guarantor’s obligations under this Article XI under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, such Guarantor (the “Affected Guarantor”), automatically and without any further action being required of such Affected Guarantor or any Lender Party, shall be liable under this Article XI only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by such Affected Guarantor under any guaranty of the Obligations (or any portion thereof) at the time of the execution and delivery of this Article XI (or, if such date is determined not to be the appropriate date for determining the enforceability of such Affected Guarantor’s obligations hereunder for fraudulent conveyance or transfer (or similar avoidance) purposes, on the date determined to be so appropriate) without rendering such a hypothetical guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being any such Affected Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Article XI as to such Affected Guarantor had instead been the Maximum Guaranty Amount. This Section 11.07 is intended solely to preserve the rights of the Lender Parties under this Article XI to the maximum extent not subject to avoidance under applicable law, and neither any Affected Guarantor nor any other person or entity shall have any right or claim under this Section 11.07 with respect to the limitation described in this Article XI, except to the extent necessary so that the obligations of any Affected Guarantor under this Article XI shall not be rendered voidable under applicable law. Without limiting the generality of the foregoing, the determination of a Maximum Guaranty Amount for any Affected Guarantor pursuant to the provisions of the second preceding sentence of this Section 11.07 shall not in any manner reduce or otherwise affect the obligations of any other Guarantor (including any other Affected Guarantor) under the provisions of this Article XI.
     Section 11.08. Acceleration of Guarantee. Each Guarantor agrees that, in the event of the dissolution or insolvency of any Obligor, or the inability or failure of any Obligor to pay debts as
Loan Agreement

they become due, or an assignment by any Obligor for the benefit of creditors, or the commencement of any case or proceeding in respect of any Obligor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of any Obligor may not then be due and payable, such Guarantor will pay to the Lender Agent for the account of the Lender Parties forthwith the full amount which would be payable hereunder by such Guarantor if all such Obligations were then due and payable.
     Section 11.09. Election of Remedies. Except as otherwise provided in this Agreement, if any Lender Party proceeds to realize its benefits under any Facility Documents giving any Lender or the First Priority Collateral Agent a Lien upon any Collateral, either by judicial foreclosure or by non-judicial sale or enforcement, such Lender Party may, at its option acting in its sole discretion, determine which remedies or rights it may pursue without affecting any of its rights and remedies under this Article XI. If, in the exercise of any of its rights and remedies, any Lender Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Obligor or any other Person, whether because of any Requirements of Law pertaining to “election of remedies” or the like, each Guarantor hereby consents to such action and waives any claim based upon such action, even if such action by the applicable Lender or First Priority Collateral Agent shall result in a full or partial loss of any rights of subrogation that such Guarantor might otherwise have had but for such action by such Lender Party. Any election of remedies that results in the denial or impairment of the right of any Lender Party to seek a deficiency judgment against any other Obligor shall not impair any Guarantor’s obligation to pay the full amount of the Obligations under this Article XI.
     Section 11.10. Benefit to Guarantor. Each Guarantor represents and agrees that (a) its business is integrally related to the business of the Borrowers and that it is in the best interests of the Guarantor to execute this Agreement inasmuch as such Guarantor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrowers; (b) such Guarantor is willing to guarantee the Obligations; and (c) such Guarantor agrees that the Lender Parties are relying on this representation in agreeing to make Loans to the Borrower.
ARTICLE XII
LENDER AGENT
     Section 12.01. Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 12.09) appoints and designates GMAC LLC as the Lender Agent under and for purposes of the Facility Documents and hereby authorizes the Lender Agent to take such action on its behalf under the provisions of this Agreement and each other Facility Document and to exercise such powers and perform such duties as are expressly delegated to or required of it by the terms of this Agreement or any other Facility Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Facility Document, the Lender Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Lender Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Facility Document or otherwise exist against the Lender Agent.
Loan Agreement

     Section 12.02. Delegation of Duties. The Lender Agent may execute any of its duties under this Agreement or any other Facility Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Lender Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.
     Section 12.03. Liability of Lender Agent. None of the Lender Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Facility Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Obligors or any Subsidiary or Affiliate of the Obligors, or any officer thereof, contained in this Agreement or in any other Facility Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Lender Agent under or in connection with, this Agreement or any other Facility Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document, or for any failure of the Obligors or any other party to any Facility Document to perform its obligations hereunder or thereunder. The Lender Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Facility Document, or to inspect the properties, books or records of the Obligors or any of the Obligors’ Subsidiaries or Affiliates.
     Section 12.04. Reliance by Lender Agent. The Lender Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, email, telex or telephone message, statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Obligors), independent accountants and other experts selected by the Lender Agent. The Lender Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Facility Document unless it shall first receive such advice or concurrence of each Lender as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Lender Agent against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Lender Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Facility Document in accordance with a request or consent of the Required Lenders or, to the extent expressly required by Section 13.01 or any other provision of the Facility Documents, all Lenders.
     Section 12.05. Notice of Default. The Lender Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Borrowing Base Deficiency, unless the Lender Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default and stating that such notice is a “notice of default” or describing such Borrowing Base Deficiency. The Lender Agent will notify the Lenders of its receipt of any such notice. The Lender Agent shall take such action with respect to such Default as may be requested by the Required Lenders in accordance with Section 8.02; provided that, unless and until the Lender Agent has received any such request, the Lender Agent may (but
Loan Agreement

shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders (except to the extent that this Agreement expressly requires that such action be taken, or not taken, only with the consent of the Required Lenders or all Lenders).
     Section 12.06. Credit Decision. Each Lender acknowledges that the Lender Agent has not made any representation or warranty to it, and that no act by the Lender Agent hereafter taken, including any review of the affairs of the Obligors and their Subsidiaries, shall be deemed to constitute any representation or warranty by the Lender Agent to any Lender. Each Lender represents to the Lender Agent that it has, independently and without reliance upon the Lender Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon the Lender Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Facility Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Obligors. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Lender Agent, the Lender Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrowers that may come into the possession of the Lender Agent.
     Section 12.07. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Lender Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Obligors and without limiting the obligation of the Obligors to do so), pro rata based on their Pro Rata Shares, from and against any and all Indemnified Amounts; provided that, no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Amounts resulting from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Lender Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by the Lender Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Facility Document, or any document contemplated by or referred to herein, to the extent that the Lender Agent is not reimbursed for such expenses by or on behalf of the Obligors. The undertaking in this Section shall survive repayment of the Loans, termination of the Commitments, cancellation of the Notes, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Lender Agent.
     Section 12.08. Lender Agent in Individual Capacity. The Lender Agent and its Affiliates may make loans to, acquire equity interests in and generally engage in any kind of business with the Obligors and their respective Subsidiaries and Affiliates as though the Lender Agent were not
Loan Agreement

the Lender Agent hereunder and without notice to or consent of the Lenders. Each of the Lenders acknowledges that, pursuant to such activities, the Lender Agent or its Affiliates may receive information regarding the Obligors or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of the Obligors or their Affiliates) and acknowledges that the Lender Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), the Lender Agent and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though the Lender Agent were not the Lender Agent, and the terms “Lender” and “Lenders” include the Lender Agent and its Affiliates, to the extent applicable, in their individual capacities.
     Section 12.09. Successor Lender Agent. The Lender Agent may resign as Lender Agent upon 30 days’ notice to the Lenders. If the Lender Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Lender Agent, the Lender Agent may appoint, after consulting with (but without the consent of) the Lenders, a successor agent which shall be a Lender or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Lender Agent and the term “Lender Agent” shall mean such successor agent, and the retiring Lender Agent’s appointment, powers and duties as Lender Agent shall be terminated. After any retiring Lender Agent’s resignation hereunder as Lender Agent, the provisions of this Article XII and Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Lender Agent under this Agreement. If no successor agent has accepted appointment as Lender Agent by the date that is 30 days following a retiring Lender Agent’s notice of resignation, the retiring Lender Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Lender Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
     Section 12.10. Funding Reliance. Unless the Lender Agent shall have been notified in writing by any Lender by 3:00 p.m. (New York City time) on the Business Day prior to a Funding Date that such Lender will not make available the amount that would constitute its Pro Rata Share of the requested Loans on the date specified therefor, the Lender Agent may assume that such Lender has made such amount available to the Lender Agent and, in reliance upon such assumption, may make available to the Borrowers a corresponding amount; provided that the Lender Agent shall be under no obligation whatsoever to advance funds to the Borrowers on behalf of any Lender or to the Lenders on behalf of the Borrowers. However, if in its sole and absolute discretion the Lender Agent does so advance funds, the applicable Lender and the Borrowers jointly and severally (in the case of an advance to the Borrowers on behalf of a Lender) or any Lender receiving payments and the Borrowers (in the case of an advance to a Lender on behalf of the Borrowers) agree to repay such amount to the Lender Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such borrowing for each day from the date the Lender Agent made such funds available to the Borrowers to the date such amount is repaid to the Lender Agent. Nothing set forth in this
Loan Agreement

section shall relieve any Lender of any obligation it may have to make any Loan, or any Obligor to make any payment, hereunder.
     Section 12.11. Security Matters; Release of Collateral.
          (a) Each Lender and other Lender Party (by their acceptance of the benefits of any Collateral) acknowledges and agrees that the Lender Agent, the Collateral Control Agent and/or the First Priority Collateral Agent have entered into the Security Documents (including, without limitation, the Intercreditor Agreement) on behalf of the Lender Parties, and the Lender Parties hereby agree to be bound by the terms of such Security Documents, acknowledge receipt of copies of such Security Documents and consent to the rights, powers, remedies, indemnities and exculpations given to the Lender Agent, the First Priority Collateral Agent and/or the Collateral Control Agent thereunder. All rights, powers and remedies available to the Lender Agent, the First Priority Collateral Agent, the Collateral Control Agent and the Lender Parties with respect to the Collateral, or otherwise pursuant to the Security Documents, shall be subject to the provisions of such Security Documents. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and the terms and provisions of such Security Documents, the terms and provisions of such Security Documents shall govern and control except that this Agreement shall govern and control the rights, powers, duties, immunities and indemnities of the Lender Agent. Each Lender and other Lender Party (by their acceptance of the benefits of any Collateral) hereby authorizes the Lender Agent, the Collateral Control Agent and/or the First Priority Collateral Agent to release (or authorize the release of) any collateral that is permitted to be sold or released pursuant to the terms of the Facility Documents. Each Lender hereby authorizes the First Priority Collateral Agent and the Collateral Control Agent to execute and deliver to the Borrowers, at the Borrowers’ joint and several cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrowers in connection with any sale or other disposition of property to the extent such sale or other disposition is permitted by the terms of this Agreement or is otherwise authorized by the terms of the Facility Documents.
          (b) No Collateral shall be released from the security interest created by the Security Agreement without the prior written consent of the Lender Agent unless:
               (i) If Financing Assets are sold or financed in the ordinary course of an Obligor’s business pursuant to a Bilateral Facility, the Lien on such Asset shall be released automatically concurrently with sale or financing;
               (ii) If Financing Assets with a Carrying Value of less than $100,000,000 are sold or financed in the ordinary course of an Obligor’s business, the Lien on such Asset shall be released automatically concurrently with sale or financing; or
               (iii) If an Agency Asset is sold in the ordinary course of an Obligor’s trading activities to a Person that is not an Affiliate of an Obligor, such Agency Asset shall be automatically released concurrently with such sale.
     Any such release shall not become effective unless an Obligor shall have directed the First Priority Collateral Agent to release the applicable Collateral by delivering a Collateral
Loan Agreement

Release Certificate to the First Priority Collateral Agent. In connection with any release effectuated pursuant to this Section 12.11 hereof, the First Priority Collateral Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any such Collateral Release Certificate, and shall incur no liability to any Person in connection with acting in reliance thereon.
ARTICLE XIII
MISCELLANEOUS
     Section 13.01. Amendments, Etc. The provisions of each Facility Document (other than the Fee Letter, which shall be modified only in accordance with its terms) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided that no such amendment, modification or waiver shall:
          (a) modify Section 3.01(f), Section 3.01(g) (as it relates to sharing of payments) or this Section, in each case, without the consent of all Lenders;
          (b) increase the aggregate amount of any Loans required to be made by a Lender pursuant to its Commitments, extend the Commitment Termination Date or extend the Loan Repayment Date, in each case without the consent of each Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.02 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);
          (c) reduce the principal amount of or reduce the rate of interest on any Lender’s Loans, reduce any fees described in Section 2.06 payable to any Lender or extend the date on which principal, interest or fees are payable in respect of such Lender’s Loans, in each case without the consent of such Lender (provided that, the vote of Required Lenders shall be sufficient to waive the payment, or reduce the increased portion, of interest accruing under Section 3.01(b));
          (d) reduce the percentage set forth in the definition of “Required Lenders” or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;
          (e) except as otherwise expressly permitted under a Facility Document, release (i) either Borrower from its Obligations under the Facility Documents or any Guarantor from its obligations under a Guaranty or (ii) all or substantially all of the Collateral under the Facility Documents, in each case without the consent of all Lenders; or
          (f) affect adversely the interests, rights, protections or obligations of the Lender Agent (in its capacity as the Lender Agent), the First Priority Collateral Agent (in its capacity as the First Priority Collateral Agent) or the Collateral Control Agent (in its capacity as the Collateral Control Agent) unless consented to by the Lender Agent, the First Priority Collateral Agent or the Collateral Control Agent, respectively.
Loan Agreement

     Section 13.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication and electronic mail) and shall be personally delivered or sent by certified mail or overnight air courier, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth opposite its name on Schedule 13.02 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered, when received, (ii) if sent by overnight air courier, the next Business Day after delivery to the related air courier service, if delivery is guaranteed as of the next Business Day, (iii) if sent by certified mail, three Business Days after having been deposited in the mail, postage prepaid, and (iv) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, if sent during business hours (if sent after business hours, then on the next Business Day) except that notices and communications pursuant to Article I shall not be effective until received.
     Section 13.03. No Waiver; Remedies. No failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Lender Party under any Facility Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 13.04. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that nothing in the foregoing shall be deemed to authorize any assignment not permitted in Section 9.01.
     Section 13.05. GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS AGREEMENT). EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY DOCUMENT DELIVERED PURSUANT HERETO BY THE
Loan Agreement

MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SPECIFIED AT THE TIME FOR NOTICES UNDER THIS AGREEMENT OR TO ANY OTHER ADDRESS OF WHICH IT SHALL HAVE GIVEN WRITTEN OR ELECTRONIC NOTICE TO THE OTHER PARTIES. THE FOREGOING SHALL NOT LIMIT THE ABILITY OF ANY PARTY HERETO TO BRING SUIT IN THE COURTS OF ANY JURISDICTION.
     EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     Section 13.06. Entire Agreement. This Agreement and the Facility Documents embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understanding relating to the matters provided for herein.
     Section 13.07. Acknowledgment. Each Obligor hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and deliver of this Agreement, the Notes and the other Facility Documents to which it is a party;
          (b) no Lender Party has a fiduciary relationship to it, and the relationship between it and each Lender is solely that of debtor and creditor; and
          (c) no joint venture exists among or between it and any Lender Party.
     Section 13.08. Captions and Cross References. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.
     Section 13.09. Execution in Counterpart; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original and each party hereto expressly waives its rights to receive originally executed documents other than with respect to any Note) and all of which when taken together shall constitute one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the parties hereto shall have been received by the Lender Agent. The parties hereto agree that delivery of a counterpart of a signature page to this Agreement and each other Facility Document (except for any Note) by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document.
     Section 13.10. Confidentiality. Each party hereto agrees that it will hold any confidential information received from the other party pursuant to this Agreement or any other Facility Document, it being understood that this Agreement is confidential information of the Lender, in
Loan Agreement

strict confidence, as long as such information remains confidential, except for disclosure to (a) its Affiliates; (b) its legal counsel, accountants, and other professional advisors or to a permitted assignee or participant; (c) regulatory officials or Governmental Authorities; (d) any Person as requested pursuant to or as required by law, regulation, or legal process; (e) any Person in connection with any legal proceeding to it is a party; (f) rating agencies if requested or required by such agencies in connection with a rating; (g) the Lender Agent; (h) any pledgee referred to in Section 9.01(e) or any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes, Loans or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section; and (i) any Person as permitted pursuant to the terms of this Agreement and the other Facility Documents; provided, however, that no Lender Party shall be liable for any disclosure of confidential information to the extent that such Lender Party followed its customary procedures and practices with respect to confidential information. This Section 13.10 shall survive termination of this Agreement. Notwithstanding anything to the contrary in this Agreement, the tax treatment and the tax structure of the transactions contemplated under this Agreement shall not be treated as confidential information.
     Section 13.11. Survival. The obligations of the Obligors under Sections 3.02 and 13.10 and Article X hereof, and the obligations of the Lenders under Section 12.07, shall survive the repayment in full in cash of the Obligations and the termination of this Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lenders shall not be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lenders may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.
     Section 13.12. Joint and Several Liability of Borrowers.
          (a) Each Borrower has determined that it is in its best interest and in pursuance of its legitimate business purposes to induce the Lenders to make Loans to the Borrowers pursuant to this Agreement. Each Borrower acknowledges and represents that its business is integrally related to the business of the other Borrower, that the availability of the Commitments benefits each Borrower individually and that the Loans made will be for and inure to the benefit of each of the Borrowers individually and as a group. Accordingly, each Borrower shall be jointly and severally liable (as a principal and not as a surety, guarantor or other accommodation party) for each and every representation, warranty, covenant and obligation (including payment, indemnification and reimbursement obligations) to be performed by the Borrowers under this Agreement, the Notes and the other Facility Documents, and each Borrower acknowledges that in extending the credit provided herein the Lenders are relying upon the fact that the obligations of each Borrower hereunder are the joint and several obligations of a principal. The invalidity, unenforceability or illegality of this Agreement, the Notes or any other Facility Document as to one Borrower or the release by the Lender Parties of a Borrower hereunder or thereunder shall not affect the Obligations of the other Borrower under this Agreement, the Notes or the other Facility Documents, all of which shall otherwise remain valid and legally binding obligations of the other Borrower. Any Borrower that makes a payment or distribution hereunder will be entitled to a contribution from the other Borrower in a
Loan Agreement

pro rata amount, based on the adjusted net assets of each Borrower determined in accordance with GAAP (provided that such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder until one year and one day after the Obligations have been repaid in full in cash and the Commitments have terminated or expired). The provisions of this Section 13.12 shall in no respect limit the obligations and liabilities of each Borrower to the Lender Parties, and each Borrower shall remain liable to the Lender Parties for the full amount of the Obligations.
          (b) Notwithstanding any provision herein contained to the contrary, each Borrower’s obligations under this Section 13.12 (which obligations are in any event in addition to all liabilities in respect of Loans advanced to such Borrower) shall be limited to an amount not to exceed as of any date of determination the greater of: (i) the net amount of all Loans advanced to or for the account of the other Borrower under this Agreement and then re-loaned or otherwise transferred to such Borrower; and (ii) the amount that could be claimed by any Lender Party from such Borrower under this Section 13.12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from the other Borrower.
          (c) Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and each Borrower agrees that the Lender Parties shall not have any duty to advise such Borrower of information known to the Lender Parties regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If the Lender Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, such Lender Party shall be under no obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.
          (d) If (i) one or both Borrowers are entitled to a return of excess interest or other amounts or payments delivered under the Facility Documents, or the return of surplus funds or monies from bank accounts maintained in accordance with the requirements of the Facility Documents or the return of any other Collateral or any other proceeds of Collateral (a “Returned Amount”), and (ii) the Lender Parties are uncertain as to which Borrower is entitled to the Returned Amount, in the absence of a promptly delivered joint notice from the Borrowers regarding the return of such Returned Amount, the Lender Parties may either return the Returned Amount to the Borrower they in good faith believe to be entitled to the same (and the Lender Parties shall not be liable for so doing provided that the Lender Parties acted in good faith) or, at the joint and several expense of the Borrowers, interplead such Returned Amount or take such other actions or exercise such rights or remedies as permitted by Requirements of Law.
          (e) Each Borrower agrees that any notices and information to be provided to any Borrower or both Borrowers by any Lender Party under the Facility Documents may be sent to both Borrowers or either Borrower, regardless of whether or not a receiving Borrower is actually the relevant Borrower or the appropriate person or persons to whom such notice or information should be addressed or delivered (and each Borrower hereby agrees that no Lender
Loan Agreement

Party will be liable to the Borrowers for the failure to deliver such notice or information to the appropriate recipient). Each Borrower hereby waives all confidentiality rights with respect to the delivery of all such notices and information and agrees that no Lender Party shall be liable for delivering a notice or information to a Borrower that is not the relevant Borrower or the appropriate recipient of such notice or information. Each Borrower acknowledges and agrees that it has received full and sufficient consideration for this provision and that this provision is a material inducement for the Lender Agent and each Lender entering into the loan documents.
     Section 13.13. Obligors Bound by Intercreditor Agreement. Each Obligor agrees that ResCap and the Borrowers are entering into the Intercreditor Agreement on behalf of all the Obligors, and further agrees to be bound by the terms and provisions of the Intercreditor Agreement (including any amendments, supplements, restatements or other modifications thereto) is if it were a signatory thereto.
     Section 13.14. Third-Party Beneficiaries. Each of the First Priority Collateral Agent and the Collateral Control Agent is an express third-party beneficiary hereof.
     Section 13.15. First Priority Collateral Agent; Capacity under this Agreement and Protections Afforded. Wells Fargo Bank, N.A. is party to this Agreement solely in its capacity as First Priority Collateral Agent under the Security Agreement and solely for purposes of Section 12.11(b) herein. The First Priority Collateral Agent shall be fully protected under this Agreement with respect to any action or inaction hereunder by the indemnities, costs, expenses and other protective provisions set forth for its benefit under the Security Agreement.
Loan Agreement

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

RESIDENTIAL FUNDING COMPANY, LLC, as Borrower
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

GMAC MORTGAGE, LLC, as Borrower
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

RESIDENTIAL CAPITAL, LLC, as Guarantor
By:	/s/ John M. Peterson
	Name:	John M. Peterson
	Title:	Assistant Treasurer

GMAC RESIDENTIAL HOLDING COMPANY, LLC, as Guarantor
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

GMAC-RFC HOLDING COMPANY, LLC, as Guarantor
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

HOMECOMINGS FINANCIAL, LLC, as Guarantor
By:	/s/ Melissa White
	Name:	Melissa White
	Title:	Assistant Treasurer

RESIDENTIAL MORTGAGE REAL ESTATE HOLDINGS, LLC, as Obligor
By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

RESIDENTIAL FUNDING REAL ESTATE HOLDINGS, LLC, as Obligor
By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

HOMECOMINGS FINANCIAL REAL ESTATE HOLDINGS, LLC, as Obligor
By:	/s/ Melissa White
Name:	Melissa White
Title:	Assistant Treasurer

EQUITY INVESTMENT I, LLC, as Obligor
By:	/s/ Michael J. Franta
Name:	Michael J. Franta
Title:	President

GMAC LLC, as Lender Agent
By:	/s/ David Walker
	Name:	David Walker
Title:

S-11

GMAC LLC, as Initial Lender
By:	/s/ David Walker
	Name:	David Walker
	Title:	[ILLIGIBLE]

S-12

DEVELOPERS OF HIDDEN SPRINGS, LLC, as Obligor
By:	/s/ Michael J. Fronta
	Name:	Michael J. Fronta
	Title:	President

DOA HOLDING PROPERTIES, LLC, as Obligor
By:	/s/ Michael J. Franta
	Name:	Michael J. Franta
	Title:	President

RFC ASSET HOLDINGS II, LLC,
as Obligor

By:	/s/ Melissa White

	Name:	Melissa White
	Title:	Assistant Treasurer

PASSIVE ASSET TRANSACTIONS, LLC,
as Obligor

By:	/s/ Melissa White

	Name:	Melissa White
	Title:	Assistant Treasurer

For purposes of Sections 12.11(b):
WELLS FARGO BANK, N.A., solely in its capacity as First Priority Collateral Agent under the Security Agreement

By:	/s/ Nicholas D. Tally

	Name:	Nicholas D. Tally
	Title:	Vice President

SCHEDULE 1.01
DEFINITIONS
     1.1. Definitions. As used in this Agreement the following terms have the meanings as indicated:
     “2010 Notes” shall have the meaning given such term in the Intercreditor Agreement.
     “2010 Indenture” shall have the meaning given such term in the Intercreditor Agreement.
     “2015 Notes” shall have the meaning given such term in the Intercreditor Agreement.
     “2015 Indenture” shall have the meaning given such term in the Intercreditor Agreement.
     “Account Control Agreements” means, collectively: (a) the Initial Account Control Agreements, (b) the Collection Account Control Agreement and (c) the Alternate Account Control Agreements.
     “Account Exceptions” means: (a) ResCap shall be entitled to hold in the Exempt Cash Reserve Account, free of any Liens or control rights in favor of either the First Priority Collateral Agent or the Collateral Control Agent, up to $250,000,000 and investment earnings on such amount; and (b) the Obligors may make such other exceptions to Sections 4.01 and 4.03 as the Lender Agent shall agree in writing.
     “Account Transfer Date” means the earliest of (i) September 15, 2008, (ii) such earlier date as the Borrower, the Guarantors and each Lender shall agree in writing, or (iii) the date specified by the Lender Agent following the occurrence of an Event of Default.
     “Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed in connection with the acquisition of assets from such Person.
     “Adjusted Borrowing Base” means, as of any Funding Date, the sum of:
          (a) the Borrowing Base as of the Cut-Off Date which is the subject of the then most recently delivered Collateral Value Report (as adjusted for any European Collateral Value Adjustments), minus
          (b) the aggregate amount on deposit in the Sales Proceeds Accounts as of such Cut-Off Date, as reported in such Collateral Value Report, plus
          (c) the aggregate Fair Value of Eligible Assets that (i) were purchased with funds on deposit in the Sales Proceeds Accounts as of the Cut-Off Date, (ii) were designated as Primary Collateral, and (iii) are held by a Borrower or Guarantor as of such Funding Date, plus
          (d) the aggregate amount of funds on deposit in the Sales Proceeds Accounts as of such Funding Date, minus

Schedule 1.01-1

          (e) the aggregate amount of Net Cash Proceeds of Collateral Dispositions of Primary Collateral received since the Cut-Off Date, other than any such funds that were used to purchase Eligible Assets that (i) were designated as Primary Collateral prior to the Funding Date and (ii) are owned by a Borrower or Guarantor on the Funding Date, in each case as reported in the Interim Borrowing Base Report for such Funding Date, minus
          (f) if such Funding Date occurs after the Account Transfer Date, the aggregate amount of Collections since the Cut-Off Date in respect of Primary Collateral, as reported on the Interim Borrowing Base Report with respect to such Funding Date.
     “Affected Guarantor” has the meaning set forth in Section 11.07.
     “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, of the power (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.
     “Affiliate Transaction” means, with respect to any Person any direct or indirect payment to, or sale, lease, transfer or disposal of any of its properties or assets to, or purchase of any property or assets from, or entry into or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of ResCap involving aggregate consideration in excess of $10,000,000.
     “Agency Assets” means whole loans eligible for delivery to, or securities issued by and guaranteed by, Fannie Mae, Ginnie Mae or Freddie Mac.
     “Aggregate Commitment Amount” means, at any time, $3,500,000,000 minus the amount of any permanent reduction pursuant to Section 2.10(c) of the Commitments in connection with a Collateral Disposition. The Borrowers may elect to reduce the Aggregate Commitment Amount in accordance with Section 2.10(b).
     “Agreement” has the meaning set forth in the preamble.
     “Alternate Account” means an account governed by, and held at a financial institution party to, an Alternate Account Control Agreement.
     “Alternate Account Control Agreement” means a securities account control agreement in form and substance satisfactory to each Lender in its sole discretion with respect to an account in which Collections may be deposited and granting the right to the Collateral Control Agent to deliver a notice of exclusive control over such account.
     “Applicable Deposit Date” means, in the case of any Net Cash Proceeds of a Collateral Disposition or Collections relating to an Asset, (a) the day such funds are received if such Net Cash Proceeds or Collections exceed $100,000,000, (b) in all other cases prior to the Account

Schedule 1.01-2

Transfer Date, either seven Business Days (in the case of Collections on, or Net Cash Proceeds of Collateral Dispositions of, REO Property) or five Business Days (in the case of Collections on, or Net Cash Proceeds of Collateral Dispositions of, any other Collateral) after such funds are received or (c) in all other cases on or after the Account Transfer Date, either five Business Days (in the case of Collections on, or Net Cash Proceeds of Collateral Dispositions of, REO Property) or three Business Days (in the case of Collections on, or Net Cash Proceeds of Collateral Dispositions of, any other Collateral) after such funds are received; provided that, during the Deferral Period the Applicable Deposit Date for Net Cash Proceeds of Servicing Advance Factoring Sales may be deferred to the last day of the Deferral Period so long as the aggregate amount of such Net Cash Proceeds that have been received by the Obligors and not yet deposited to the Servicing Advances does not exceed $650,000,000 at any time.
     “Applicable Margin” means 2.75% (275 basis points).
     “Approved Exceptions” means any irregularity in the documentation or underwriting for an Asset if such defect is not reasonably expected to impair the practical realization of benefits intended to be created by such documentation or otherwise have a Material Adverse Effect (determined without giving effect to any indemnification from the related Originator).
     “Approved Fund” means any Person (other than a natural Person) that (a) is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business; and (b) is administered or managed by a Lender, an Affiliate of a Lender or a Person or an Affiliate of a Person that administers or manages a Lender.
     “Approved Servicing Advance Factoring Agreement” means an agreement between a GMAC Party and an Obligor providing for the purchase by such GMAC Party of Servicing T&I Advances, Servicing P&I Advances or Servicing Corporate Advances from time to time prior to December 31, 2008, in form and substance approved by the Lender Agent in writing; it being understood and agreed that such purchase shall constitute a Collateral Disposition.
     “Asset” means a Mortgage Loan, a Financial Asset-Backed Security, a Servicer P&I Advance, a Servicer T&I Advance, a Servicer Corporate Advance or an Incremental Advance.
     “Assignee” has the meaning set forth in Section 9.01.
     “Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Lender, an Eligible Assignee and the Agent, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit 9.01.
     “Available Amount” means, on any Business Day, an amount equal to the lesser of (a) the then current Aggregate Commitment Amount; and (b) the then current Adjusted Borrowing Base.
     “BCG” means the Business Capital Group division of ResCap.
     “BCG Assets” means the assets of BCG and its Subsidiaries which are not Excluded Assets.

Schedule 1.01-3

     “Bilateral Facility” means the facilities listed in Schedule 7.01(t), as such Schedule may be amended, supplemented or otherwise modified with the consent of the Lender Agent in its sole and absolute discretion.
     “Board” means the Board of Governors of the Federal Reserve System of the United States of America.
     “Borrower” has the meaning set forth in the preamble.
     “Borrower Funding Request” means the request to fund a Revolving Loan on any Funding Date, substantially in the form of Exhibit 2.03(a), delivered in accordance with Section 2.03(a).
     “Borrowing Base” means, as of any date of determination, an amount determined as of the Cut-Off Date and reported in the related Collateral Value Report to be equal to (a) the aggregate Collateral Value (as adjusted by any European Collateral Value Adjustment) of all Primary Collateral as of the Cut-Off Date as determined in accordance with Section 2.04, plus (b) the amount of funds on deposit in the Sales Proceeds Accounts on such Cut-Off Date minus (c) (for any determination after the initial determination of the Borrowing Base) any Reserves applicable on such date.
     “Borrowing Base Deficiency” has the meaning set forth in Section 2.08(b).
     “Borrowing Base Shortfall Day” has the meaning set forth in Section 2.08(b).
     “Brazilian Security Documents” means the Stock Pledge Agreement to be executed by RFC for the benefit of the Collateral Control Agent whereby RFC pledges its ownership interest, representing the corporate capital stock of GMAC-RFC Brasil Limitada and any and all notices, certificates, agreements and other documents to be executed and delivered by RFC pursuant to the foregoing or otherwise in connection with the transactions contemplated by the Stock Pledge Agreement.
     “Breakage Costs” means those amounts payable by the Borrowers to the Lenders in the event of (a) the payment of any principal of any Loan bearing interest at the LIBOR Rate other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default); (b) the failure to borrow, continue or prepay any such Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked hereunder and is in fact revoked); or (c) any circumstance described in Section 2.07. In any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event, such compensation to include an amount determined by each such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow or continue, for the period that would have been the Interest Period for such Loan (not taking into effect any Applicable Margin applicable thereto)), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the applicable Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from

Schedule 1.01-4

other banks in the LIBOR market (not taking into effect any Applicable Margin applicable thereto); provided that each Lender agrees to take commercially reasonable steps to avoid the need for, or reduce the amount of, such compensation, in a manner that will not, in the good faith opinion of applicable Lender, be disadvantageous to such Lender.
     “Business Day” means any day other than (a) a Saturday or Sunday; or (b) a day on which banking institutions in the States of New York, Minnesota or Pennsylvania are required or authorized by law to be closed.
     “Canadian Custodial Agreement” means the Custodial Agreement to be executed by and between RFC and Computershare Trust Company of Canada (“Computershare”) whereby Computershare acts as custodian for the mortgage loans identified therein and any and all notices, certificates, agreements and other documents to be executed and delivered by RFC or Computershare pursuant to the foregoing or otherwise in connection with the transactions contemplated by the Custodial Agreement.
     “Capital Lease” means, with respect to any Subsidiary, any lease of (or other agreement conveying the right to use) any real or personal property by such Subsidiary that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Subsidiary.
     “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests, including, without limitation, limited and general partnership interests, in a person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
     “Carrying Value” means, with respect to any asset and for purposes of determining Collateral Value, the carrying value of such asset as determined by ResCap in accordance with its standard valuation practices as applied to its assets as a whole as then in effect (such valuation practices to be consistent with the methodology used in the preparation of ResCap’s GAAP financial statements).
     “Cash Equivalents” means (i) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (ii) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000 and a rating of at least A+ and A1 from S&P and Moody’s, respectively, (iii) repurchase obligations of any commercial bank satisfying the requirements of clause (ii) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (iv) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (v) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii)

Schedule 1.01-5

of this definition or, (vi) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (v) of this definition.
     “Change of Control” means the occurrence of any of the following events: (i) the Investors together fail to own, directly or indirectly, in the aggregate Capital Stock representing at least 35% of the aggregate issued and outstanding Voting Stock of ResCap on a fully diluted basis or (ii) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act), other than the Investors, shall acquire ownership, directly or indirectly, beneficially or of record, in the aggregate, Capital Stock representing a greater percentage of Voting Stock than that owned at such time by the Investors in the aggregate; or (iii) at any time, ResCap shall fail to own, directly or indirectly, 100% of the aggregate issued and outstanding Capital Stock of the Obligors.
     “Chilean Security Documents” means the Stock Pledge Agreement to be executed by RFC for the benefit of the Collateral Control Agent whereby RFC pledges its ownership interest, representing the corporate capital stock of GMAC-RFC Chile Inversiones Limitada and any and all notices, certificates, agreements and other documents to be executed and delivered by RFC pursuant to the foregoing or otherwise in connection with the transactions contemplated by the Stock Pledge Agreement.
     “Closing Date” means the date on which all of the conditions set out in Section 5.01 are satisfied.
     “Collateral” means all property and rights of the Obligors in which a security interest is granted under the Security Agreement.
     “Collateral Control Agent” means the “Collateral Control Agent” as defined in the Intercreditor Agreement.
     “Collateral Disposition” means any Transfer, provided that if any such transaction constitutes part of a series of related transactions, all of the transactions in such series shall constitute a single Transfer. Collateral Disposition shall not include: (a) the write-off or forgiveness of investments in the ordinary course of business; (b) any sale of MHF Assets in the ordinary course of business; (c) the collection of regularly scheduled payments of principal and interest on an Asset, and (d) the foreclosure of a Mortgage Loan, provided that the resulting REO Property shall be transferred to REO Owner as soon as reasonably practicable and shall become part of Primary Collateral.
     “Collateral Release Certificate” means a certificate, in such form as the Lender Agent and the Borrowers shall agree from time to time and notified to the First Priority Collateral Agent, executed by an Obligor and delivered to the First Priority Collateral Agent pursuant to Section 12.11(b).
     “Collateral Value” means the value of the Primary Collateral (or a portion thereof) calculated in accordance with Schedule 2.04.
     “Collateral Value Certificate” means a Collateral Value Certificate, substantially in the form of Exhibit 2.04(b), delivered by the Borrowers to the Lender Agent in accordance with

Schedule 1.01-6

Sections 2.04(a)-(b), which may incorporate a Reinvestment Certificate and be attached to a Collateral Value Report.
     “Collateral Value Report” means a Collateral Value Report, substantially in the form of Exhibit 2.04(a), delivered by the Borrowers to the Lender Agent in accordance with Sections 2.04(a)-(b).
     “Collection Account Control Agreement” means the account control agreement covering the Collection Accounts, which agreement shall be in form and substance satisfactory to the Lender Agent in its sole discretion.
     “Collection Accounts” means segregated trust accounts established in the name of the Collateral Control Agent and in a manner satisfactory to the Lender Agent prior to the Account Transfer Date.
     “Collections” means all payments or proceeds with respect to the Collateral received by the Borrowers or the Guarantors and not required to be retained or distributed to third parties pursuant to the terms of the documents governing any applicable Permitted Funding Indebtedness.
     “Commitment” means the commitment of each Lender, subject to the terms and conditions hereof, to make Revolving Loans to the Borrowers pursuant to Article II.
     “Commitment Termination Date” means the earlier of (a) the Loan Repayment Date; and (b) the date on which the Commitments are terminated in full or the Aggregate Commitment Amount is reduced to zero pursuant to the terms of this Agreement (including pursuant to Section 2.10 or Section 8.02).
     “Compliance Certificate” means a certificate substantially in the form of Exhibit 7.01 hereto or such other form as acceptable to the Lender Agent.
     “Concentration Accounts” means the deposit accounts listed on Schedule X(a) to the Security Agreement.
     “Conforming Loan” means a Mortgage Loan which conforms to the Guidelines as such guidelines have been modified by Freddie Mac, Fannie Mae, any FHLB, and Ginnie Mae with respect to a Mortgage Loan originated or purchased by a GMAC Originator.
     “Consolidated Liquidity” means the cash and cash equivalents of ResCap, determined on a consolidated basis, but excluding cash and cash equivalents of GMAC Bank to the extent included in the consolidated balance sheet of ResCap.
     “Consolidated Net Income” for any period means the net income (or loss) of ResCap and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

Schedule 1.01-7

          (a) the net income (or loss) of any Person that is not a Subsidiary, except to the extent that cash in an amount equal to any such income has actually been received by ResCap or, subject to clause (c) below, any Subsidiary during such period;
          (b) except to the extent includible in the consolidated net income of ResCap pursuant to the foregoing clause (a), the net income (or loss) of any Person that accrued prior to the date that (i) such Person becomes a Subsidiary or is merged into or consolidated with ResCap or any Subsidiary or (ii) the assets of such Person are acquired by ResCap or any Subsidiary;
          (c) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary on that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that ResCap’s equity in a net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;
          (d) in the case of a successor to ResCap by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets; and
          (e) without duplication of amounts otherwise deducted in determining Consolidated Net Income, the amount of Permitted Tax Distributions for such period.
     “Consolidated Net Worth” means, at any date, the amount which would appear in accordance with GAAP on a consolidated balance sheet of ResCap and its Subsidiaries opposite the heading “equity” (or any similar item), but not including the equity of GMAC Bank to the extent included in such consolidated balance sheet equity.
     “Consolidated Tangible Net Worth” means, at any date, the result of (a) Consolidated Net Worth, minus (b) the net book value of all assets on the consolidated balance sheet of ResCap used to calculate Consolidated Net Worth that would be treated as intangible assets under GAAP (including goodwill, trademarks, trade names, service marks, service names, copyrights, patents, organizational expenses and the excess of any equity in any subsidiary over the cost of the investment in such subsidiary, but not including mortgage servicing rights or any retained interest in securitized receivables), all as determined on a consolidated basis in accordance with GAAP.
     “Contract” means, with respect to any Asset, the loan agreement, indenture or other agreement pursuant to which such Asset has been issued or created, and each other agreement that governs the terms of, or secures the obligations represented by such Asset.
     “Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control that, together with a Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Internal Revenue Code or Section 4001 of ERISA.
     “Credit and Collection Policies” means, with respect to an Asset, the credit and collection policies, including loan modification policies, of the related Obligor applicable to origination and

Schedule 1.01-8

servicing of assets of that type, as the same may be amended from time to time in accordance with its usual and customary practices.
     “Credit Party” has the meaning set forth in Section 3.02(a).
     “Credit Risk Asset” means any Asset with respect to which:
          (a) an Obligor has determined that a default, other than a payment default, as defined under the related Contract has occurred and such non-payment default continues unremedied for at least 100 days after notice thereof to the Payor thereof;
          (b) an Obligor learns that the Payor in respect of such Asset has defaulted in the payment of principal or interest on any other Indebtedness and such default has not been cured within 100 days; or
          (c) if such Asset is a Financial Asset-Backed Security that was originally rated by any nationally recognized rating agency, the rating on such security shall have been reduced by more than two notches by such rating agency.
     “Custodial Transfer Date” means September 15, 2008 or such date as the Borrower, the Guarantors and each Lender shall agree in writing.
     “Cut-Off Date” means, for any date of determination, the last day of the immediately prior calendar month; provided, however, that with respect to the Initial Collateral Value Report and any Interim Borrowing Base Reports relying on it, such date shall be April 30, 2008.
     “Default” means an Event of Default or an Unmatured Event of Default.
     “Default Rate” means, with respect to any Loan for any Interest Period, and any late payment of fees or other amounts due hereunder, the LIBOR Rate for the related Interest Period (or for all successive Interest Periods during which such fees or other amounts were delinquent), plus the Applicable Margin, plus 2% per annum.
     “Defaulted Asset” means any Asset arising under a Contract for which:
          (a) all or a portion of a scheduled payment is more than 120 days past due (based on its original due date),
          (b) the related Obligor has determined in accordance with its customary practices that such Asset is uncollectible,
          (c) the related Payor is subject to an Event of Bankruptcy, or
          (d) such Asset is rated “C” or less by Moody’s Investors Service or “CC” or less by Standard & Poor’s.
     “Deferral Period” means the period from and including the Closing Date to but excluding the earliest to occur of (i) December 1, 2008, (ii) the Revolving Loan Repayment Date, and (iii)

Schedule 1.01-9

the date specified by the Lender Agent on at least five Business Days’ written notice by the Lender Agent to the Borrowers following the occurrence of a Default.
     “Disqualified Equity Interests” means any class of Equity Interests of ResCap or any of its Subsidiaries that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by ResCap or such Subsidiary, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Scheduled Loan Repayment Date.
     “Dollars” or “$” means dollars in lawful money of the United States of America.
     “Dutch Note” means any note issued by GX CE Funding B.V. to ResCap under or pursuant to the VFLN Agreement.
     “Dutch SPE” means GX CE Funding B.V.
     “Dutch Security Documents” means the Dutch VFLN Agreement and the Dutch Note.
     “Dutch VFLN Agreement” means that certain variable funding loan note agreement dated on or about June 3, 2008 and entered into by and between, amongst others, ResCap, GX CE Funding B.V. and Stichting Security Trustee GX CE Funding.
     “Electronic Files” means (i) the electronic data file delivered by the Borrowers to the Lender Agent immediately prior to the Closing Date with respect to the Initial Collateral, and (ii) an electronic data file related to any Collateral Value Report, substantially in the form of the file described in clause (i).
     “Eligible Servicing Advances Agreement” means the agreements giving rise to Servicing Advances of the type described as Initial Collateral in the Schedules.
     “Eligibility Requirements” are defined in Exhibit A.
     “Eligible Asset” means an Asset which satisfies the following criteria:
          (a) such Asset (i) is a Conforming Loan, Jumbo Loan, Wet Loan, Second Lien Loan, HELOC Loan, High LTV Loan, Scratch and Dent Loan, (ii) is an Agency Asset, (iii) is a Financial Asset-Backed Security secured by Conforming Loans, Jumbo Loans, Wet Loans, Second Lien Loans, HELOC Loans, High LTV Loans, Scratch and Dent Loans or is an RMBS, CMBS, CDO or CLO, (iv) is an Equity Interest in a Financing SPV that holds Assets that consist of Conforming Loans, Jumbo Loans, Wet Loans, Second Lien Loans, HELOC Loans, High LTV Loans, Scratch and Dent Loans or RMBS, CMBS, CDOs or CLOs, (v) is an Equity Interest in REO Owner, MHF or an MHF Subsidiary, (vi) is an Incremental Advance; (vii) is an Equity Interest in a joint venture that was owned by BCG on the Closing Date or that was subsequently acquired by BCG pursuant to a workout of Primary Collateral; or (viii) is a Servicing Corporate Advance, Servicing T&I Advance or Servicing P&I Advance.

Schedule 1.01-10

          (b) such Asset is either (i) owned by a Borrower or a Guarantor or (ii) owned by an Obligor and is an Incremental Advance;
          (c) if such Asset arises from, or is subject to, Permitted Funding Indebtedness and if the Fair Value of such Asset exceeds $250,000,000 the Contract and the documentation related to the such Permitted Funding Indebtedness is in form and substance satisfactory to the Lender Agent; and
          (d) such Asset satisfies the Eligibility Requirements.
     “Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; or (d) any other Person; provided that the Borrowers have consented to such other Person (which consent shall not be unreasonably withheld, delayed or conditioned and shall not be required if an Event of Default has occurred and is continuing).
     “English Deed of Assignment” means the First Priority Deed of Assignment, dated on or about the date hereof, between ResCap and the First Priority Collateral Agent.
     “English Loan Sale and Purchase Agreement” means the loan sale and purchase agreement dated on or about June 2, 2008 between the SPE, the English Sellers and the English Security Trustee.
     “English Note” means the notes issued from time to time under and in accordance with the English Note Issuance Facility Deed.
     “English Note Issuance Facility Deed” means the note issuance facility deed dated on or about June 2, 2008 between the SPE, ResCap, the English Security Trustee and the English Sellers.
     “English Security Documents” means the English Loan Sale and Purchase Agreement, the English Note Issuance Facility Deed, the English Shares Charge, the English Deed of Assignment, and each and every other document, agreement and deed entered into by ResCap, its Subsidiary and/or the English Security Trustee in connection with the purchase of certain residential mortgage loans and development loans, the issuance of the English Note and creation of security in respect of the English Note in favor of the English Security Trustee, in each case, by the English SPE.
     “English Security Trustee” means Deutsche Trustee Company Limited (in its capacity as security trustee in respect of the English Note).
     “English Sellers” means GMAC-RFC Limited and GMAC-RFC Property Finance Limited.
     “English Shares Charge” means the First Priority Shares Charge, dated on or about the date hereof, between RFC and the First Priority Collateral Agent.
     “English SPE” means Viaduct (No.7) Limited.

Schedule 1.01-11

     “Equity Interests” of any Person means (a) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person; and (b) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.
     “European Collateral Value Adjustment” has the meaning set forth in Section 2.04(g).
     “European Reporting Assets” means Supporting Assets for the Primary Collateral consisting of the Dutch Notes and the English Notes.
     “European Reporting Date” means the date on which the August 2008 Monthly Collateral Report is due hereunder or such other later date as the Lender Agent may agree in its sole and absolute discretion.
     “European SPV Accounts” means each account held in the name the English SPE or the Dutch SPE pursuant to the terms of the English Security Documents or the Dutch Security Documents (as applicable).
     “Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:
          (a) such Person files a voluntary petition in bankruptcy, seeks relief under any provision of any Insolvency Law or consents to the filing of any petition against it under any such law;
          (b) a proceeding shall have been instituted by any Affiliate of such Person in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable Insolvency Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or for the winding-up or liquidation of its affairs;
          (c) a proceeding shall have been commenced, without the application or consent of such Person, in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable Insolvency Law, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its Property, or for the winding-up or liquidation of its affairs and such Person shall have failed to obtain a relief (including, without limitation, a dismissal) or a stay of such involuntary proceeding within thirty (30) days;

Schedule 1.01-12

          (d) the admission in writing by such Person of its inability to pay its debts as they become due;
          (e) such Person consents to the appointment of or taking possession by a custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official, of all or any part of its Property, or any custodian, receiver, conservator, trustee, liquidator, sequestrator or similar official takes possession of all or any part of the Property of such Person;
          (f) such Person makes an assignment for the benefit of any of its creditors; or
          (g) such Person generally fails to pay its debts as they become due.
     “Event of Default” has the meaning set forth in Section 8.01.
     “Exchange Offer” means the $14,040,000,000 bond exchange and tender offer by ResCap as substantially described in the Exchange Offer OM pursuant to which, among other things, ResCap will exchange certain unsecured bonds issued by it for secured bonds, which exchange is to close contemporaneously with the execution and delivery of this Agreement.
     “Exchange Offer Notes” means any series of ResCap’s senior and senior subordinated notes which were the subject of, or issued pursuant to, the exchange offer contemplated by the Exchange Offer OM.
     “Exchange Offer OM” means the Confidential Offering Memorandum and Consent Solicitation Statement of ResCap dated as of May 5, 2008 as supplemented on May 14, 2008.
     “Excluded Assets” has the meaning set forth in the Security Agreement.
     “Excluded Subsidiary” means (a) GMAC Bank; (b) a Foreign Subsidiary; (c) any Subsidiary that is effectively restricted from offering a Guarantee hereunder by law or regulation; (d) any Financing SPV; or (e) any Subsidiary that is effectively restricted from offering a Guarantee hereunder by its charter, so long as such Subsidiary referred to in this clause (e) is required to make dividends of all cash legally available therefor that is not required to pay current obligations of such Subsidiary; provided that (i) no Subsidiary under clause (a), (b), (c) or (e) above shall be deemed an Excluded Subsidiary if it guarantees any Indebtedness of ResCap or any unsecured Indebtedness of any Guarantor for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments and (ii) except as with respect to GMAC Bank, no Subsidiary the Equity Interests of which are directly owned by ResCap shall be an Excluded Subsidiary.
     “Exempt Cash Reserve Account” means (a) (i) account number 2000042898508 maintained by ResCap at Wachovia Bank, N.A. or (ii) account number 2000042898511 maintained by ResCap at Wachovia Bank, N.A., or (b) an account maintained by ResCap at another financial institution in lieu of the accounts described in clause (a), provided that (i) ResCap shall have notified the Lender Agent in writing of the designation of such account and (ii) at any time there shall only be one Exempt Cash Reserve Account.
     “Exemption Certificate” has the meaning set forth in Section 3.02(f).

Schedule 1.01-13

     “Existing Term Loans” means the loans made under the Term Loan Agreement in an aggregate principal amount of $1,293,500,000 transferred to the Initial Lender pursuant to the Term Loan Assignment.
     “Facility” means the loan facility provided to the Borrowers by the Lenders pursuant to this Agreement.
     “Facility Documents” means this Agreement, the Notes, the Security Documents, the Intercreditor Agreement, the Fee Letter, and all notices, certificates, financing statements, agreements and other documents to be executed and delivered by the Borrowers or ResCap pursuant to the foregoing or otherwise in connection with this Agreement or the extension of financing by the Lenders contemplated hereunder.
     “Fair Value” means with respect to (i) any Permitted Consideration received in connection with, or acquired with the proceeds of, a Collateral Disposition, the fair market value of such Permitted Consideration (determined as of the date a binding commitment to acquire such Permitted Consideration was entered into and taking into account, among other things, current market conditions and whether such Permitted Consideration is subject to senior claims or set-off rights), and (ii) any Primary Collateral or Supporting Assets that are the subject of a Collateral Disposition, the fair market value of such Primary Collateral or Supporting Assets (determined as of the date a binding commitment to effect such Collateral Disposition was entered into and taking into account, among other things, current market conditions and whether such Primary Collateral or Supporting Assets are subject to senior claims or set-off rights); provided that the Fair Value of a Residual Right in which the holder of an interest senior to the holders of Obligations has not waived its rights of offset and cross collateralization shall be zero.
     “Fannie Mae” means Fannie Mae, formerly known as The Federal National Mortgage Association, or any successor thereto.
     “Fee Letter” means the fee letter, dated as of the Closing Date, between the Borrowers, the Lender Agent and the Lenders.
     “FHA” shall mean The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the applicable FHA regulations.
     “FHA Approved Mortgagee” shall mean an institution which is approved by the FHA to act as mortgagee and servicer of record, pursuant to applicable FHA regulations.
     “FHA Insurance Contract” shall mean the contractual obligation of FHA respecting the insurance of an FHA mortgage loan pursuant to the National Housing Act, as amended.
     “FHLB” means any Federal Home Loan Bank, or any successor thereto.
     “Financial Asset-Backed Security” means a collateralized mortgage obligation, a collateralized bond obligation, a collateralized loan obligation or any other security the payments on which depend primarily on the cash flow from a specified pool of financial assets.

Schedule 1.01-14

     “Financing Assets” means whole loan mortgages, Residual Rights, securities (including Equity Interests or Indebtedness of Subsidiaries that are Financing SPVs but excluding Equity Interests of other Subsidiaries) and other financial assets or any related assets, rights or property or the proceeds therefrom.
     “Financing SPV” means a special purpose vehicle formed for financing purposes by ResCap or any Subsidiary in accordance with past practice of ResCap (or any reasonable extension or modification of such past practice, including for purposes of financing other types of financial assets) that does not guarantee any Indebtedness of ResCap or any Subsidiary other than Indebtedness of another Financing SPV and substantially all of the assets of which consist of Financing Assets.
     “First Priority Collateral Agent” means Wells Fargo Bank, N.A., in its capacity as First Priority Collateral Agent under the Security Agreement, and its permitted successors and assigns thereunder.
     “Foreign Subsidiary” means (a) a Subsidiary that is not organized within one of the 50 states of the United States of America or any jurisdiction that hereafter becomes a state; and (b) any Subsidiary of a Subsidiary referred to in clause (a) above.
     “Freddie Mac” means Freddie Mac, formerly known as The Federal Home Loan Mortgage Corporation, or any successor thereto.
     “Funding Date” shall mean the date of any Loan advance hereunder as provided in Section 2.03 hereof; provided that a Funding Date must be a Business Day.
     “GAAP” means, United States generally accepted accounting principles as in effect from time to time and as applied by ResCap in the preparation of its financial statements.
     “Ginnie Mae” means Ginnie Mae, formerly known as The Government National Mortgage Association, or any successor thereto.
     “GMAC Bank” refers to IB Finance Holding Company, LLC, GMAC Bank and any successor entity.
     “GMAC Mortgage” has the meaning set forth in the preamble.
     “GMAC Originator” means RFC, GMAC Mortgage or any other Subsidiary of ResCap that originates or purchases Mortgage Loans in the ordinary course of business.
     “GMAC Parties” means GMAC LLC (and its successors) and its Affiliates (other than ResCap and ResCap’s Subsidiaries and GMAC Bank).
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any municipality and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Without limiting the generality of the foregoing, with respect to the United States, a “Governmental Authority” shall include any United States federal, state, county, municipal or other local governmental, judicial

Schedule 1.01-15

or regulatory authority, agency, arbitration board, body, commission, instrumentality, court or quasi-governmental authority or tribunal.
     “Guarantee” means the guarantee set forth in Article XI.
     “Guarantor” means (a) ResCap; (b) each of the Subsidiaries of ResCap that is a signatory hereto as a Guarantor; and (c) any other Subsidiary that executes a joinder agreement to become a party as Guarantor to this Agreement.
     “Guidelines” means the Freddie Mac Guides, Fannie Mae Guides, FHLB Guides or Ginnie Mae Guides, as such guides have been amended from time to time with respect to each Seller.
     “HELOC Loan” means an open-end, revolving, home equity line of credit.
     “HLTV Loan” means any Mortgage Loan with a Loan-to-Value Ratio of 100% or more at the time of its origination.
     “Homecomings” means Homecomings Financial, LLC.
     “HUD” shall mean the U.S. Department of Housing and Urban Development.
     “IBG” means International Business Group, a division of ResCap.
     “IBG Assets” means the assets of IBG and its Subsidiaries which are not Excluded Assets.
     “Identified Lien Exceptions” means the exceptions listed on Schedule VI(a) to the Security Agreement.
     “Incremental Advance” means an advance made by an Obligor (i) with respect to a construction loan facility or a construction project to complete, or maintain the value of, the related construction project or (ii) under a mezzanine or working capital loan facility under which such Obligor of such Incremental Advance has a legally binding commitment to make such advance.
     “Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person as lessee under Capital Leases that have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP and all obligations of such Person as lessee under any so-called synthetic, off-balance sheet or tax retention lease; (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business); (d) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit and banker’s acceptances issued for the account of such Person; (f) all Disqualified Equity Interests of such Person; (g) obligations of such Person under a Bilateral Facility; (h) all Suretyship

Schedule 1.01-16

Liabilities of such Person in respect of obligations of others of the type described in clauses (a) through (g) above; and (i) all indebtedness of any partnership of which such Person is a general partner, to the extent of such liability; provided that Indebtedness shall not include (i) obligations arising from agreements of ResCap or a Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Equity Interests of a Subsidiary otherwise permitted under this Agreement and not required to be reflected as a liability on a consolidated balance sheet of ResCap; or (ii) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence.
     “Indemnified Amounts” has the meaning set forth in Section 10.01.
     “Indemnified Party” has the meaning set forth in Section 10.01.
     “Initial Account Control Agreements” means securities account control agreements in form and substance satisfactory to the Lender Agent in its sole discretion covering the Concentration Accounts and the Sales Proceeds Accounts.
     “Initial Borrower Funding Request” means the request to fund the Loan on the Initial Funding Date, substantially in the form of Exhibit 2.03(a), delivered in accordance with Section 2.03, that is current as of the end of the previous calendar month.
     “Initial Collateral” means assets of the Borrowers, the Guarantors and the Subsidiary Pledgors that are listed on, or of a type described on, Schedule VI to the Security Agreement and that exist on the Closing Date.
     “Initial Collateral Value Report” means the Collateral Value Report, substantially in the form of Exhibit 2.04(a), delivered by the Borrowers in accordance with Section 2.04(a) based on the initial Electronic File relating to the Initial Collateral as of the close of business on or about April 30, 2008.
     “Initial Funding Date” means the Funding Date on which the first Loan is made pursuant to this Agreement, as specified in the Initial Borrower Funding Request.
     “Initial Lender” has the meaning set forth in the preamble.
     “Insolvency Law” means any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction in effect at any time during the term of this Agreement.
     “Intercreditor Agreement” means the Intercreditor Agreement, dated as of a date on or before June 6, 2008, among the Senior Secured Collateral Agent, as First Priority Collateral Agent, Second Priority Collateral Agent and Third Priority Collateral Agent thereunder, the Collateral Control Agent, the Lender Agent, U.S. Bank National Association, as Trustee under the 2010 Indenture, U.S. Bank National Association, as Trustee under the 2015 Indenture, the Borrowers and the Guarantors signatories thereto.

Schedule 1.01-17

     “Interest Period” means, for any Loan, (a) an initial period beginning on the Funding Date for such Loan and ending on the last day of the calendar month in which such Funding Date occurs; and (b) subsequent consecutive periods thereafter, beginning on the first day of each subsequent calendar month and ending on the earlier of (i) the last day of the same calendar month in which such Interest Period began and (ii) the Loan Repayment Date.
     “Interim Borrowing Base Report” means a report, substantially in the form of Exhibit 2.03(b), containing a statement of (i) all Net Cash Proceeds received from Collateral Dispositions of Primary Collateral, (ii) all Eligible Assets acquired with Net Cash Proceeds of Collateral Dispositions of Primary Collateral, and after the Account Transfer Date, all Collections received in respect of Primary Collateral, in each case since the Cut-Off Date that is the subject of the then most recently delivered Collateral Value Report.
     “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
     “Investment Company Act” means the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.
     “Investments” of any Person means:
     (a) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers, directors and employees) or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;
     (b) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person (other than any such purchase that constitutes a Restricted Payment of the type described in clause (b) of the definition thereof); and
     (c) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP (including, if required by GAAP, purchases of assets outside the ordinary course of business).
     Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the fair market value thereof on the date such Investment is made.
     “Investors” means the collective reference to General Motors and the Sponsor.
     “Jumbo Loan” means a Mortgage Loan which substantially conforms to the Guidelines except (i) the principal amount thereof may exceed the principal amount of loans which conform to the Guidelines or (ii) for other specified exceptions to the Guidelines that are consistent with the customary practices of the applicable GMAC Originator.
     “Kick-Out Loan” means a Mortgage Loan repurchased by an Obligor from a Financing SPV.

Schedule 1.01-18

     “Lender” has the meaning set forth in the preamble.
     “Lender Agent” means, initially, GMAC LLC and thereafter any successor Lender Agent appointed pursuant to Section 12.09.
     “Lender Parties” means the Lender Agent, the First Priority Collateral Agent, the Collateral Control Agent, the Lenders and the other Indemnified Parties.
     “LIBOR Rate” means, with respect to any Loan for any Interest Period, the rate appearing on Page 3750 of the Dow Jones “Markets” screen (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Lender Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity of one (1) month. In the event that such rate is not available at such time for any reason, then the “LIBOR Rate” with respect to such Interest Period shall be the rate at which dollar deposits of an amount comparable to the amount of the requested Loan and for a maturity of one (1) month are offered by the principal London office of JPMorgan Chase Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC of any jurisdiction.
     “Loan Repayment Date” means, with respect to Term Loans, the Term Loan Repayment Date and, with respect to Revolving Loans, the Revolving Loan Repayment Date.
     “Loans” means Term Loans and Revolving Loans.
     “Loan-to-Value Ratio” means with respect to a Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is the then current principal balance of such Mortgage Loan on such date, and the denominator of which is the appraised value of the related mortgaged property on such date.
     “Mandatory Repayment Date” means, (i) with respect to Collateral Dispositions in excess of $100,000,000, within five (5) Business Days of such Collateral Disposition; and (ii) with respect to all other Collateral Dispositions, no later than the 10th Business Day following the end of each month in which such Collateral Dispositions occur; provided, however, that to the extent that a Collateral Disposition occurring prior to December 1, 2008 consists of a Servicing Advance Factoring Sale, the Mandatory Repayment Date with respect to such Collateral Disposition shall be no earlier than December 1, 2008.

Schedule 1.01-19

     “Material Adverse Effect” means any event which has had or would reasonably be expected to have a material adverse effect on (i) the business, assets or financial condition of any Obligor or any such Obligor and its Subsidiaries taken as a whole since December 31, 2007, other than as disclosed in the Obligor’s financial statements as detailed in Section 6.01(o), (ii) the validity or enforceability of any of the Facility Documents or the rights or remedies of the Lender Parties thereunder, or (iii) the value, validity, enforceability, saleability or collectibility of the Collateral or a material portion thereof, or the enforceability, perfection or priority of the First Priority Collateral Agent’s security interest on behalf of the Lender Parties in the Collateral; provided, however, that a Material Adverse Effect shall not be determined to include effects arising out of, relating to or resulting from the occurrence of a ratings downgrade of GMAC LLC or any of its Affiliates (including ResCap) or any of their outstanding debt (it being understood that the events giving rise to such downgrade shall not be excepted from the definition of Material Adverse Effect).
     “Maximum Guaranty Amount” has the meaning set forth in Section 11.07.
     “Mexican Security Documents” means the Stock Pledge Agreement to be executed by RFC for the benefit of the Collateral Control Agent whereby RFC pledges (i) shares, each with a par value of $1.00 (one Peso 00/100) legal currency of Mexico, representing the corporate capital stock of GMAC RFC Auritec, S.A., (ii) shares, each with a par value of $1,000.00 (one thousand Pesos 00/100), representing a portion of the corporate capital stock of GMAC Hipotecaria, S.A. de C.V., S.F.O.L., and (iii) shares, each with a par value of $1,000.00 (one thousand Pesos 00/100), representing a portion of the corporate capital stock of GMAC Financiera, S.A. de C.V., S.F.O.L. and any and all notices, certificates, agreements and other documents to be executed and delivered by RFC pursuant to the foregoing or otherwise in connection with the transactions contemplated by the Stock Pledge Agreement.
     “MHF” means GMAC Model Home Finance, LLC, a Delaware limited liability company, and its successors in interest.
     “MHF Assets” means (i) the assets of MHF, its Subsidiaries and any entity which was a Subsidiary of MHF as of the Closing Date, other than the Equity Interests in such Subsidiaries to the extent such assets were held by MHF or such Subsidiaries on the Closing Date or arise out of assets, properties or rights that were so held on the Closing Date, or (ii) if the Equity Interest in MHF or its Subsidiary shall have been the subject of a Collateral Disposition, assets that were MHF Assets at the time of such Collateral Disposition.
     “MHF Subsidiary” means a Subsidiary of MHF that existed on the Closing Date and was included in Initial Collateral.
     “Model Home” means a model home, the construction of which was financed by BCG, located on real property owned wholly or partially by BCG.
     “Monthly Collateral Report” shall mean a Collateral Value Report together with the related Collateral Value Certificate, Reinvestment Certificate and Electronic File.

Schedule 1.01-20

     “Monthly Settlement Date” means the thirteenth Business Day of each calendar month or, if such thirteenth is not a Business Day, the first Business Day thereafter, commencing June 2008.
     “Mortgage Loan” means any first or second lien mortgage loan subject to the terms of this Agreement.
     “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
     “Net Cash Proceeds” means, with respect to any Collateral Disposition, the proceeds thereof in the form of cash or cash equivalents, net of:
          (a) brokerage commissions and other fees and expenses (including fees, discounts and expenses of legal counsel, accountants and investment banks, consultants and placement agents) of such Collateral Disposition;
          (b) provisions for taxes payable as a result of such Collateral Disposition (after taking into account any available tax credits or deductions and any tax sharing arrangement);
          (c) amounts required to be paid to any Person (other than ResCap or any Subsidiary thereof) owning a beneficial interest in the assets subject to the Collateral Disposition or having a Lien thereon (excluding the Lien under the Security Agreement);
          (d) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Collateral Disposition; and
          (e) appropriate amounts to be provided by any Obligor, as the case may be, as a reserve required in accordance with GAAP against any adjustment in the sale price of such asset or assets or liabilities associated with such Collateral Disposition and retained by any Obligor, as the case may be, after such Collateral Disposition, including pensions and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Collateral Disposition, all as reflected in an officers’ certificate delivered to the Lender Agent.
     “Non-Recourse Debt” means Indebtedness of any Subsidiaries of ResCap that are special purpose vehicles acting as sellers or borrowers under an asset securitization; provided that no Bilateral Facility shall be Non-Recourse Debt.
     “Non-UCC Assets” means (a) assets of the Borrowers and the other Obligors located outside the United States to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statement in the jurisdictions of organization of the Borrowers and such Obligors; (b) all of the Borrowers’ and the other Obligors’ right, title and interest in owned real property; and (c) motor vehicles and other assets subject to certificates of title to the extent that a Lien therein cannot be perfected by the filing of UCC financing statement in the jurisdiction of organization of the Borrowers or the other Obligors.

Schedule 1.01-21

     “Non-U.S. Lender” has the meaning set forth in Section 3.02(f).
     “Note” means any promissory note of the Borrowers issued to a Lender, in substantially the form of Exhibit 2.02(a), as amended from time to time, and any replacements thereof or substitution therefor.
     “Obligations” means obligations, indebtedness, fees, expenses (including, without limitation, attorneys’ fees and expenses) and liabilities of any Borrower, any Guarantor or any other Obligor to any Lender Party, now existing or hereafter arising under or in connection with any Facility Document, whether monetary or otherwise, matured or unmatured, direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligations, indebtedness and liabilities of the Borrowers under the Notes or otherwise pursuant to the terms of the other Facility Documents, and all interest accruing thereon (including any interest that accrues after the commencement of any proceeding by or against any Borrower, any Obligor or any other Person under any bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization or other debtor relief law) and all attorneys’ fees and other expenses incurred in the collection or enforcement thereof.
     “Obligors” means, collectively, ResCap, the Subsidiary Pledgors, the Guarantors, the Borrowers, any party signatory as an Obligor hereto, any party signatory as a Grantor under the Security Agreement, and any other Person (other than the Lender Parties) that is obligated to the Lender Parties under any Facility Document.
     “Optional Prepayment Date” has the meaning set forth in Section 2.09.
     “Originator” means a Person (other than an Obligor) from which an Obligor (or its predecessor in interest) acquired an interest in an Asset.
     “Other Receivables” means receivables due to affiliates of ResCap from either the FHA or the VHA relating to a pool of loans subject to FHA Insurance Contracts or VA Guaranty Agreements that either: (i) are more than ninety (90) days delinquent, (ii) are in the foreclosure process, or (iii) have completed the foreclosure process.
     “Other Taxes” has the meaning set forth in Section 3.02(b).
     “Outstanding Aggregate Loan Amount” means, at any time, the aggregate of the Outstanding Revolving Loan Amount and the Outstanding Aggregate Term Loan Amount. With respect to calculations of the Outstanding Aggregate Loan Amount done in connection with a requested funding of a Revolving Loan to repay the Term Loans, such calculation shall give effect to both the requested increase in the Outstanding Aggregate Revolving Loan Amount and the corresponding decrease in the Outstanding Aggregate Term Loan Amount.
     “Outstanding Aggregate Revolving Loan Amount” means, at any time, the aggregate of the Outstanding Lender Revolving Loan Amounts of all the Lenders.
     “Outstanding Aggregate Term Loan Amount” means, at any time, the aggregate of the Outstanding Lender Term Loan Amounts of all the Lenders.

Schedule 1.01-22

     “Outstanding Lender Loan Amount” means, at any time with respect to any Lender, the aggregate of the Outstanding Lender Revolving Loan Amount and the Outstanding Lender Term Loan Amount of such Lender.
     “Outstanding Lender Revolving Loan Amount” means, at any time with respect to any Lender, the aggregate principal amount of all then outstanding Revolving Loans advanced by such Lender.
     “Outstanding Lender Term Loan Amount” means, at any time with respect to any Lender, the aggregate principal amount of all then outstanding Term Loans advanced by such Lender.
     “Par Value” means, with respect to any Asset and for purposes of determining Collateral Value, the par value of such Asset as determined by ResCap in accordance with its customary practices in effect on the Closing Date.
     “Participant” shall have the meaning set forth in Section 9.04.
     “Payor” means any Person required to make payments representing the return of an Obligor’s investment in an Asset.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA (other than a Multiemployer Plan), and to which any Obligor or any corporation, trade or business that is, along with the Obligor, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
     “Permitted Affiliate Transaction” means an Affiliate Transaction constituting or involving (a) a Restricted Payment permitted pursuant to Section 7.02(g); (b) the payment of reasonable and customary fees and indemnities to members of the Board of Directors of ResCap or a Subsidiary; (c) the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of ResCap or any Subsidiary; (d) transactions between or among ResCap and/or its Subsidiaries; (e) the issuance of Equity Interests (other than Disqualified Equity Interests) of ResCap otherwise permitted hereunder and capital contributions to ResCap by its equity owners; (f) any agreement or arrangement as in effect on the Closing Date and any amendment or modification thereto so long as such amendment or modification is consented to in writing by each Lender; and (g) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are no less favorable to ResCap or the applicable Subsidiary, as the case may be, as determined in good faith by ResCap, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of ResCap.

Schedule 1.01-23

     “Permitted Consideration” means, with respect to each Collateral Disposition, cash, cash equivalents and/or Eligible Assets that, concurrently with such Collateral Disposition, become Primary Collateral or Supporting Assets for Primary Collateral.
     “Permitted Funding Indebtedness” means the Bilateral Facilities, the Indebtedness listed on Exhibit C hereto and any Indebtedness incurred in the ordinary course of the business of ResCap and its Subsidiaries through financing, securitization and hedging activities (and provided that hedging activities cannot be for speculative purposes), including customary lines of credit, asset swaps, repurchase transactions or warehouse financings involving residential mortgage loans, home equity loans or second lien loans (including any reasonable extension or evolution of such activities including for purposes of financing other types of financial assets) and other Indebtedness on terms at least as favorable to ResCap or the applicable Subsidiary than would be available on an arm’s-length basis.
     “Permitted Indebtedness” means,
          (a) the Obligations;
          (b) other Indebtedness of the Obligors and their Subsidiaries outstanding on the Closing Date and up to $3,050,000,000 of 2010 Notes and up to $7,700,000,000 of 2015 Notes issued pursuant to the Exchange Offer;
          (c) Permitted Funding Indebtedness of the Obligors and their Subsidiaries;
          (d) unsecured Indebtedness among ResCap and its Subsidiaries;
          (e) Indebtedness of the Obligors and their Subsidiaries under interest rate agreements and currency exchange agreements entered into in the ordinary course of business and not for speculative purposes;
          (f) Permitted Refinancing Indebtedness of the Obligors and their Subsidiaries in respect of Indebtedness outstanding in reliance on clauses (b) and (c) above and this clause (f);
          (g) Indebtedness of the Obligor and their Subsidiaries to the GMAC Parties incurred in accordance with Section 7.02(l), provided that such Indebtedness is not secured by any Collateral; and
          (h) Indebtedness of the Borrowers or any of their Subsidiaries not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness then outstanding and incurred pursuant to this clause (h), does not at any one time outstanding exceed $500,000,000.
     it being understood that (i) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (a) through (g) of this definition, ResCap will, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness in any manner that complies with this definition and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses

Schedule 1.01-24

or pursuant to this definition (provided that all Indebtedness outstanding under this Agreement will at all times be deemed to be outstanding pursuant to clause (a) above); and (ii) the principal amount of any Disqualified Equity Interests will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof.
     “Permitted Liens” means:
          (a) Liens against the Obligors and their Subsidiaries existing at the Closing Date and arising under the Bilateral Facilities;
          (b) (i) Liens that secure Obligations; and (ii) Liens that secure Indebtedness under the 2010 Notes and the 2010 Indenture and the 2015 Notes and the 2015 Indenture; provided that the Liens in clause (ii) are subordinated in priority to the Liens in clause (i) in accordance with, and subject to the terms of, the Intercreditor Agreement;
          (c) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith either with the third party to whom such taxes are owed or the third party obligated to pay such taxes and for which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);
          (d) any warehousemen’s, materialmen’s, landlord’s or other similar Liens arising by law for sums not then due and payable (or which, if due and payable, are being contested in good faith either with the third party to whom such sums are owed or the third party obligated to pay such sums and with respect to which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);
          (e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not individually or in the aggregate materially adversely affect the value of ResCap and its Subsidiaries or materially impair the operation of the business of such Person;
          (f) pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations incurred in the normal course of business consistent with industry practice, or (iii) to obtain or secure obligations with respect to letters of credit, guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (f)(i) and (f)(ii) above, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by

Schedule 1.01-25

ERISA or the Internal Revenue Code, in connection with a “plan” (as defined in ERISA), or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within sixty (60) days after the entry thereof or the expiration of any such stay;
          (g) Liens securing Indebtedness of ResCap or a Subsidiary thereof to the extent such secured Indebtedness is pledged as Collateral pursuant to the Facility Documents;
          (h) Liens to secure any Permitted Refinancing Indebtedness secured by Liens referred to in clause (a) above; provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;
          (i) licenses of intellectual property granted in the ordinary course of business;
          (j) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of ResCap or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of ResCap and or any of its Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of ResCap or any of its Subsidiaries in the ordinary course of business, and (ii) of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (A) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (B) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
          (k) deposits made in the ordinary course of business to secure liability to insurance carriers;
          (l) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business so long as such leases, subleases, licenses or sublicenses are subordinate in all respects to the Liens granted and evidenced by the Security Documents and which do not materially interfere with the ordinary conduct of the business of ResCap or any Subsidiaries and do not secure any Indebtedness;
          (m) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by ResCap or any Subsidiary thereof in the ordinary course of business;
          (n) Liens on the assets of a Subsidiary that is not a Guarantor securing Indebtedness and other obligations of such Subsidiary incurred in compliance with this Agreement;
          (o) Liens on the Collateral granted under the Security Documents in favor of the First Priority Collateral Agent to secure the Obligations and the notes issued pursuant to the

Schedule 1.01-26

Exchange Offer; provided that such Liens are subject to the terms of the Intercreditor Agreement;
          (p) Liens on Financing Assets securing Permitted Funding Indebtedness;
          (q) any extensions, substitutions, replacements or renewals of the foregoing; and
          (r) prior to June 30, 2008, all Identified Lien Exceptions, and after such date the Identified Lien Exceptions denoted with an asterix on Schedule VI(a) to the Security Agreement.
     “Permitted Refinancing Indebtedness” means Indebtedness that refunds, refinances, renews, replaces or extends any Indebtedness permitted to be incurred by ResCap or any Subsidiary pursuant to the terms of this Agreement, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that:
          (a) the Permitted Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) at least 91 days after the Scheduled Loan Repayment Date,
          (b) the Permitted Refinancing Indebtedness has a weighted average life to maturity that is equal to or greater than the remaining weighted average life to maturity of the Indebtedness being refunded, refinanced, renewed, replaced or extended,
          (c) such Permitted Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the sum of (i) the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount) then outstanding under the Indebtedness being refunded, refinanced, renewed, replaced or extended, (ii) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced, renewed, replaced or extended and (iii) the amount of reasonable and customary fees, expenses and costs related to the incurrence of such Permitted Refinancing Indebtedness,
          (d) such Permitted Refinancing Indebtedness is incurred by the same Person (or its successor) that initially incurred the Indebtedness being refunded, refinanced, renewed, replaced or extended or by ResCap or a Guarantor; and
          (e) if the Indebtedness is unsecured, such Permitted Refinancing Indebtedness is unsecured.
     “Permitted Restricted Payments” means any of the following:
          (a) the payment of any dividend on Equity Interests in ResCap or a Subsidiary within sixty (60) days after declaration thereof if on the declaration date after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Closing Date (excluding Restricted Payments

Schedule 1.01-27

described in clauses (b), (c), (d), (f) and (g) and of this definition), shall not exceed the Restricted Payment Maximum Amount;
          (b) the retirement of any Equity Interests of ResCap by conversion into, or by or in exchange for, Qualified Equity Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of ResCap) of other Qualified Equity Interests;
          (c) the redemption, defeasance, repurchase or acquisition or retirement for value of any Indebtedness of ResCap or a Guarantor in exchange for or out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of ResCap) of (i) Qualified Equity Interests or (ii) Permitted Refinancing Indebtedness;
          (d) in the case of a Collateral Disposition, the repurchase or other acquisition out of Net Cash Proceeds of notes issued pursuant to the Exchange Offer to the extent required under the terms thereof and not otherwise required to make payments or reinvestments pursuant to Section 2.08(c);
          (e) Permitted Tax Distributions;
          (f) the exchange of, the Preferred Units of ResCap existing as of the Closing Date for any property into which such Preferred Units are exchangeable in accordance with their terms; and
          (g) if no Default is continuing, Restricted Payments not otherwise Permitted Restricted Payments in an amount not to exceed $250,000,000 per year.
     “Permitted Tax Distributions” means, with respect to any period during which ResCap is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes, distributions to ResCap’s direct owner(s) (whether pursuant to a tax sharing agreement or otherwise) to fund the income tax liabilities of such owner(s) (or, if a direct owner is a pass-through entity, of an indirect owner) resulting from ResCap being a partnership or disregarded entity for federal, state and/or local income tax purposes, in an aggregate amount not to exceed the product of (a) the net taxable income of ResCap for such period, calculated in accordance with applicable law, reduced by any cumulative net taxable loss with respect to all prior post-closing periods (determined as if all such periods were one period) to the extent such cumulative net taxable loss is of a character (ordinary or capital) that would permit such loss to be deducted against the income of the current period; and (b) the highest combined marginal federal, state and/or local income tax rate (taking into account the deductibility of state and local income taxes for federal income tax purposes and the character of the taxable income in question (i.e., long term capital gain, qualified dividend income, etc.)) applicable to any such direct or indirect owner of ResCap. Permitted Tax Distributions may be made quarterly based on ResCap’s good faith estimate of its taxable income, with appropriate adjustments to be made on an annual basis based upon the determination of ResCap’s actual taxable income.
     “Person” means any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government or any agency or political subdivision thereof, or other entity of a similar nature.

Schedule 1.01-28

     “Post-Closing Requirements” means the delivery of the items specified on Schedule 8.01(m) in form and substance satisfactory to the Lender Agent in its reasonable discretion within the time frame specified in such schedule for each such item.
     “Preferred Units” means the non-cumulative, non-participating, perpetual preferred membership interests of ResCap, the designation of which is as set forth in the Amended and Restated Operating Agreement of ResCap.
     “Prepayment Notice” means a notice substantially in the form of Exhibit 2.09(a).
     “Primary Collateral” means Initial Collateral, REO Property acquired as the result of foreclosure on Primary Collateral, Substitute Collateral, Reinvestment Collateral, any assets acquired as a result of exercising remedies under any Initial Collateral or Reinvestment Collateral, and all proceeds of the foregoing.
     “Pro Rata Share” means, relative to any Lender, the percentage set forth below its name on its signature page hereto or set forth in an Assignment and Acceptance under the “Pro Rata Share” column, as such percentage may be adjusted from time to time pursuant to Assignment and Acceptances executed by such Lender and its assignee and delivered pursuant to Section 9.01. A Lender shall not have any Commitment if its Pro Rata Share is zero.
     “Qualified Equity Interests” means Equity Interests of ResCap other than Disqualified Equity Interests.
     “Register” has the meaning set forth in Section 2.02(b).
     “Remittance Date” means the 18th calendar day of each month (or if such day is not a Business Day, the first Business Day preceding such date) on which servicing advances are due under the applicable servicing agreement by a servicing Subsidiary of ResCap.
     “Reinvestment Certificate” means a certificate of a Responsible Officer of the relevant Obligor (i) identifying the Primary Collateral that has been the subject of a Collateral Disposition, (ii) identifying any Reinvestment Collateral acquired with the Permitted Consideration for such Collateral Disposition and (iii) certifying that such Collateral Disposition complied with Section 7.02(k).
     “Reinvestment Collateral” means (i) Assets acquired as Permitted Consideration for a Collateral Disposition, (ii) Servicing P&I Advances, Servicing Corporate Advances, and Servicing T&I Advances arising under a Specified Servicer Advances Agreement, and (iii) other Eligible Assets acquired with Net Cash Proceeds of a Collateral Disposition, which assets shall be described in a Reinvestment Schedule delivered to the Lender Agent and the First Priority Collateral Agent on each Monthly Settlement Date as provided in Section 7.01(g), and which Reinvestment Schedule shall be accompanied by a Reinvestment Certificate; provided that the failure to deliver such Reinvestment Schedule or Reinvestment Certificate shall not relieve the Obligors of any of their obligations to treat such assets as Primary Collateral or to comply with the provisions of the Facility Documents relating to Primary Collateral.

Schedule 1.01-29

     “Reinvestment Schedule” means a schedule describing the Reinvestment Collateral, which schedule shall be in such form as the Lender Agent may approve from time to time in its discretion after consultation with the Borrowers.
     “REO Owner” means (i) Residential Mortgage Real Estate Holdings, LLC, a Delaware limited liability company, (ii) Residential Funding Real Estate Holdings, LLC, a Delaware limited liability company, (iii) Homecomings Financial Real Estate Holdings, LLC, a Delaware limited liability company, and (iv) any other company approved in writing by the Lender Agent.
     “REO Property” means real estate owned property (i.e., a mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure).
     “Repayment Notice” means a notice substantially in the form of Exhibit 2.08(b).
     “Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation of articles of association and by-laws, certificate of limited partnership, limited partnership agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and retail installment sales acts).
     “Required Lenders” means, at any time, Lenders holding more than 67% of the sum of the Outstanding Aggregate Loan Amount plus the unfunded portion of the Aggregate Commitment Amount.
     “ResCap” means Residential Capital, LLC, a Delaware limited liability company, and its successors in interest.
     “Reserves” shall mean as of any date of determination, such amounts as the Lender Agent may, from time to time and acting reasonably, establish and revise reducing the amount of Loans which would otherwise be available to Borrowers under the lending formula(s) provided for under Schedule 2.04: (a) to reflect events, conditions, contingencies or risks which, as reasonably determined by the Lender Agent, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Primary Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of any Borrower or any Guarantor or (iii) the security interests and other rights of the Lender Parties in the Primary Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect the Lender Agent’s reasonable belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Guarantor to the Lenders is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which the Lender Agent reasonably determines constitutes a Default or an Event of Default. To the extent the Lender Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Assets so as to address any circumstances, condition, event or contingency in a manner satisfactory to the Lender Agent, the Lender Agent shall not establish a Reserve for the same purpose. The amount of any Reserve

Schedule 1.01-30

established by the Lender Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as reasonably determined by the Lender Agent.
     “Residual Rights” means (i) in the case of loans secured by mortgage loans or mortgage related securities, rights in the mortgage loans or mortgage-related securities securing such loan after taking into account senior claims thereon, (ii) in the case of repurchase agreements, both the rights under the repurchase agreement (or any transaction thereunder) and rights in the mortgage loans or mortgage-related securities transferred pursuant to the provisions of the repurchase agreement (or any transaction thereunder) after taking into account any senior claim claims, thereon, and (iii) in the case of any other Collateral or Supporting Assets, rights in such Collateral or Supporting Assets after taking into account senior claims thereon.
     “Responsible Officer” means (a) with respect to each Borrower and each Obligor, the chief executive officer, president, chief financial officer, treasurer, assistant vice president, assistant treasurer, secretary or assistant secretary of such Borrower, or any other officer having substantially the same authority and responsibility; provided that with respect specifically to the obligations of each Borrower or ResCap set forth in Section 7.01(f) hereof, only the chief financial officer, treasurer, assistant treasurer, or controller and chief accounting officer of such Person shall be deemed to be a Responsible Officer; and (b) with respect to any Lender, a lending officer charged with responsibility for the day to day management of the relationship of such institution with the Borrowers.
     “Restricted Payment” is defined to mean any of the following:
          (a) any dividend or other distribution declared and paid on the Equity Interests of ResCap or on the Equity Interests in any Subsidiary of ResCap that are held by, or declared and paid to, any Person other than ResCap or a Subsidiary of ResCap or any GMAC Party other than (i) dividends, distributions or payments made solely in Qualified Equity Interests of ResCap; and (ii) dividends or distributions payable to ResCap or a Subsidiary of ResCap or to other holders of Equity Interests of ResCap or a Subsidiary (other than the GMAC Parties) on a pro rata basis;
          (b) any payment made by ResCap or any of its Subsidiaries to purchase, redeem, acquire or retire any Equity Interests in ResCap or any of its Subsidiaries (including any issuance of Indebtedness in exchange for such Equity Interests or the conversion or exchange of such Equity Interests into or for Indebtedness) other than any such Equity Interests owned by ResCap or any Subsidiary and other than the redemption of Equity Interests of IB Finance for up to the fair market value thereof at the time of redemption (it being understood that any excess over such fair market value which is paid shall be deemed to be a Restricted Payment and shall be permitted to be paid to the extent otherwise in compliance with Section 7.02(g));
          (c) any payment made by ResCap or any of its Subsidiaries (other than payments out of the proceeds of, or in exchange for, the notes issued pursuant to the Exchange Offer or Permitted Refinancing Indebtedness) to redeem, repurchase, defease (including in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Exchange Offer Notes, unsecured Permitted Refinancing

Schedule 1.01-31

Indebtedness of Exchange Offer Notes or subordinated indebtedness of any Obligor, except, in each case, payments of principal required in order to satisfy a scheduled maturity date on the date such payment is due; and
          (d) any Investment by ResCap or any of its Subsidiaries in any GMAC Party.
     “Restricted Payment Maximum Amount” means the sum (without duplication) of (a) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of ResCap accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter following the fiscal quarter in which the Closing Date occurs and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment; plus (b) 100% of the aggregate net cash proceeds received by ResCap subsequent to the Closing Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of Qualified Equity Interests, including Qualified Equity Interests issued upon the conversion of Indebtedness of ResCap, and from the exercise of options, warrants or other rights to purchase such Qualified Equity Interests (other than, in each case, Equity Interests or Indebtedness sold to a Subsidiary of ResCap); minus (c) $859,000,000.
     “Retained Proceeds” means Net Cash Proceeds of Collateral Dispositions in an aggregate lifetime amount of (i) $450 million following the Closing Date which the Obligors elect to treat as Retained Proceeds in a Monthly Collateral Report or otherwise so designate by written notice to the Lender Agent plus (ii) Net Cash Proceeds arising from the disposition of MHF Assets, as the Obligors shall designate.
     “Returned Amount” has the meaning set forth in Section 13.12(d).
     “Revolving Loan Repayment Date” means the earliest to occur of (a) May 1, 2010; (b) the date that the Loans are declared to be due and payable in accordance with Section 8.02(a); or (c) the date of the occurrence of an Event of Default described in Section 8.01(d); provided, however, that the Revolving Loan Repayment Date may be extended or accelerated by the mutual agreement of each Lender and the Borrowers.
     “Revolving Loans” has the meaning set forth in Section 2.01(a).
     “RFC” means Residential Funding Company, LLC, and its successors in interest.
     “Sales Proceeds Accounts” means the accounts listed on Schedule X(b) of the Security Agreement; provided that to the extent any Net Cash Proceeds are required to be held in the European SPV Accounts under the Dutch Security Documents and the English Security Documents, the European SPV Accounts shall constitute Sales Proceeds Accounts with respect to such funds for the purposes of Section 4.02(a).
     “Scheduled Loan Repayment Date” means either (a) if the Exchange Offer is completed in a manner satisfactory to the Lenders in their sole discretion with respect to the Floating Rate Notes due 2008, 8.125% Notes due 2008, Floating Rate Notes due April 2009, Floating Rate Notes due May 2009, and Floating Rate Subordinated Notes due 2009 specified in the Exchange Offer OM, May 1, 2010; or (b) March 31, 2009.

Schedule 1.01-32

     “Scratch and Dent Mortgage Loans” means mortgage loans acquired by the Borrowers or their Subsidiaries in the ordinary course of business which are not saleable to FNMA, FHLMC, or in the normal whole loan and securitization markets in the ordinary course of business as newly originated, non-defective mortgage loans, which loans include but are not limited to Kick-Out Loans, aged mortgage loans, nonperforming mortgage loans and mortgage loans which have defects in their documentation or underwriting.
     “Second Lien Loan” means any Mortgage Loan secured by a second lien on or second priority interest in a mortgaged property securing a mortgage note.
     “Security Agreement” means the First Priority Pledge and Security Agreement and Irrevocable Proxy, dated of the date hereof, among the Borrowers and certain of their Affiliates, as grantors thereunder, the Lender Agent and the First Priority Collateral Agent.
     “Security Documents” means the Security Agreement, the Intercreditor Agreement, the Account Control Agreements, the Dutch Security Documents, the English Security Documents, all documents delivered in satisfaction of the Post Closing Requirements, and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the First Priority Collateral Agent for its benefit and for the benefit of the Lender Parties.
     “Servicing Advance Exception End Date” means July 15, 2008.
     “Servicing Advance Exception Funds” means funds received in repayment of Primary Collateral consisting of Servicing Corporate Advances with respect to expenses generally incurred in connection with loss mitigation efforts and foreclosures on mortgage loans.
     “Servicing Advance Exception Limit” means, on any day, an amount equal to $100,000,000.
     “Servicing Advance Factoring Sale” means a Collateral Disposition by any Obligor consisting of a sale of Servicing T&I Advances, Servicing P&I Advances or Servicing Corporate Advances under an Approved Servicing Advance Factoring Agreement.
     “Servicing Advances Accounts” means the Sales Proceeds Accounts designated as such in accordance with Section 4.02(b).
     “Servicing Corporate Advances” means any advance relating to domestic Mortgage Loans or REO Property made by an Obligor (made, except with respect to Servicing Corporate Advances which constitute Substitute Collateral, pursuant to an Eligible Servicing Advances Agreement) (i) to inspect, protect, preserve or repair properties that secure defaulted Mortgage Loans or that have been acquired through foreclosure or deed in lieu of foreclosure or other similar action pending disposition thereof, or for similar or related purposes, including, but not limited to, necessary legal fees and costs expended or incurred by such servicer in connection with foreclosure, bankruptcy, eviction or litigation actions, as well as costs to obtain clear title to such a property, to protect the priority of the lien created by a Mortgage Loan on such a property, and to dispose of properties taken through foreclosure or by deed in lieu thereof or other similar

Schedule 1.01-33

action, or any other out of pocket expenses incurred as servicer and (ii) in the ordinary course of business to maintain or maximize the value of a Mortgage Loan or REO Property.
     “Servicing P&I Advance” means any advance relating to domestic Mortgage Loans or REO Property made by an Obligor (made, except with respect to Servicing P&I Advances which constitute Substitute Collateral, pursuant to an Eligible Servicing Advances Agreement) of delinquent interest and/or principal on the related Mortgage Loan to the extent such advance is funded out of the servicer’s own funds and not using amounts held for future distribution.
     “Servicing T&I Advance” means any advance relating to domestic Mortgage Loans or REO Property made by an Obligor (made in accordance with a contractual obligation and, except with respect to Servicing T&I Advances which constitute Substitute Collateral, pursuant to an Eligible Servicing Advances Agreement) with respect to a Mortgage Loan of real estate taxes and assessments, or of hazard, flood or primary mortgage insurance premiums, required to be paid by the related Payor under the terms of the related Mortgage Loan.
     “Significant Subsidiary” means any Subsidiary of ResCap (or group of Subsidiaries as to which a specified condition applies) which meets any of the following conditions:
     (a) ResCap’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of ResCap and its Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or
     (b) the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exceeds 10 percent of such income of ResCap and its Subsidiaries on a consolidated basis for the most recently completed fiscal year.
     For purposes of this definition, a “Subsidiary” shall mean a Person that is controlled by ResCap directly or indirectly through one or more intermediaries. For purposes of making any determination or calculations, this definition will be interpreted in accordance with the rules and instructions of Rule 1-02 of Regulation S-X under the Securities Act as in effect on the date hereof.
     “Solvent” means, with respect to the Obligors on a particular date, that on such date (i) the most recently reported value of the assets pursuant to Section 7.01(f) of such Obligor, taking into account the fair value of assets accounted for on a fair value basis and the carrying value of other assets, is greater than the total amount of the most recently reported liabilities of such Obligor (including the fair value of liabilities reported on a fair value basis), (ii) after giving effect to each Loan, such Obligor is able to realize upon its assets and pay its debts and other liabilities as they mature, assuming an orderly disposition, and (iii) such Obligor does not have unreasonably small capital with which to conduct its business.
     “Sponsor” means Cerberus Capital Management, L.P., any of its affiliates and any affiliated investment funds or managed accounts which are managed or advised by Cerberus Capital Management, L.P. or any of its affiliates.

Schedule 1.01-34

     “Subject Asset” means an Asset which is an Eligible Asset or Primary Collateral.
     “Subsidiary” of any Person means any corporation, partnership, limited liability company, association or other entity of which at least a majority of the outstanding stock or other interest having by its terms ordinary voting power to elect a majority of the board of directors, managers or trustees of such corporation, partnership, limited liability company, association or other entity (irrespective of whether or not at the time stock or other interest of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or owned by one or more Subsidiaries of such Person (provided that, it is understood that GMAC Bank is not a Subsidiary of either Borrower).
     “Subsidiary Pledgor” means any Subsidiary that executes or delivers a Security Document pursuant to the Facility Documents or otherwise becomes a party under a Security Document as an obligor.
     “Substitute Collateral” has the meaning set forth in Section 2.08(b).
     “Supporting Assets” means, with respect to any Primary Collateral or Eligible Asset, (a) if such Subject Asset consists of an Equity Interest in any Person, the assets of such Person; (b) if such Subject Asset consists of a note or other security backed by financial assets and related property, such assets and property; and (c) with respect to any Subject Asset, any other asset or claim that constitutes a primary source of the funds expected to repay the investment in, and return on, such Subject Asset.
     “Suretyship Liability” means any agreement, undertaking or arrangement by which any Subsidiary guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any Indebtedness, obligation or other liability of any other Subsidiary (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Subsidiary. The amount of any Subsidiary’s obligation in respect of any Suretyship Liability will (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.
     “Term Loan Agreement” has the meaning set forth in the Recitals.
     “Term Loans” has the meaning set forth in Section 2.01(c).
     “Term Loan Assignment” means the Master Assignment and Assumption Agreement dated as of a date on or before June 6, 2008 among the Initial Lender and the Term Loan Lenders.
     “Term Loan Initial Balance” means $1,293,500,000.
     “Term Loan Lenders” means JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., Bank of America, N.A., as syndication agent and the other financial institutions that assign Term Loans to the Lenders, Barclays Bank PLC, Royal Bank of Scotland PLC and the other.

Schedule 1.01-35

     “Term Loan Repayment Date” means the earliest to occur of (a) July 28, 2008; (b) the date that the Loans are declared to be due and payable in accordance with Section 8.02(a); or (c) the date of the occurrence of an Event of Default described in Section 8.01(d); provided, however, that the Term Loan Repayment Date may be extended or accelerated by the mutual agreement of each Lender and the Borrowers.
     “Transfer” means any sale, securitization, financing, exchange, creation of lien, pledge or encumbrance or other disposition by ResCap or any Subsidiary of any Primary Collateral or Supporting Assets to any Person, provided that Transfers shall exclude any foreclosure by ResCap or any of its Affiliates whereby such entity becomes the owner of REO Property.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Unmatured Event of Default” means any event that, with the giving of notice or lapse of time, or both, would become an Event of Default.
     “VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto.
     “VA Approved Lender” means those lenders which are approved by the VA to act as a lender in connection with the origination of any mortgage loan subject to a VA Guaranty Agreement.
     “VA Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a mortgage loan (subject to a maximum amount) upon default of the mortgagor pursuant to the Serviceman’s Readjustment Act, as amended.
     “Valuation Agent” means the Person selected by the Lender Agent from time to time in its sole discretion whose responsibility is to calculate the Collateral Value from time to time.
     “Value” means (a) with respect to Conforming Loans, Jumbo Loans, Wet Loans, Second Lien Loans or HELOC Loans that are being held for sale, HLTV Loans that are being held for sale, Scratch and Dent Loans that are being held for sale and Financial Asset-Backed Securities, the lower of market value or Par Value; and (b) with respect to Servicing P&I Advances, Servicing T&I Advances, Servicing Corporate Advances, Other Receivables, IBG Assets, BCG Assets, Residual Rights, Second Lien Loans that are being held for investment, REO Properties, Kick-Out Loans, Model Homes and HLTV Loans that are being held for investment, the Carrying Value.
     “Voting Stock” means, with respect to any person, such person’s Capital Stock having the right to vote for election of directors (or the equivalent thereof) of such person under ordinary circumstances.
     “Wet Loan” means a Mortgage Loan for which the related mortgage file has not been delivered to the applicable mortgage loan custodian.

Schedule 1.01-36

SCHEDULE 2.04
COLLATERAL VALUE CALCULATIONS
     The Collateral Value of the Assets comprising the Primary Collateral shall be calculated by the Borrower on a monthly basis in accordance with Section 2.04. Upon such calculation, the Valuation Agent shall promptly notify the Lender Agent and Borrowers of its calculation of Collateral Value. In the event that the Valuation Agent is uncertain as to whether a particular Asset constitutes Primary Collateral, or as to whether the documents relating to a particular Assets is in form and substance satisfactory to the Lender Agent, the Valuation Agent shall rely on the direction of the Lender Agent which direction shall be conclusive and binding on the Valuation Agent absent manifest error. The Carrying Value of all Primary Collateral shall be included by the Obligors in the Collateral Value Report.
     Capitalized terms used herein and not otherwise defined shall have the meanings given to them in Schedule 1.01 to the Loan Agreement to which this Schedule 2.04 is attached. In addition, the following terms shall have the meanings as indicated:
     “Collateral Value” means, as at any date of determination and solely with respect to Primary Collateral, the sum of:
          (a) 90% of the Value of Conforming Loans plus
          (b) 80% of the Value of Jumbo Loans plus
          (c) 85% of the Value of Wet Loans plus
          (d) 50% of the Value of Second Lien Loans and HELOC Loans that are held for sale plus
          (e) 50% of the Value of HLTV Loans that are held for sale plus
          (f) 50% of the Value of Scratch and Dent Loans that are held for sale plus
          (g) 50% of the Value of Financial Asset-Backed Securities plus
          (h) 80% of the Value of Servicing P&I Advances to the extent that the documents relating to such Servicing P&I Advances are in form and substance satisfactory to the Lender Agent and its counsel plus
          (i) 70% of the Value of Servicing T&I Advances to the extent that the documents relating to such Servicing T&I Advances are in form and substance satisfactory to the Lender Agent and its counsel plus
          (j) 70% of the Value of Servicing Corporate Advances to the extent that the documents relating to such Servicing Corporate Advances and Corporate Advances are in form and substance satisfactory to the Lender Agent and its counsel plus

Schedule 2.04-1

          (k) 50% of the Value of Other Receivables plus
          (l) 50% of the Value of IBG Assets plus
          (m) 50% of the Value of BCG Assets plus
          (n) 50% of the Value of Residual Rights plus
          (o) 50% of the Value of Second Lien Loans and HELOC Loans and are being held for investment plus
          (p) 50% of the Value of Scratch and Dent Loans that are being held for investment plus
          (q) 50% of the Value of Kick-Out Loans plus
          (r) 50% of the Value of HLTV Loans that are being held for investment, plus
          (s) 50% of the Value of REO Property owned by REO Owner or Model Homes owned by MHF or its Subsidiary, provided in each case that such ownership interest has been recorded in the applicable real estate records.

Schedule 2.04-2

SCHEDULE 5.01
CONDITIONS PRECEDENT TO THE INITIAL LOAN
          (a) This Agreement duly executed by the parties hereto;
          (b) A Revolving Note and a Term Note duly executed by the Borrowers payable to the order of the Initial Lender;
          (c) The Security Documents (including each Dutch Security Document and English Security Document), executed by the parties thereto (except to the extent listed on Schedule 8.01(m));
          (d) The Intercreditor Agreement, executed in form and substance satisfactory to the Lender Agent in its sole discretion;
          (e) This Initial Account Control Agreements executed in form and substance satisfactory to the Lender Agent in its sole discretion;
          (f) The Term Loan Assignments duly executed the parties thereto;
          (g) Each other Facility Document, duly executed by the parties thereto;
          (h) A certificate of a secretary or assistant secretary of each Borrower, ResCap and each other Guarantor, each Subsidiary Pledgor, and each other Obligor, each (i) certifying the names and true signatures of the persons authorized on such party’s behalf to sign, as applicable, this Agreement, the initial Note (if applicable) and the other Facility Documents to be delivered by such party in connection herewith and (ii) attaching true and correct copies of the authorizing resolutions of the foregoing in form and substance satisfactory to the Lender Agent;
          (i) A certificate of a Responsible Officer of each Borrower, ResCap and each other Guarantor, each Subsidiary Pledgor, and each other Obligor, each certifying as to (i) the accuracy and completeness of each of the representations and warranties contained in each Facility Document to which such Borrower is a party (except for representations and warranties made in respect of specific mortgage loans), (ii) the absence of any Default under such Facility Documents to which such Borrower is a party as of the Closing Date and (iii) the absence of any event or circumstances since December 31, 2007 that could reasonably be expected to give rise to a Material Adverse Effect;
          (j) (i) The certificate of formation of RFC, duly certified by the Secretary of State of the State of Delaware, as of a recent date acceptable to the Lender Agent, as well as a copy of its limited liability company agreement, (ii) a certificate of formation of GMAC Mortgage, duly certified by the Secretary of State of Delaware, as of a recent date acceptable to the Lender Agent, as well as a copy of its limited liability company agreement, (iii) a certificate of formation of ResCap, duly certified by the Secretary of State of Delaware, as of a recent date acceptable to the Lender Agent, as well as a copy of its limited liability company agreement and (iv) a certificate of incorporation or formation of each Borrower, each other Guarantor, each

Schedule 5.01-1

Subsidiary Pledgor and each other Obligor from the jurisdiction of its formation, together with a copy of its limited liability company agreement or bylaws;
          (k) A (i) good standing certificate issued by the Secretary of State of the State of Delaware certifying that RFC, GMAC Mortgage and ResCap are validly existing and in good standing and (ii) good standing certificate issued by appropriate authority in the jurisdiction of each other Obligor’s formation, certifying that such Obligor is validly existing and in good standing;
          (l) The filing of proper financing statements (Form UCC-1), naming each Borrower, each Guarantor and each Subsidiary Pledgor (and if appropriate, each other relevant Obligor) as debtor and the First Priority Collateral Agent as the secured party, or other, similar instruments or documents, and the taking of all actions under the UCC or any Requirements of Law (including under Dutch and English law) as necessary or reasonably requested by the Lender Agent to perfect the First Priority Collateral Agent’s interest in the Collateral;
          (m) Opinions of external and/or in-house counsel for the Borrowers, the Guarantors and each Subsidiary Pledgor and each other Obligor covering such matters as may be reasonably requested by the Lender Agent;
          (n) Receipt by the Lenders of all fees due on or prior to the Closing Date as required under the Agreement and any other fee letter entered into between the Lenders and the Borrowers (including the reimbursement of all reasonable expenses relating to due diligence performed by the Lenders prior to the Closing Date);
          (o) The Lenders shall be satisfied with the results of their due diligence with respect to the Obligors and the Collateral;
          (p) The Lenders shall be satisfied in their sole and absolute discretion with the overall results of the Exchange Offer and with the results of the Exchange Offer with respect to the Floating Rate Notes due 2008, 8.125% Notes due 2008, Floating Rate Notes due April 2009, Floating Rate Notes due May 2009, and Floating Rate Subordinated Notes due 2009 specified in the Exchange Offer OM; and
          (q) All documents executed or submitted pursuant hereto by or on behalf of any Obligor shall be reasonably satisfactory in form and substance to the Lender Agent; and the Lenders and their counsel shall have received all information, approvals, opinions, documents or instruments as the Lenders or their legal counsel may reasonably request.

Schedule 5.01-2

SCHEDULE 5.02
CONDITIONS PRECEDENT TO EACH LOAN
(including, with respect to paragraphs (b)-(e) inclusive,
to the automatic continuation of a Loan upon the conclusion of an Interest Period)
          (a) The Lender Agent shall have received a duly executed copy of the Borrower Funding Request for such Loan in accordance with Section 2.03;
          (b) The making of such Loan, and the application of the proceeds thereof, shall not result in the Outstanding Aggregate Loan Amount exceeding the Available Amount;
          (c) The making of such Loan, and the application of the proceeds thereof, shall not result in a Borrowing Base Deficiency;
          (d) On the applicable Funding Date, the following statements shall be true (and the Borrowers by delivering such Borrower Funding Request shall be deemed to have certified that):
          (e) the representations and warranties set of the Obligors in the Facility Documents are true and correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case, such representation or warranty shall have been true and correct as of such date);
          (f) Each Borrower is in compliance with all covenants set forth in Article VII;
          (g) All conditions precedent to the making of such Loan have been satisfied;
          (h) No Default has occurred and is continuing, or would result from the making or borrowing of such Loan;
          (i) The Intercreditor Agreement is in full force and effect;
          (j) The amount of the initial Revolving Loan shall be not less than $25,000,000;
          (k) The Obligors have maintained all material licenses, business, governmental authorizations and regulatory approvals held by them as of the Closing Date, without the imposition of material changes, conditions or restrictions; and
          (l) The Lender Agent shall have received (i) with respect to the Initial Borrower Funding Request, the initial Monthly Collateral Report; and (ii) with respect to any subsequent Borrower Funding Request, an Interim Borrowing Base Report on or prior to the time required by Section 2.03.

Schedule 5.02-1

SCHEDULE 7.01(g)
GMAC LLC REQUIRED REPORTS
          Monthly Collateral Report, to be delivered by the tenth Business Day of each month, comprising:
          1. Collateral Value Report
          2. Collateral Value Certificate
          3. Reinvestment Certificate
          4. Electronic File

Schedule 7.01(g)-1

SCHEDULE 7.01(m)
MASTER CUSTODIAL AGREEMENT
[See attached]

Schedule 7.01(m)-1

EXECUTION COPY

MASTER CUSTODIAL AGREEMENT
among
RESIDENTIAL FUNDING COMPANY, LLC, and
GMAC MORTGAGE, LLC,
as Sellers
THE VARIOUS FINANCIAL INSTITUTIONS
FROM TIME TO TIME PARTY HERETO,
as Financing Parties
and
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian
Dated as of June 4, 2008

i

Page
Section 31. Counterparts	17
Section 32. Joint and Several Liability	17

SCHEDULES
SCHEDULE I — FORM OF CUSTODIAL AGREEMENT SUPPLEMENT	Schedule I-1

EXHIBITS
EXHIBIT A — TRUST RECEIPT	A
EXHIBIT B — LOAN DATA TRANSMISSION INFORMATION	B
EXHIBIT C — RESERVED	C
EXHIBIT D — LETTER TO CUSTODIAN RE: FINANCING PARTY’S TRUST RECEIPT	D
EXHIBIT E — REQUEST FOR RELEASE OF DOCUMENTS	E
EXHIBIT F — ATTORNEY’S BAILEE LETTER	F
EXHIBIT G — FORM OF NOTICE TO CUSTODIAN	G
EXHIBIT H — FORM OF TRANSMITTAL LETTER	H
EXHIBIT I — FORM OF LOST NOTE AFFIDAVIT	I
EXHIBIT J — AUTHORIZED REPRESENTATIVES OF THE CUSTODIAN	J
EXHIBIT K-1 — AUTHORIZED REPRESENTATIVES OF RESIDENTIAL FUNDING COMPANY, LLC	K-1
EXHIBIT K-2 — AUTHORIZED REPRESENTATIVES OF GMAC MORTGAGE, LLC	K-2

ii

THIS MASTER CUSTODIAL AGREEMENT entered into as of June 4, 2008 (this “Agreement”), by and among RESIDENTIAL FUNDING COMPANY, LLC and GMAC MORTGAGE, LLC (each a “Seller”, and collectively, the “Sellers”), the VARIOUS FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO (the “Financing Parties”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Custodian”), recites and provides:
RECITALS
     One or more Sellers and one or more Financing Parties may, from time to time, enter into transactions in which such Sellers may sell, lease, pledge, transfer, assign or otherwise finance certain Mortgage Assets and other assets with such Financing Parties. Each such transaction shall be referred to herein as a “Transaction”;
     In connection with one or more Transactions, each related Seller desires to deposit with the Custodian certain documents with respect to the Mortgage Assets or other assets the subject of such Transaction, to be held by the Custodian as custodian for the related Financing Parties and their respective assigns until otherwise instructed by the Financing Parties;
     By execution of one or more custodial agreement supplements in the form attached hereto as Schedule I (each, a “Custodial Agreement Supplement”), the related Financing Parties or their appointed agent will become a party hereto, and request the Custodian to act as custodian on behalf of such Financing Parties for purposes of holding the Mortgage Assets and other assets in connection with one or more Transactions with such Financing Parties;
     The Custodian is a national banking association, is otherwise authorized to act as Custodian pursuant to this Agreement, and has agreed to act as custodian/bailee for hire for the Financing Parties, all as more particularly set forth herein; and
     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Financing Parties.
     Any financial institution may from time to time become a party to this Agreement as a Financing Party by entering into a Custodial Agreement Supplement with the related Sellers and the Custodian. Upon its receipt of a duly executed Custodial Agreement Supplement, such Financing Party shall be a party to this Agreement. Such Financing Party will remain a party hereto until the earlier of (i) the termination of this Agreement in accordance with Section 12 hereof or (ii) delivery by the related Seller of a Notice of Removal to the Custodian with a copy to such Financing Party. Such Notice of Removal shall only be delivered by the related Seller in accordance with the terms of the related Custodial Agreement Supplement and the agreements governing the Transactions between such Seller and the related Financing Party.
     SECTION 2. Definitions.
     For the purposes of this Agreement, the following terms shall have the indicated meanings unless the context or use indicates another or different meaning and intent, the definitions of such terms are equally applicable to the singular and the plural forms of such terms, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision, and section references refer to sections of this Agreement.

     “Acceptable Attorney” shall mean any attorney-at-law to which a Seller has sent an Attorney’s Bailee Letter, except for an attorney whom the related Financing Party has notified the Custodian and the related Seller in writing that such attorney is not reasonably satisfactory to such Financing Party.
     “Additional Mortgage Assets” shall mean Mortgage Assets proposed to be the subject of a Transaction.
     “Affiliate” with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.
     “Agreement” shall mean this Master Custodial Agreement, as supplemented or amended from time to time.
     “Assignment of Mortgage” with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument, duly executed by the applicable Seller and in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of the Mortgage.
     “Attorney’s Bailee Letter” shall mean a letter substantially in the form of Exhibit F hereto.
     “Authorized Representative” shall have the meaning set forth in Section 28 hereof.
     “Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.
     “Business Day” shall mean any day excluding (i) a Saturday or Sunday, and (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York, the Custodian’s offices, banking and savings and loan institutions in the State of New York, the City of New York or the city or state in which the Custodian’s offices are located are closed.
     “Custodial Register” shall mean the register maintained by Custodian pursuant to Section 5(e), which reflects as to each Mortgage Asset the Person to whom the related Trust Receipt has been issued, and the Financing Party for whose benefit such Mortgage Asset is held.
     “Custodian” shall mean Wells Fargo Bank, National Association, or its successor custodian.
     “Default” shall mean any event, that, with the giving of notice or the passage of time or both, would become an Event of Default.
     “Delivery Deadline” shall have the meaning set forth in the applicable Custodial Agreement Supplement.
     “Electronic Transmission” shall mean the delivery of information in a mutually acceptable electronic format which may include pdf and Excel files. An Electronic Transmission shall be considered written notice for all purposes hereof (except when a request or notice by its terms requires manual execution).
     “Event of Default” with respect to any Transaction, shall have the meaning set forth in the Transaction Documents.

2

     “Examination Requirements” shall mean, with respect to any Transaction and the related Mortgage File, the requirements specified in the related Custodial Agreement Supplement.
     “Exception” shall mean, with respect to any Mortgage Asset, any of the following: (a) any variance from the requirements of Section 4(a) hereof with respect to the Mortgage Files (taking into consideration the Seller’s right to deliver certain copies in lieu of original documents) or (b) any Mortgage Asset with respect to which a Responsible Officer of the Custodian receives written notice or has actual knowledge of a lien or security interest in favor of a Person other than the Financing Party with respect to such Mortgage Asset.
     “Exception Report” means a list, in an electronic format acceptable to the related Financing Party, the Custodian and each related Seller reflecting the Mortgage Assets held by the Custodian for the benefit of the Financing Party and which includes codes indicating any Exceptions with respect to each Mortgage Asset listed thereon. Each Exception Report shall set forth (a) the Additional Mortgage Assets proposed to be included in a Transaction with the related Financing Party, as well as the Mortgage Assets held by the Custodian hereunder for the benefit of such Financing Party, which Mortgage Assets shall be listed separately from the Additional Mortgage Assets, and (b) all Exceptions with respect thereto, with any updates thereto from the time last delivered.
     “Financing Party” or “Financing Parties” shall have the meaning set forth in the first paragraph of this Agreement.
     “Loan Data Transmission” shall mean, with respect to any Transaction and the related Mortgage File, a schedule delivered by the related Seller to the Custodian, which may be in an electronic format, of Mortgage Assets identifying such of the information set forth on Exhibit B attached hereto as shall be designated in the related Custodial Agreement Supplement.
     “Loan Number” shall have the meaning set forth in Section 3(a) hereof.
     “Loan Schedule” shall mean a computer tape or other electronic medium generated by or on behalf of each related Seller and delivered or transmitted to the related Financing Party which provides information relating to the Mortgage Assets, including the information set forth in the related Loan Data Transmission, in a mutually acceptable format.
     “MERS” shall mean Mortgage Electronic Registration Systems, Inc.
     “MERS Loan” shall mean any Mortgage Asset as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the beneficial holder of the Mortgage Note and which is identified as a MERS Loan on the related Loan Data Transmission.
     “MOM Loan” shall mean any Mortgage Asset as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Asset and its successors and assigns.
     “Mortgage” shall mean the mortgage, deed of trust or other instrument creating a first or more junior lien on an estate in fee simple interest in real property securing the Mortgage Note.
     “Mortgage Asset” shall mean a residential mortgage loan (i) that has a Mortgage File, and (ii) that is a first or more junior lien on residential property evidenced by a Mortgage Note, which is secured by a Mortgage.

3

     “Mortgage File” shall mean a file consisting of the Required Documents specified in the related Custodial Agreement Supplement with respect to the applicable Transaction.
     “Mortgage Note” shall mean, with respect to any Mortgage Asset, the related promissory note together with all riders thereto and amendments thereof or other evidence of indebtedness of the related Mortgagor.
     “Mortgaged Property” shall mean the real property securing repayment of a Mortgage Asset.
     “Mortgagor” shall mean the obligor on a Mortgage Note.
     “Notice of Removal” shall mean a notice substantially in the form exhibited to, and delivered in connection with, the related Custodial Agreement Supplement.
     “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.
     “Request for Release” shall have the meaning set forth in Section 6 hereof.
     “Required Documents” shall mean, with respect to any Transaction and the related Mortgage File, those documents relating to a Mortgage Asset specified in the related Custodial Agreement Supplement.
     “Responsible Officer” with respect to the Custodian, shall mean any officer assigned to the Corporate Trust Division (or any successor thereto), including any vice president, assistant vice president, trust officer, any assistant secretary, or any other officer of the Custodian customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement and designated on Exhibit J attached hereto (which will be updated from time to time by Custodian and provided to the Financing Parties and Sellers).
     “Seller” or “Sellers” shall have the meaning set forth in the first paragraph of this Agreement.
     “Transaction Documents” shall mean, with respect to any Transaction, the agreements governing the Transactions between the related Seller and the related Financing Party.
     “Trust Receipt” shall mean an instrument substantially in the form of Exhibit A hereto and any other Trust Receipt as defined in the applicable Custodial Agreement Supplement.
     “Trust Receipt Delivery Deadline” shall have the meaning set forth in the applicable Custodial Agreement Supplement.
     SECTION 3. Delivery of Mortgage Files to Custodian.
     (a) With respect to each Transaction, the related Seller represents that it has, prior to the Delivery Deadline, delivered to the Custodian (i) all Required Documents for each related Mortgage Asset and (ii) a Loan Data Transmission. All documents delivered to the Custodian shall have been placed by the related Seller or its representative in an appropriate file folder, properly secured, and clearly marked with the name of the Mortgagor and the loan number (the “Loan Number”).

4

     (b) Subject to the provisions of subsection (a) of this Section 3, delivery of a Loan Schedule to the applicable Financing Party and a Loan Data Transmission to the Custodian by the related Seller shall be deemed to be certification that it has delivered and released to the Custodian the Mortgage File for each Mortgage Asset listed thereon.
     (c) Each Mortgage File shall consist of the Required Documents specified in the related Custodial Agreement Supplement with respect to the applicable Transaction. Each Seller hereby represents and warrants that any copy of a Required Document that is delivered to the Custodian is a true, correct and complete copy of the original document.
     (d) Custodian shall hold all Mortgage Files as custodian and bailee for hire for the exclusive benefit of the applicable Financing Party, and shall not act upon written instructions of any Financing Party or any Seller to deliver the Mortgage Assets other than as expressly provided in this Agreement.
     SECTION 4. The Custodian’s Receipt, Examination and Certification of Mortgage Files and Issuance of Trust Receipt.
     (a) The Custodian shall commence examination of the Required Documents delivered prior to 11:00 a.m. (New York City time) on any Business Day promptly upon receipt, and if the Custodian has determined that all the Required Documents are included in the Mortgage Files delivered to it, and that such related documents on their faces satisfy the Examination Requirements set forth in the Custodial Agreement Supplement, not later than the Trust Receipt Delivery Deadline, the Custodian shall make available to the applicable Financing Party a Trust Receipt relating to such Mortgage Assets, by posting the same on a secure website to which the Financing Party shall have been given access, or by forwarding a copy to the related Financing Party via Electronic Transmission in a form acceptable to the related Financing Party. If upon examination of the Required Documents relating to any Mortgage File, the Custodian determines that such documents do not satisfy the above requirements, is unable to confirm that such documents satisfy such requirements, or the related Seller cannot cure any noted Exception, the Custodian shall mark such Mortgage Asset as an Exception on the Exception Report, and not later than the Trust Receipt Delivery Deadline, post the Exception Report on a secure website to which the Financing Party shall have been given access, or forward a copy to the related Financing Party via Electronic Transmission in a form acceptable to the related Financing Party. As of the date of the Trust Receipt, the Custodian represents to the applicable Financing Party that, subject to the Exception Report, all of the Required Documents are included in the Mortgage Files delivered to it, that such related documents on their faces satisfy the Examination Requirements set forth in the Custodial Agreement Supplement in all respects and are in the possession and control of the Custodian. In addition, upon reasonable written request of the applicable Financing Parties, the Custodian shall deliver to the applicable Financing Parties or their respective designees, one or more Trust Receipts and Exception Reports, as applicable, with respect to all Mortgage Assets then subject to Transactions with such Financing Parties (separate Trust Receipts shall be issued for such categories of Mortgage Assets as the applicable Financing Parties may from time to time reasonably request in writing). The original copies of such Trust Receipts shall be delivered to the applicable Financing Parties at the notice addresses specified in the related Custodial Agreement Supplements by overnight delivery using a nationally recognized insured overnight delivery service.
     (b) Under no circumstances shall the Custodian be obligated to verify the authenticity of any signature (except those signature provided in Exhibit K hereto and those signatures as may be provided in Exhibit D of the related Custodial Agreement Supplement) on any of the documents received or examined by it in connection with this Agreement or the authority or capacity of any person to execute or issue any such document, nor shall the Custodian be responsible for the value, form, substance, validity, perfection, priority, effectiveness or enforceability of any of such documents.

5

     (c) Any provision of this Agreement to the contrary notwithstanding, the related Seller shall notify the Custodian of the need to examine a Mortgage File and deliver a related Trust Receipt within a mutually agreed upon time frame prior to the date on which such Trust Receipt is required to be delivered.
     (d) The schedule of Mortgage Assets attached to any Trust Receipt shall be amended by the Custodian as applicable and each subsequently transmitted schedule of Mortgage Assets shall automatically supersede each prior schedule of Mortgage Assets with respect to such Trust Receipt, and shall render all previously transmitted schedules of Mortgage Assets null and void. The applicable Financing Parties may request the Custodian to provide a paper copy of the most recent schedule of Mortgage Assets transmitted by the Custodian via Electronic Transmission or posted to a secure website to which such Financing Parties shall have been given access with respect to a related Trust Receipt. The applicable Financing Parties may also request Custodian to deliver to such Financing Parties or their respective designees a schedule of Mortgage Assets with respect to all Mortgage Assets then subject to Transactions with such Financing Parties. Except as specifically provided in this Section 4, the Custodian shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose or that they are other than what they purport to be on their face. The related Seller shall be solely responsible for providing each and every document required for each Mortgage File to the Custodian in a timely manner and for completing or correcting any missing, incomplete or inconsistent documents, and the Custodian shall not be responsible or liable for taking any such action, causing such Seller or any other Person or entity to do so or notifying any Person (other than the related Financing Party to the extent specifically required in this Agreement) that any such action has or has not been taken. It is specifically agreed that the Custodian shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.
     (e) No Trust Receipt shall be valid for any purpose unless substantially in the form set forth in Exhibit A attached hereto or in any Exhibit of any Custodial Agreement Supplement and executed by manual signature of an Authorized Representative of the Custodian. Such signature upon any Trust Receipt shall be conclusive evidence, and the only evidence, that such Trust Receipt has been duly delivered under this Agreement. Trust Receipts bearing the manual signatures of individuals who were, at the time when such signatures were affixed, Authorized Representatives of the Custodian shall bind the Custodian, notwithstanding that such individuals have ceased to be so authorized prior to the delivery of those Trust Receipts. Each Trust Receipt shall have attached thereto a Loan Data Transmission with an Exception Report with respect to the applicable Mortgage Assets and shall otherwise comply with Section 4(e) of this Agreement.
     (f) Upon the delivery of a Trust Receipt by the Custodian to the related Financing Party in accordance with the terms of this Agreement, any prior Trust Receipt relating to the same Mortgage Assets shall be cancelled without any further action of any party and be deemed void.
     SECTION 5. Possession of Mortgage Files.
     (a) Possession of Mortgage Files on Behalf of Financing Party. The Custodian shall, following the related transfer pursuant to Section 3 above, hold all documents received by it for the sole and exclusive use and benefit of the applicable Financing Party and as agent and bailee of and custodian solely for such Financing Party for all purposes. The Custodian shall segregate and retain continuous possession and custody of the Mortgage Files in secure and fire-resistant facilities in accordance with customary standards for such custody. The Custodian shall also make appropriate notations in the

6

Custodian’s books and records reflecting that the Mortgage Files are subject to the control of the applicable Financing Party. The Custodian shall not release any portion of the Mortgage Files to any Seller or to any other party without the prior written authorization of the applicable Financing Party, unless otherwise required to do so by a final, nonappealable order of a court of competent jurisdiction.
     (b) Upon surrender of the Trust Receipt by the related Financing Party to the Custodian, such Financing Party may issue instructions regarding the Mortgage Assets designated in the applicable Trust Receipt, including instructions, if an Event of Default under the related Transaction has occurred (and not otherwise except as provided in Section 13(c)), to withdraw Mortgage Assets.
     (c) In the event a Trust Receipt is lost, destroyed or otherwise unavailable for surrender to the Custodian, the applicable Financing Party will present to the Custodian documentation in the form attached as Exhibit D hereto. Upon receipt by the Custodian of such documentation, such Financing Party will have the right to issue instructions regarding the Mortgage Assets covered by a Trust Receipt without surrender of the related Trust Receipt.
     (d) The Custodian shall cause to be kept at its corporate trust office a register (the “Custodial Register”) in which, subject to such reasonable regulations as it may prescribe, the Custodian shall reflect the control of Mortgage Assets as confirmed by Trust Receipts as herein provided. The Custodial Register shall be deemed to contain proprietary information and Custodian, Sellers and the applicable Financing Party shall have access to such information.
     (e) In the event that (i) a Financing Party, any related Seller, or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Mortgage File or any document included within a Mortgage File or (ii) a third party shall institute any court proceeding by which any Mortgage File or a document included within a Mortgage File shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other applicable parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall, to the extent the Custodian, in its sole discretion, concludes is permitted by law, continue to hold and maintain all the Mortgage Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Custodian shall release, according to the provisions of this agreement, such Mortgage File or any document included within such Mortgage File as directed by the related Financing Parties or the related Seller, as applicable, which shall give a direction consistent with such determination. Expenses of the Custodian (including reasonable attorneys’ fees and related expenses) incurred as a result of such proceedings shall be borne by the related Seller. Notwithstanding anything to the contrary in this paragraph, the Custodian will not be liable for taking any action, or not taking any action, that the Custodian, in its sole discretion, concludes is required by law.
     SECTION 6. Release of Custodian’s Mortgage Files.
     (a) From time to time and as appropriate for the foreclosure or servicing of any of the Mortgage Assets by the related Seller or its designee and until the Custodian is otherwise notified by the applicable Financing Party, which notice shall be given by such Financing Party only following the occurrence of an Event of Default under the related Transaction, the Custodian is hereby authorized, upon the written request of such Seller (which may be in an electronic format) and consent and acknowledgement of such Financing Party in the form of Exhibit E attached hereto (a “Request for Release”), which consent and acknowledgement shall not be unreasonably withheld or delayed and shall be provided the same Business Day the receipt of the request is received by such Financing Party, to release to such Seller or its designee the related Mortgage File set forth in such Request for Release

7

together with a transmittal letter substantially in the form attached hereto as Exhibit H (a “Transmittal Letter”) or an Attorney’s Bailee Letter substantially in the form attached hereto as Exhibit F, as applicable, or any documents contained therein, set forth in such receipt to such Seller; provided, that if the Mortgage File is released to the related Seller or its designee for any purpose other than one of the reasons set forth in boxes 1, 2, 3, 4 or 5 of Exhibit E attached hereto, such Seller shall ensure that any document released to such Seller or its designee, pursuant to a Request for Release shall be returned to Custodian no later than ten (10) calendar days from the date on such Request for Release, other than any Mortgage Asset as to which the related Mortgage File has been released pursuant to Section 6(c) to an Acceptable Attorney pursuant to an Attorney’s Bailee Letter substantially in the form attached hereto as Exhibit F. All documents so released to the related Seller or its designee shall be held by it in trust for the benefit of the related Financing Party. Such Seller or its designee shall return to the Custodian the Mortgage File or such documents when its need therefor in connection with servicing no longer exists.
     (b) From time to time and as appropriate for the sale to a third party purchaser of any of the Mortgage Assets and until the Custodian is otherwise notified in writing by the applicable Financing Party, which notice shall be given by such Financing Party only following the occurrence of an Event of Default under the related Transaction, the Custodian is hereby authorized, upon receipt of a Request for Release, to release or cause to be released to the related third party purchaser the Mortgage File or the documents of the related Mortgage File set forth in such Request for Release together with a Transmittal Letter, which shall be acknowledged and agreed to by such third party or its designee; provided, that if any such Request for Release involves the Custodian delivering more than 200 Mortgage Files to a third party (other than to a trustee in connection with a securitization of the Mortgage Assets) such Request for Release shall be made on not less than two (2) Business Day’s prior notice; provided further, that any document released to a third party purchaser pursuant to a Request for Release shall be returned to Custodian no later than ten (10) calendar days from the date on such transmittal letter, or such longer period as the applicable Financing Parties may consent to, unless prior thereto Custodian receives notice from the Financing Party that it has received the “Payoff Amount” set forth therein. Promptly upon receipt by the Financing Party of the full amount set forth in such transmittal letter as the “Payoff Amount”, the Financing Party shall notify the Custodian thereof in writing.
     (c) All Mortgage Files or documents of Mortgage Files released by the Custodian to the related Seller or, at the related Seller’s written direction, the Seller’s designee pursuant to this Section 6 shall be held by the related Seller or the Seller’s designee, as applicable, in trust for the benefit of the applicable Financing Party. The related Seller or the Seller’s designee, as applicable, shall return to the Custodian, the Mortgage File or other such documents of Mortgage Files when the need therefor in connection with such foreclosure or servicing no longer exists (but in any event no later than ten (10) calendar days from the date on such Request for Release), unless the Mortgage Loan related to any Mortgage Asset is to be foreclosed upon or liquidated, in which case, the Acceptable Attorney to whom the documents were released under cover of an Attorney’s Bailee Letter, shall deliver to the Custodian a transmittal letter which has been acknowledged by such Acceptable Attorney.
     (d) Each of the Sellers and the Custodian agrees that, at the time any Request for Release of Mortgage Files is made to the Custodian under this Agreement, the related Financing Party shall be notified of such release, and a copy of any written Request for Release shall be furnished to such Financing Party by the related Seller. If the related Seller has not received the related Mortgage Files within ten (10) Business Days after delivering a Request for Release to the Custodian, then the related Seller shall so notify such Financing Party.
     (e) Following written notification by the applicable Financing Party (which notice to the Custodian may be by facsimile) to the Custodian that an Event of Default under a related Transaction has occurred and is continuing, the Custodian shall not release, or incur any liability to the related Seller or

8

any other Person for refusing to release, any item of any Mortgage File the subject of the Transaction under which such Event of Default has occurred to the related Seller or any other Person without the express prior written consent and at the direction of the applicable Financing Party.
     (f) The Custodian shall monitor any release of the Mortgage Files under this Section 6 only to track the period of time which has elapsed for any such release of such Mortgage Files.
     SECTION 7. Release for Payment in Full of Mortgage Asset.
     Upon the payment in full of any Mortgage Asset, and upon receipt by the Custodian of a Request for Release from the related Seller and acknowledged by the applicable Financing Party certifying that such payment in full has been received, and without further authorization from the Financing Parties, the Custodian shall promptly release the related Mortgage File to the related Seller or, at such Seller’s written direction, the Seller’s Authorized Representative. The related Seller shall provide notice to the applicable Financing Party of any such release.
     SECTION 8. Final Release.
     Each related Seller shall notify the related Financing Parties and the Custodian in writing of the Mortgage Files to be released upon termination or expiration of a Transaction, at least two (2) Business Days prior to the date of such termination or expiration, as applicable. Upon receipt by the Custodian of written notice from the applicable Financing Party in the form of Exhibit G hereto (or via facsimile or e-mail confirmation from an Authorized Representative) stating that the related Financing Parties no longer have any right, title or interest in the related Mortgage Assets, the Custodian shall release to the related Seller or its designee the Mortgage Files with respect to such Mortgage Assets, and shall deliver to the related Financing Parties an amended Trust Receipt with a schedule of Mortgage Assets attached thereto, listing all of the Mortgage Assets still subject to a Transaction with such Financing Party.
     SECTION 9. Waiver by the Custodian.
     Notwithstanding any other provisions of this Agreement, the Custodian shall not at any time exercise or seek to enforce any claim, right or remedy, including any statutory or common law rights of set-off, if any, that the Custodian might otherwise have against all or any part of a Mortgage File or the proceeds thereof. The Custodian warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of a security interest or otherwise, in any Mortgage Asset and hereby waives and releases any such interest which it may have in any Mortgage Asset as of the date hereof. The Mortgage Assets shall not be subject to any security interest, lien or right of set-off by Custodian or any third party claiming through Custodian (other than in the ordinary course of business), and Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Mortgage Assets. Custodian, at its own expense shall take all action necessary to defeat and release any security interest claimed by the Custodian, other than an interest of a Financing Party.
     SECTION 10. Right of Inspection.
     Upon at least one Business Day’s written notice to the Custodian, the related Financing Party, the related Seller, or their duly authorized representatives, may at any time, during ordinary business hours, inspect and examine the Mortgage Files and any other documents, records and papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Assets at such place or places where such Mortgage Files are deposited. The examining party shall be responsible for any reasonable expenses in connection with such examinations. Upon the written request of the related Seller or

9

Financing Party, the Custodian shall provide the related Seller or Financing Party, as the case may be, at such requesting party’s expense, with copies of the Mortgage Notes, Mortgages, Assignment of Mortgages and other documents relating to one or more of the Mortgage Assets.
     SECTION 11. Custodian’s Fees and Expenses.
     The Custodian hereby acknowledges that GMAC Mortgage, LLC has agreed to pay all fees due and owing to, and except as otherwise provided herein, any expenses incurred by the Custodian associated with the Mortgage Files delivered by each Seller under this Agreement. The fees due to the Custodian for its services hereunder shall be as set forth in a separate letter agreement between the Custodian and GMAC Mortgage, LLC. In addition to the fees referred to in the two foregoing sentences, GMAC Mortgage, LLC has agreed to pay all out-of-pocket expenses incurred by the Custodian in connection with the review of each Mortgage File delivered by each Seller or its agent and the Custodian’s issuance of a Trust Receipt relating thereto. The Financing Parties shall not have any liability or obligation to pay any fees or expenses of the Custodian, and the duties of the Custodian hereunder shall be independent of each Seller’s performance of its obligations to the Custodian in respect of such fees.
     SECTION 12. Termination of Agreement.
     This Agreement shall become effective on and as of the date hereof and shall terminate upon the written consent of the parties hereto, provided that, no such termination shall be effective if any Custodial Agreement Supplement shall be outstanding without the consent of the applicable Financing Parties thereto.
     In the event of termination of this Agreement, the Custodian shall follow the reasonable instructions of the Financing Parties with respect to the disposition of the respective Mortgage Files. Concurrently with the transfer and release of all of the Mortgage Files by the Custodian, the related Trust Receipts shall be deemed void and cancelled.
     SECTION 13. Reserved.
     SECTION 14. Limitation on Obligations of the Custodian.
     (a) Custodian and its Affiliates, directors, officers, agents, counsel, attorneys-in-fact, and employees shall be liable for its or their failure to perform its or their obligations under this Agreement, its breach of any of the representations or warranties contained herein and its own or such person’s negligence, bad faith or willful misconduct. Notwithstanding the foregoing sentence, in no event shall the Custodian or its Affiliates, directors, officers, agents, counsel, attorneys-in-fact, and employees be held liable for any special, indirect, punitive or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages. The provisions of this Section 14 shall survive the resignation or removal of the Custodian and the termination of this Agreement.
     (b) The Custodian shall have no duties or obligations other than those specifically set forth herein, and no further duties or obligations shall arise by implication or otherwise. The Custodian agrees to use its best judgment and good faith in the performance of such obligations and duties and shall incur no liability to Sellers for its acts or omissions hereunder, except as may result from its negligence, bad faith or willful misconduct. The Custodian shall also be entitled to rely (and shall be protected in relying) upon the advice of its external legal counsel and to rely upon any written notice, document, correspondence, request or directive received by it from the Financing Parties or Sellers, as the case may be, that the Custodian believes to be genuine and to have been signed or presented by the proper and duly

10

authorized officer or representative thereof, and shall not be obligated to inquire as to the authority or power of any Person so executing or presenting such documents or as to the truthfulness of any statements set forth therein. No provision of this Agreement shall require the Custodian to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it.
     (c) The Custodian shall at its own expense maintain at all times during the existence of this Agreement and keep in full force and effect (i) fidelity insurance, (ii) theft and loss of documents insurance, (iii) forgery insurance, and (iv) errors and omissions insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as the Custodian in similar transactions. The Custodian shall, upon written request, provide to Sellers, or to any other Person as Sellers shall direct, a certificate signed by an authorized officer of the Custodian certifying that the foregoing insurance policies are in full force and effect. The Custodian shall use its best efforts to ensure that such insurance shall not terminate prior to receipt by each Financing Party by registered mail of 30 days’ prior written notice of any such termination.
     (d) The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian’s compensation or for reimbursement of expenses.
     (e) The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection of any lien upon or security interest in any Mortgage Asset.
     (f) The Custodian shall not be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, governmental or regulatory actions, fire, communication line failures, computer viruses, power failures, or earthquakes (each a “Force Majeure Event”). The Custodian agrees that it will use commercially reasonable efforts to mitigate the effects of the Force Majeure Event. The Custodian further agrees that it shall give notice (including a reasonable description of such Force Majeure Event) to the other parties hereto within a reasonable time of the Custodian having notice or knowledge of such Force Majeure Event and use its best efforts to resume performance as promptly as practicable under the circumstances. Custodian further represents that it has developed and implemented a business continuity plan as required by its regulators.
     (g) The duties and obligations of the Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns. In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take the action or refrain from acting. In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided herein.
     (h) Nothing in this Agreement shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Mortgage Asset is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Custodian or its property or business or on the ability of the Custodian to perform it duties hereunder.

11

     (i) The Custodian shall have no duty to ascertain whether or not any cash amount or payment has been received by the Financing Parties, the Sellers or any third person.
     SECTION 15. Indemnification.
     Each Seller agrees to reimburse, indemnify and hold the Custodian and its directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or out-of-pocket expenses of any kind or nature whatsoever, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or out-of-pocket expenses were imposed on, incurred by or asserted against the Custodian because of the breach by the Custodian of its obligations hereunder including, without limitation, any breach of the representations and warranties contained herein, or caused by the negligence, bad faith or willful misconduct on the part of the Custodian or any of its directors, officers, agents or employees. The foregoing indemnification shall survive any resignation or removal of the Custodian or the termination or assignment of this Agreement.
     In the event that the Custodian fails to produce a Mortgage Note, Assignment of Mortgage or any other document related to a Mortgage Asset that was in its possession pursuant to Section 3 within two (2) Business Days after written request therefor by the related Financing Party or the related Seller in accordance with the terms and conditions of this Agreement; provided that (i) Custodian previously delivered to such Financing Party a Trust Receipt which did not list such document as an Exception as of the related date of delivery to the Custodian; (ii) such document is not outstanding pursuant to a Request for Release in the form attached hereto as Exhibit E; and (iii) such document was held by the Custodian on behalf of the related Seller or the related Financing Party, as applicable (a “Failure to Deliver”), then the Custodian shall (a) with respect to any missing Mortgage Note, promptly and upon request deliver to the related Financing Party or the related Seller, a Lost Note Affidavit in the form attached hereto as Exhibit I and (b) with respect to any missing document related to such Mortgage Asset, including but not limited to a missing Mortgage Note, indemnify the related Seller or the related Financing Party in accordance with the succeeding paragraph of this Section 15.
     The Custodian agrees to indemnify and hold the Financing Parties and the Sellers harmless against liabilities, obligations, losses, damages, actions, judgments, suits, costs, or out-of-pocket expenses, including reasonable attorney’s fees, that may be imposed on, incurred by, or asserted against it or them relating to or arising out of a Failure to Deliver or the Custodian’s negligence, bad faith or willful misconduct. Notwithstanding the foregoing, it is specifically understood and agreed that the Custodian shall not be obligated under the preceding sentence to any party to the extent that any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act, bad faith or willful misconduct on the part of such party or by reason of such party’s breach of its obligations hereunder. The foregoing indemnification shall survive any termination or assignment of this Agreement. In no event shall the Custodian or its directors, officers, agents or employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or any of them hereunder or in connection herewith even if advised of the possibility of such damages.
     SECTION 16. Representations and Warranties of Sellers.
     Each Seller covenants to the related Financing Party as of the date that any Mortgage File documents are released to a Seller pursuant to a Request for Release that:

12

     (a) if the Request for Release has been submitted for the release of a Mortgage Asset that has been paid in full, all amounts received in connection with the payment in full of the related Mortgage Asset have been credited to the related Financing Party as provided for in the agreements relating to the applicable Transaction, prior to or simultaneously with the release of such files;
     (b) if item No. 3 has been checked on the Request for Release, the appropriate amount of funds has been credited to the related Financing Party as provided for in the agreements relating to the applicable Transaction; and
     (c) if item No. 4 has been checked on the Request for Release, all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the related Financing Party as provided for in the agreements relating to the applicable Transaction.
     Each Seller further represents and warrants that this Agreement has been duly authorized, executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).
     SECTION 17. Representations and Warranties of the Custodian.
     Custodian (and any successor custodian as of the appointment of such custodian) hereby represents and warrants as of the date hereof and as of each date it delivers an executed Trust Receipt that:
     (a) the Custodian is (i) a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and (ii) duly qualified and in good standing and in possession of all requisite authority, power, licenses, permits and franchises in order to execute, deliver and comply with its obligations under the terms of this Agreement;
     (b) it is qualified to act as a custodian and to perform its duties hereunder and it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
     (c) it is not controlled by, under common control with or otherwise affiliated with or related to the Sellers or any affiliate of Sellers and covenants and agrees with the Financing Parties that prior to any such affiliation in the future, it shall notify the Financing Parties;
     (d) the Custodian has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary action to authorize its execution, delivery and performance of this Agreement;
     (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Custodian) is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;
     (f) to Custodian’s knowledge after due inquiry, there is no litigation pending or threatened which, if determined adversely to Custodian, would adversely affect the execution, delivery or

13

enforceability of this Agreement, or any of the duties or obligations of Custodian hereunder, or which would have a material adverse effect on the financial condition of Custodian;
     (g) the execution, delivery and performance of this Agreement and the original Trust Receipt issued hereunder, have been duly authorized by all necessary corporate action and the execution and delivery of this Agreement by the Custodian in the manner contemplated herein and the performance of and compliance with the terms hereof by it will not (i) to the best of the Custodian’s knowledge, violate, contravene or create a default under any applicable laws, licenses or permits, or (ii) violate, contravene or create a default under any charter document or bylaw of the Custodian or to the best of the Custodian’s knowledge any contract, agreement, or instrument to which the Custodian or by which any of its property may be bound and will not result in the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its property;
     (h) this Agreement has been duly executed and delivered on behalf of the Custodian and constitutes a legal, valid and binding obligation of the Custodian enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law); and
     (i) The Custodian shall promptly notify the applicable Financing Party and Sellers if (i) the related Seller fails to pay any amount due to the Custodian under this Agreement or any separate fee agreement related hereto; (ii) a Responsible Officer of the Custodian has actual knowledge that any mortgage, pledge, lien, security interest or other charge or encumbrance has been placed on the Mortgage Files other than in the ordinary course of business; or (iii) the representations, warranties and covenants contained in this Section 17 were to become untrue or incorrect at any time during the term of this Agreement.
     SECTION 18. Representations and Warranties of the Financing Parties.
     Each Financing Party represents and warrants that this Agreement has been duly authorized, executed and delivered by such Financing Party and constitutes a legal, valid and binding obligation of such Financing Party enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law).
     SECTION 19. Cumulative Rights.
     The rights, powers and remedies of the Financing Parties under this Agreement shall be in addition to all rights, powers and remedies given to the Financing Parties by virtue of any statute or rule of law, the agreements relating to their respective Transactions, as applicable, or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing such Financing Parties’ right, title and interest in the Mortgage Assets.
     SECTION 20. Notices.
     All demands, notices and communications hereunder (including, without limitation, Trust Receipts) shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, including telex, electronic mail or other telecommunication device capable of transmitting or creating a written record directly to the office of the recipient, when received by the recipient party at the address specified in the related Custodial Agreement

14

Supplement, or at such other addresses as may hereafter be furnished to the other parties by like notice; provided that notices to the Sellers shall only be provided by registered or certified mail. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt, or in the case of telex, electronic mail or other telecommunication device, the date noted on the confirmation of such transmission).
     SECTION 21. No Assignment or Delegation by the Custodian.
     The Custodian shall not assign, transfer, pledge or grant a security interest in any of its rights, benefits or privileges hereunder nor delegate or appoint any other person to perform or carry out any of its duties, responsibilities or obligations under this Agreement; any act or instrument purporting to effect any such assignment, transfer, pledge, grant, delegation or appointment shall be void.
     SECTION 22. Reserved.
     SECTION 23. Controlling Law; Submission to Jurisdiction.
     This Agreement shall be governed by the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof (except for Section 5-1401 of the New York General Obligations Law). SELLERS, CUSTODIAN, AND THE FINANCING PARTIES EACH IRREVOCABLY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES HEREBY SUBMIT TO, AND WAIVE ANY OBJECTION THEY MAY HAVE TO PERSONAL JURISDICTION AND VENUE IN, THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OVER ANY DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT.
     SECTION 24. Agreement for the Exclusive Benefit of Parties.
     This Agreement is for the exclusive benefit of the parties hereto, and their respective successors and permitted assigns, and shall not be deemed to create or confer any legal or equitable right, remedy or claim upon any other Person whatsoever. A Financing Party may assign its rights hereunder as provided in the agreements relating to its respective Transactions. No Seller may assign its rights or obligations hereunder without the prior consent of the related Financing Party. The interest of any Financing Party hereunder shall be exclusively with respect to the related Mortgage Assets the subject of one or more Transactions with such Financing Party, and shall not be with respect to any Mortgage Assets not the subject of one or more Transactions with such Financing Party. Any Financing Party which is party hereto, but which from time to time shall not have any Mortgage Assets the subject of a Transaction with such Financing Party, and in respect of which the Custodian shall not then be holding one or more related Mortgage Files, shall nevertheless continue to have rights hereunder until a Notice of Removal shall have been delivered by the related Seller to the Custodian.
     SECTION 25. Indulgences, Waivers, Amendments.
     Neither the failure nor any delay on the part of a party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with

15

respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No amendment of this Agreement shall be effective unless the same shall be in writing and signed by all the parties hereto, provided, that, no such Amendment shall be effective if any Custodial Agreement Supplement shall not have been terminated pursuant to the terms thereof without the consent of the applicable Financing Parties thereto, and provided, further that, any Financing Party may agree to amend its related Custodial Supplemental Agreement as provided for therein, and no consent of any other Financing Party shall be required with respect thereto. No waiver of any provision of this Agreement, nor consent to any departure herefrom, shall be effective unless the same shall be in writing and signed by all the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, that, no such waiver or consent shall be effective if any Custodial Agreement Supplement shall not have been terminated pursuant to the terms thereof without the consent of the applicable Financing Parties thereto, and provided, further that, any Financing Party may grant such waivers or consents as are provided for in its related Custodial Supplemental Agreement, and no consent of any other Financing Party shall be required with respect thereto.
     SECTION 26. Titles Not to Affect Interpretation.
     The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
     SECTION 27. Provisions Separable.
     The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision or provisions may be invalid or unenforceable in whole or in part.
     SECTION 28. Authorized Representatives.
     Each individual designated as an authorized representative of the Custodian, each Seller and each Financing Party (each, an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Custodian, the related Seller or its designee and the related Financing Party, respectively, and the specimen signature for each such Authorized Representative of the Custodian and the Sellers initially authorized hereunder is set forth on Exhibits J, K-1 and K-2, respectively. The specimen signature for each such Authorized Representative of the related Financing Party is set forth in the applicable Custodial Agreement Supplement. From time to time, Custodian, the Sellers and the Financing Parties may, by delivering to the others a revised exhibit, change the information previously given pursuant to this Section 28, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.
     SECTION 29. Reproduction Of Documents.
     This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, and (ii) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular

16

course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
     SECTION 30. Entire Agreement.
     This Agreement, together with the Exhibits and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersede any prior agreement and understandings with respect to those matters and transactions. With respect to each Financing Party, this Agreement shall include in addition the terms of the related Custodial Agreement Supplement.
     SECTION 31. Counterparts.
     For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterpart shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.
     SECTION 32. Joint and Several Liability.
     The liability of the Sellers hereunder is joint and several, including, but not limited to, the Sellers’ liability under Section 15 of this Agreement. The Sellers hereby: (a) acknowledge and agree that the applicable Financing Party and the Custodian shall have no obligation to proceed against one Seller before proceeding against the other Seller, (b) waive any defense to their obligations under this Agreement, based upon or arising out of the disability or other defense or cessation of liability of one Seller versus the other or of any other Person, and (c) waive any right of subrogation or ability to proceed against any Person.

17

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

RESIDENTIAL FUNDING COMPANY, LLC, as a Seller

By: Name:	/s/ Melissa White Melissa White
Title:	Asst. Treasure

GMACMORTGAGE, LLC, Seller as a

By:	/s/ Melissa White
Name	Melissa White
Title:	Asst. Treasure
S-l

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By: Name:	/s/ Steve Naasz Steve Naasz
Title:	Assistant Vice President

S-2

SCHEDULE I
FORM OF CUSTODIAL AGREEMENT SUPPLEMENT
     This CUSTODIAL AGREEMENT SUPPLEMENT, dated as of [___], 20[___] (this “Supplement”) by and among [SELLER] (the “Seller”)1, [FINANCING PARTY] (the “Financing Party”) and WELLS FARGO BANK NATIONAL ASSOCIATION (the “Custodian”), recites and provides:
RECITALS
     [Seller] and [Financing Party] have entered into that certain [describe financing transaction, eg. Master Repurchase Agreement, dated as of [___], 2008]
     Pursuant to the terms of the Master Custodial Agreement, dated as of June 4, 2008 (the “Master Custodial Agreement”), by and among Residential Funding Company, LLC and GMAC Mortgage, LLC, as sellers, the Financing Parties from time to time party thereto, as financing parties and Wells Fargo Bank, National Association, as Custodian, the parties hereto wish to enter into this Supplement, to provide for the specific terms regarding the delivery and subsequent holding of certain Required Documents with respect to the Mortgage Assets subject to each Transaction entered into pursuant to the [describe financing arrangement], which Supplement, together with the Master Custodial Agreement shall constitute the entire agreement among the parties hereto with respect to the matters described herein and therein.
     NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Definitions.
     For the purposes of this Supplement, the following terms shall have the indicated meanings unless the context or use indicates another or different meaning and intent, the definitions of such terms are equally applicable to the singular and the plural forms of such terms, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplement as a whole and not to any particular section or other subdivision. Unless otherwise specified or required by the context, section references are to sections in the Master Custodial Agreement. All terms used herein and not defined shall have the respective meanings set forth in the Master Custodial Agreement. If there is any inconsistency between this Supplement and the Master Custodial Agreement, this Supplement shall control.
     “Authorized Representative” shall have the meaning set forth in Section 13 hereof.
     “Delivery Deadline” shall mean [define, eg. “not later than 11:00 a.m. New York City time (i) on the Business Day preceding the proposed date of a Transaction if fewer than 300 Mortgage Files are delivered; (ii) on the second Business Day preceding the proposed date of a Transaction if more than 300 but fewer than 600 Mortgage Files are delivered; and (iii) on a date mutually agreed upon between the Custodian and the Seller preceding the proposed date of a Transaction if more than 600 Mortgage Files are delivered”].

1 May add multiple Sellers if agreed.
Schedule I-1

     "Examination Requirements” shall mean, with respect to any Transaction and the related Mortgage File, those requirements set forth on Exhibit B attached hereto.
     "Notice of Removal” shall mean a notice substantially in the form of Exhibit C hereto.
     "Required Documents” shall mean, with respect to any Transaction and the related Mortgage File, those documents relating to a Mortgage Asset set forth on Exhibit A attached hereto.
     "Trust Receipt Delivery Deadline” shall mean [define, eg. “not later than 11:00 am New York City time (i) on the Business Day after the date on which the Mortgage Files were delivered to the Custodian by the Seller if fewer than 300 Mortgage Files were delivered; (ii) on the second Business Day after the date on which the Mortgage Files were delivered to the Custodian by the Seller if more than 300 but fewer than 600 Mortgage Files were delivered to the Custodian by the Seller; and (iii) on a date mutually agreed upon between the Seller and the Custodian after the date on which the Mortgage Files were delivered to the Custodian by the Seller if more than 600 Mortgage Files were delivered to the Custodian by the Seller"].
     SECTION 2. Delivery of Mortgage File to Custodian.
     (a) For the purposes of Section 3(a) of the Master Custodial Agreement, the Mortgage File with respect to each Transaction entered into between the Seller and the Financing Party, shall consist of the Required Documents set forth on Exhibit A attached hereto.
     (b) For the purposes of Section 3(b) of the Master Custodial Agreement, the Loan Data Transmission with respect to each Mortgage Asset subject to a Transaction entered into between the Seller and the Financing Party shall consist of the following information set forth on Exhibit B to the Master Custodial Agreement:
     [Define, eg. “all items on Exhibit B”, or “all items on Exhibit B, other than items (b) and (c).”]
     (c) For the purposes of Section 3 of the Master Custodial Agreement, each party hereto agrees:
     [Specify any additional modifications to Section 3 of the Master Custodial Agreement].
     SECTION 3. The Custodian’s Receipt, Examination and Certification of Mortgage Files and Issuance of Trust Receipt.
     For the purposes of Section 4 of the Master Custodial Agreement:
     (a) the Examination Requirements with respect to the Required Documents included in each Mortgage File relating to a Transaction entered into between the Seller and the Financing Party shall consist of the requirements set forth on Exhibit B attached hereto.
     (b) Each party hereto agrees:
     [Specify any additional modifications to Section 4 of the Master Custodial Agreement].
     SECTION 4. Notices.
     [(a)] Each party’s address for any demands, notices and communications is as follows:

If to the Seller:

[Address]
[Address]
Attention: [___]
Telephone: [___]
Facsimile: [___]
E-mail: [___]

If to the Financing Party:

[Address]
[Address]
Attention: [___]
Telephone: [___]
Facsimile: [___]
E-mail: [___]

If to the Custodian:

Wells Fargo Bank, National Association
1015 10th Ave SE
Minneapolis, Minnesota 55414

Attention: Mortgage Document Custody
Telephone: (612) 667-1015
Facsimile: (612) 667-1068
E-mail: steve.j.naasz@wellsfargo.com
[If the Seller or the Financing Party is not organized under the laws of the United States or a State thereof, an agent for service of process may be appointed using the following:]
     [(b) The [Seller][Financing Party] has appointed [insert name and address] as its agent for service of process. The [Seller][Financing Party] consents to service of process upon such agent for and on its behalf in respect of any action, suit or proceeding that may be brought against the [Seller][Financing Party].
     SECTION 5. Ratification of Master Custodial Agreement; Entire Agreement.
     As supplemented by this Supplement, the Master Custodial Agreement is in all respects ratified and confirmed and the Master Custodial Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument. The Master Custodial Agreement as supplemented by this Supplement, together with the Exhibits and other writings referred to herein or delivered pursuant hereto, constitute the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Supplement and supersedes any prior agreement and understandings with respect to those matters and transactions.
     SECTION 6. Notice of Removal.
     This Supplement shall become effective on and as of the date hereof and shall terminate upon delivery of a Notice of Removal substantially in the form of Exhibit C hereto by the Seller to the

Custodian. The Seller and the Financing Party agree that the Seller shall only deliver a Notice of Removal following termination of the [define financing transaction]. Promptly after the Custodian’s receipt of a Notice of Removal from the Seller, payment in full of all amounts owing to the Financing Party under the [define financing transaction], and written certification to the Custodian of such payment in full, the Custodian shall deliver to related Seller all the Mortgage Files formerly the subject of Transactions with the Financing Party and then held by the Custodian, and this Supplement shall thereupon terminate.
     SECTION 7. Controlling Law.
     This Supplement shall be governed by the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof (except for Section 5-1401 of the New York General Obligations Law).
     SECTION 8. Agreement for the Exclusive Benefit of Parties.
     This Supplement is for the exclusive benefit of the parties hereto, and their respective successors and assigns, and shall not be deemed to create or confer any legal or equitable right, remedy or claim upon any other Person whatsoever.
     SECTION 9. Indulgences, Amendments.
     Neither the failure nor any delay on the part of a party hereto to exercise any right, remedy, power or privilege under this Supplement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No amendment of this Supplement shall be effective unless the same shall be in writing and signed by all the parties hereto. No waiver of any provision of this Supplement, nor any consent to any departure herefrom, shall be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     SECTION 10. Titles Not to Affect Interpretation.
     The titles of sections and subsections contained in this Supplement are for convenience only, and they neither form a part of this Supplement nor are they to be used in the construction or interpretation hereof.
     SECTION 11. Provisions Separable.
     The provisions of this Supplement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision or provisions may be invalid or unenforceable in whole or in part.
     SECTION 12. Authorized Representatives.
     Each individual designated as an authorized representative of the Financing Party (each, an "Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with the Master Custodial Agreement and this Supplement on behalf of the Financing Party and the specimen signature for each Authorized

Representative of the Financing Party initially authorized hereunder is set forth on Exhibit D hereto. From time to time the Financing Party may, by delivering to the Seller and the Custodian a revised exhibit, change the information previously given pursuant to this Section 12, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.
     SECTION 13. Counterparts.
     For the purpose of facilitating the execution of this Supplement as herein provided and for other purposes, this Supplement may be executed simultaneously in any number of counterparts, each of which counterpart shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.
     [If the Financing Party is a bankruptcy-remote entity, include the following sections]
     SECTION 14. Non-Petition Agreement.
     Notwithstanding any prior termination of this Supplement or the Master Custodial Agreement, each of the Custodian and the Seller agrees that it shall not, prior to the date which is one year and one day (or if longer, the applicable preference period then in effect) after the payment in full of any rated obligations of the Financing Party, acquiesce, petition or otherwise, directly or indirectly, invoke or cause the Financing Party to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Financing Party under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Financing Party or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Financing Party. The terms of this Section 14 shall survive any termination of this Supplement or the Master Custodial Agreement.
     SECTION 15 Limited Recourse.
     Notwithstanding any provisions contained in this Supplement or the Master Custodial Agreement to the contrary, the Financing Party shall not, and shall not be obligated to, pay any amount due hereunder or under the Master Custodial Agreement, including, without limitation, any fees, costs or expenses due pursuant to this Supplement or the Master Custodial Agreement unless the Financing Party has received funds which may be used to make such payment. Any amount which the Financing Party does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against or obligation of the Financing Party for any such insufficiency unless and until the Financing Party has received funds which may be used to make such payment. The terms of this Section 15 shall survive any termination of this Supplement or the Master Custodial Agreement.

     IN WITNESS WHEREOF, the parties have entered into this Supplement as of the date set forth above.

[SELLER] as Seller

By:
Name:
Title:

[FINANCING PARTY] as a Financing Party

By:

Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Custodian

By:

Name:
Title:

EXHIBIT A to Custodial
Agreement Supplement
REQUIRED DOCUMENTS
[Insert applicable deliverable documents]
A-1

EXHIBIT B to Custodial
Agreement Supplement
EXAMINATION REQUIREMENTS
[Insert applicable examination requirements]

B-1

EXHIBIT C to Custodial
Agreement Supplement
FORM OF NOTICE OF REMOVAL
Wells Fargo Bank, National Association,
   as Custodian
1015 10th Ave. SE
Minneapolis, Minnesota 55414
Attention: Mortgage Document Custody
     Reference is made to the Master Custodial Agreement, dated as of June 4, 2008, among Residential Funding Company, LLC and GMAC Mortgage, LLC, the Financing Parties from time to time party thereto and Wells Fargo Bank, National Association (the “Master Custodial Agreement”), and to the Custodial Agreement Supplement by and among [Seller], [Financing Party] and you, dated as of [                    ], 20[___] (the “Custodial Agreement Supplement”).
     You are hereby notified that as of [___] [a.m./p.m] [New York City] time on [                    ], 20[___], all outstanding Transactions by [Seller] with [Financing Party] have been terminated, and pursuant to Section 1 of the Master Custodial Agreement, [Financing Party] is no longer a party to such agreement.
     Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Master Custodial Agreement.

[SELLER]
as Seller

By:
Name:
Title:

C-1

EXHIBIT D to Custodial
Agreement Supplement
AUTHORIZED REPRESENTATIVES OF FINANCING PARTY

Name/Title:	Specimen Signature:

D-1

EXHIBIT A
TRUST RECEIPT
[Date]
[DESIGNATED AGENT]
Re: Master Custodial Agreement, dated as of June 4, 2008, among Residential Funding Company, LLC and GMAC Mortgage, LLC, the Financing Parties from time to time party thereto and Wells Fargo Bank, National Association, as Custodian
Gentlemen:
     In accordance with the provisions of Section 4 of the above-referenced Master Custodial Agreement (the “Custodial Agreement”), the undersigned, as Custodian, hereby certifies that as to each Mortgage Asset described in the Loan Data Transmission, a copy of which is attached hereto, it has reviewed the Mortgage File and has determined that, except as set forth on the Exception Report attached hereto, (i) all Required Documents to be delivered to it pursuant to the Custodial Agreement are in its possession, (ii) such documents have been reviewed by it in accordance with the review procedures in the Custodial Agreement and appear regular on their face and relate to such Mortgage Asset, and (iii) based on its examination of the foregoing documents, such documents on their face satisfy the Examination Requirements set forth in [define applicable Custodial Agreement Supplement].
     The Custodian hereby confirms that it is holding each such Mortgage File as agent and bailee of and custodian for and for the exclusive use and benefit of [Financing Party] pursuant to the terms of the Custodial Agreement.
     This Trust Receipt is not a negotiable instrument.
     The Custodian will accept and act on instructions with respect to the Mortgage Assets only upon surrender of this receipt at its Corporate Trust Office, [ADDRESS], Attention:                     .
     All initially capitalized terms used herein shall have the meanings ascribed to them in the above-referenced Custodial Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Custodian

By:
Name:
Title:

A-1

[RELEASE]
Released for transfer to [Residential Funding Company, LLC] [GMAC Mortgage, LLC]

[ ]
Designated Agent

By:
Name:
Title:

A-2

EXHIBIT B
LOAN DATA TRANSMISSION INFORMATION
FIELDS TO BE PROVIDED IN LOAN DATA TRANSMISSION

• CUSTOMER	• POOLNUM [Finance Facility Code]	• COLL_KEY [Loan ID]

• ALT_ID [Servicing Number]	• BORROWER [Last Name]	• BORR1FIRST

• BORR1MID	• CLOSED [Note Date]	• MATURITY [Maturity Date]

• MODIFYDATE	• RATE [Note Rate]	• LNAMOUNT [Orig Principal Amt]

• STATE	• CITY	• ZIP

• ADDRESS	• MERSMIN	• MERSFLAG

• ISMOM [MOM Indicator]	• UDF_CHR2 [REO Indicator]	• UDF_CHR1 [Asset Type]

• BOOKPAGE [Lien Position]	• TERM [MI Required (Y/N)]	• LTV

B-1

EXHIBIT C
[RESERVED]

C-1

EXHIBIT D
LETTER TO CUSTODIAN
RE: FINANCING PARTY’S TRUST RECEIPT
Wells Fargo Bank, National Association,
   as Custodian
1015 10th Ave SE
Minneapolis, Minnesota 55414
Attention: Mortgage Document Custody
Re: Master Custodial Agreement, dated as of June 4, 2008, among Residential Funding Company, LLC, GMAC Mortgage, LLC, the Financing Parties from time to time party thereto and Wells Fargo Bank, National Association, as Custodian
Gentlemen:
     On [date] you issued a trust receipt in the name of [DESIGNATED AGENT] evidencing entitlement to the Mortgage Assets described on Schedule A hereto and held by you as Custodian. You issued that receipt pursuant to the above-referenced Master Custodial Agreement. The trust receipt has been [lost, destroyed, etc.]. Every effort was made to recover the receipt; those efforts were unsuccessful. It is, therefore, now unavailable for surrender to you.
     At the time of its [loss, destruction, etc.], the receipt was held by us under [the terms of original issue, special endorsement]. Since its [issuance, endorsement] to us, we have not sold, assigned, transferred, pledged or otherwise granted an interest in the trust receipt that has not been released prior to the date hereof. Accordingly, this letter authorizes you to act on our instructions regarding such Mortgage Assets without surrender of the receipt to you.
     We hereby agree to indemnify and hold you harmless against any loss, liability or expense that you may incur as a result of acting on our instructions regarding such Mortgage Assets without our surrender of the receipt to you, excluding, however, any such loss, liability or expense caused by your negligence or willful misconduct or any special, indirect and consequential damages.
     If the trust receipt is ever recovered by us, we will immediately notify you, cancel the receipt and surrender the receipt to you.

[ ]
Designated Agent

By:
Name:
Title:

D-1

EXHIBIT E
REQUEST FOR RELEASE OF DOCUMENTS
To: Wells Fargo Bank, National Association
     as Custodian
1015 10th Ave SE
Minneapolis, MN 55414
Re: Master Custodial Agreement, dated as of June 4, 2008, among Residential Funding Company, LLC, GMAC Mortgage, LLC, the Financing Parties from time to time party thereto and Wells Fargo Bank, National Association, as Custodian
     In connection with the administration of Mortgage Assets held by you as Custodian for the Financing Parties from time to time pursuant to the above-referenced Master Custodial Agreement, as supplemented by [define applicable Custodial Agreement Supplement], we hereby request the release, and acknowledge receipt, of the [specify documents] for the Mortgage Assets described below, for the reason indicated.
Mortgagor’s Name Address and Zip Code:
Mortgage Asset Number:
Reason for Requesting Documents (check one):
—1.	Mortgage Asset paid in full or delinquent. (The Custodian shall delete the Mortgage Asset from the applicable Loan Data Transmission.)

—2.	Mortgage Asset in foreclosure or otherwise released for servicing.

—3.	Appropriate amount of funds credited to [Financing Party] pursuant to agreement relating to the applicable Transaction. (The Custodian shall delete the Mortgage Asset from the applicable Loan Data Transmission.)

—4.	Mortgage Asset liquidated by . (The Custodian is hereby authorized to delete the Mortgage Asset from the applicable Loan Data Transmission.)

—5.	Other Servicing Reasons

—6.	Potential sale of Mortgage Asset to third party purchaser
     If box 1, 3, 4, 5 or 6 above is checked, and if all or part of the Mortgage Files were previously released to [Residential Funding Company, LLC] or [GMAC Mortgage, LLC], please release to [Residential Funding Company, LLC] or [GMAC Mortgage, LLC] its previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Asset.
     [Residential Funding Company, LLC] [GMAC Mortgage, LLC] understand and agree that all documents delivered to [Residential Funding Company, LLC] [GMAC Mortgage, LLC] pursuant to this request for release (other than with respect to Items 1, 2, 3, 4 or 5) shall be returned to the Custodian no later than ten (10) calendar days from the date hereof. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Master Custodial Agreement.

[RESIDENTIAL FUNDING COMPANY, LLC

By:
Name:
Title:
Date:

[GMAC MORTGAGE, LLC

By:
Name:
Title:
Date:

Acknowledged and Agreed:

[FINANCING PARTY]

By:
Name:
Title:

EXHIBIT F
ATTORNEY’S BAILEE LETTER
[Letterhead of Seller]
                     ___, ___
Name of Attorney
[Address]
Custodian:
Wells Fargo Bank, National Association
1015 10th Ave SE
Minneapolis, Minnesota 55414
Attention: Mortgage Document Custody
Tel. No. (612) 667-1015
Facsimile No. (612) 667-1068
Financing Party:
[                    ]
Dear Sir or Madam:
          From time to time, we, [Residential Funding Company, LLC] [GMAC Mortgage, LLC] (the “Seller”), will send to you (or have sent to you) Mortgage Assets for which you have agreed to commence and prosecute a foreclosure action. In connection with such foreclosure activities, [copies of]1 1 one or more of the documents evidencing or otherwise relating to such Mortgage Assets (“Documents”) will be delivered to you.
          [                    ] (the “Financing Party”), has financed the sale to us or origination of such Mortgage Assets, and with such sale or origination we granted an ownership and/or security interest in the Documents referred to below and the Mortgage Assets to which such Documents relate to the Financing Party. Wells Fargo Bank, National Association (the “Custodian”) is acting as custodian for the Financing Party in connection with the Documents.
          Whenever we send you Documents to be covered by this letter agreement, we will send such Documents to you under a transmittal letter identifying the specific documents delivered, and the Mortgage Assets to which they relate, with a space at the end of the letter for you to sign and to acknowledge your receipt of such Documents. Upon your receipt of any such Documents, you hereby agree to fax to the Financing Party and the Custodian, no later than three (3) Business Days after your receipt thereof, our transmittal letter, signed in the acknowledgment space by you, pursuant to which you (i) acknowledge receipt of the Documents listed in the transmittal letter, and (ii) acknowledge that with respect to such listed documents you are acting as bailee of the Financing Party in accordance with the terms of this Attorney’s Bailee Letter.
          By signing this letter agreement below where indicated, (a) you agree that on and after the date hereof until you are otherwise notified by the Financing Party or the Custodian, any Documents

[1]	For Acceptable Attorneys to whom copies of the Documents are sent.

delivered to you as described above will be held by you as bailee in trust for the Financing Party, (b) you certify that, as of the date of your receipt of any Documents, you have not received notice of any interest of any other person or entity in such Documents or the related Mortgage Assets, (c) you agree that you will commence and diligently prosecute foreclosure proceedings with respect to the Mortgage Assets to which any such Documents relate and (d) you certify that if either you or your law firm has any security interest in the Documents or the Mortgage Assets to which those Documents relate you agree to waive any interest you or your firm may acquire therein at any time, whether arising pursuant to law or otherwise or to refuse delivery of such Documents and return them immediately to the Custodian.
          The Seller and the Financing Party hereby irrevocably instruct you that any Documents in your possession are to be held by you as bailee in trust for the Financing Party, as provided herein until they are returned to the Custodian at the address noted above together with a copy of this letter agreement; provided that if the Financing Party or the Custodian notifies you that the Financing Party’s interest in any of above-referenced Mortgage Assets have been released or did not attach (the “Release Notice”), from the date of such Release Notice you will hold the Documents relating to such Mortgage Assets (and no others) as bailee for the Seller, in which case you will follow the Seller’s instructions regarding such Documents, and such Documents shall be released to the Seller at the address noted above, or its designee, upon conclusion of the foreclosure action, instead of returning them to the Custodian; and provided further that prior to the date of any Release Notice, notwithstanding anything herein or elsewhere to the contrary, if you receive instructions from the Financing Party or the Custodian which do not comport with instructions you may have received from the Seller, including, without limitation, instructions to deliver the Documents to the Custodian, the Financing Party or any other person or entity, you shall abide by the instructions of the Custodian or Financing Party.
          You agree to immediately give telephonic notice (followed by written notice) to the Custodian if you receive notice or any inquiry from any other person or entity of or with respect to any interest in the Documents or the related Mortgage Assets and you agree that you shall immediately notify each such person in writing, with a copy to the Custodian, of the prior interest of the Financing Party therein.
          This letter agreement supersedes any letter agreement or other agreement or arrangement that may exist between you and the Seller relating to the sale or origination of Mortgage Assets financed by Financing Party. Notwithstanding any contrary understanding with you, the Seller or any other person or entity, or any instructions to you from the Seller, the Seller or any other person or entity, you shall abide by the terms of this letter. No deviation in performance of the terms of any previous letter agreement between you and any of the undersigned shall alter any of your duties or responsibilities as set forth herein.
          Because time is of the essence, please promptly sign and date the enclosed copy of this letter agreement and return it via overnight delivery service to the Custodian at the above address and via telecopier, send a copy of this executed letter agreement to the Seller. It is important that the Custodian receive a copy of this letter agreement executed by you. Thank you for your cooperation in assisting us with this project.
NOTE: BY ACCEPTING THE MORTGAGE ASSETS DELIVERED TO YOU WITH THIS LETTER, YOU CONSENT TO BE THE CUSTODIAN, AGENT AND BAILEE FOR THE FINANCING PARTY ON THE TERMS DESCRIBED IN THIS LETTER. THE CUSTODIAN REQUESTS THAT YOU ACKNOWLEDGE RECEIPT OF THE ENCLOSED PURCHASED ASSETS AND THIS LETTER BY SIGNING AND RETURNING THE ENCLOSED COPY OF THIS LETTER TO THE CUSTODIAN; HOWEVER, YOUR FAILURE TO DO SO DOES NOT NULLIFY SUCH CONSENT.

Very truly yours,

[RESIDENTIAL FUNDING COMPANY, LLC, Seller

By:
Name:
Title:

[GMAC MORTGAGE, LLC, Seller

By:
Name:
Title:

[ ], Financing Party

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

By:

Print Name:
Date:

Rider A
[Letterhead of                                         ]
                     ___, ___
Name of Attorney
[Address]

Re:	Mortgagor:
Address of Property: Loan Number:
Dear                     :
          We refer to that certain letter (the “Attorney’s Bailee Letter”), dated                     , ___, from us to you and signed by us and by [                    ] (“Financing Party”), describing the terms under which you agreed to hold certain loan documents to be sent to you from time to time under the Attorney’s Bailee Letter.
          The related collateral file evidencing or otherwise relating to the Mortgage Assets (collectively, the “Documents”) is being sent to you under cover of this letter for the purpose of commencement and prosecution of a foreclosure action.
          Please sign this letter in the space provided below to indicate your acknowledgment of receipt of the Documents referenced above with respect to the Mortgage Asset(s) identified above, and to confirm that you will hold such Documents as bailee for the Financing Party under and in accordance with the terms of the Attorney’s Bailee Letter. As required by the Attorney’s Bailee Letter, please fax to the Financing Party and the Custodian (with a copy to us), a copy of this letter signed by you, not later than three (3) business days after your receipt of this letter. We appreciate your cooperation.

Sincerely yours,

By:
Name:
Title:
ACKNOWLEDGMENT:
     I acknowledge receipt of the Documents as listed above in this letter and of notice of the ownership and/or security interests in such documents described in the Attorney’s Bailee Letter referred to above. I confirm the certifications made by me in the Attorney’s Bailee Letter with respect to such Documents and agree to act as bailee for the Financing Party with respect to such documents on the terms set forth in the Attorney’s Bailee Letter and to comply in all other respects with the terms of the Attorney’s Bailee Letter.
Print Name:
Date:

EXHIBIT G
FORM OF NOTICE TO THE CUSTODIAN

To:	Wells Fargo Bank, National Association 1015 10th Ave SE Minneapolis, Minnesota 55414 Attention: Mortgage Document Custody
From:
Date:
     You are hereby notified that as of [date] the undersigned has transferred its right, title and interest in and to the Mortgage Assets identified in the schedule attached hereto to [transferee’s name and address] and the undersigned hereby releases all right, title and interest in and to such Mortgage Assets. You are hereby instructed to hold such Mortgage Assets pursuant to the terms of the Master Custodial Agreement, dated as of June 4, 2008, among Residential Mortgage Company, LLC, GMAC Mortgage, LLC, the Financing Parties from time to time party thereto and Wells Fargo Bank, National Association (the “Custodial Agreement”), for the sole and exclusive benefit of [name of transferee] subject to the terms of the Custodial Agreement by which [name of transferee] hereby agrees to be bound.

[ ], Financing Party

By:

Name:

Title:

Dated:

Agreed and Acknowledged:

Wells Fargo Bank, National Association,
as Custodian

By:

Name:

Title:

Dated:

G-1

,
Assignee

By:

Name:

Title:

Dated:

G-2

EXHIBIT H
FORM OF TRANSMITTAL LETTER
[CUSTODIAN LETTERHEAD]
[Bailee]

      Re:
Ladies and Gentlemen:
     Enclosed please find the documents (the “Documents”) held by the Custodian (as defined below) evidencing or otherwise relating to those mortgage assets listed separately on the attached schedule (the “Mortgage Assets”), which Mortgage Assets are owned by [                    ] (the “Financing Party”) and which Documents are being delivered to the addressee (the “Bailee”) [for servicing][in connection with a proposed [sale][financing]].
     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in that certain Master Custodial Agreement dated as of June 4, 2008, by and among Residential Funding Company, LLC, GMAC Mortgage, LLC, the Financing Parties from time to time party thereto and Wells Fargo Bank, National Association, as custodian (the “Custodian”).
     [If the Documents have been delivered to the Bailee for servicing, insert the following two paragraphs]
     [The Financing Party’s ownership interest in the related Mortgage Assets will remain in full force and effect and the Bailee shall hold possession of the Documents as custodian, agent and bailee for and on behalf of the Financing Party. The Documents must be returned to the Custodian as soon as the servicing purpose for which they were delivered has been accomplished, and in any event, within ten (10) days from the date of delivery.
     THE CUSTODIAN REQUESTS THAT THE BAILEE ACKNOWLEDGE RECEIPT OF THE ENCLOSED MORTGAGE ASSETS AND THIS LETTER BY SIGNING AND RETURNING THE ENCLOSED COPY OF THIS LETTER TO THE CUSTODIAN. HOWEVER, THE BAILEE’S FAILURE TO DO SO DOES NOT NULLIFY SUCH CONSENT.]
     [If the Documents have been delivered to the Bailee in connection with a proposed sale or financing, insert the following four paragraphs]
     [The Financing Party’s ownership interest in the related Mortgage Assets will remain in full force and effect until the Financing Party’s receipt of the payoff amount that has been separately agreed between the Financing Party and the Seller with respect to such Mortgage Asset (the “Payoff Amount”). Upon receipt of such Payoff Amount, the Financing Party transfers, conveys, sells, grants and assigns any and all right, title and interest in or to only the Mortgage Assets for which the related Payoff Amount was received (and no others) to Seller and Seller shall own the Mortgage Assets, free and clear of any lien or encumbrance related to or arising out of the Financing Party’s ownership of such Mortgage Assets.

     Until the Payoff Amount for a Mortgage Asset has been received by the Financing Party, the Bailee shall hold possession of the related Documents as custodian, agent and bailee for and on behalf of Financing Party. In the event that any Mortgage Asset is unacceptable for purchase, return the rejected item directly to the Custodian at its address set forth below. If the Bailee is unable to comply with the above instructions, please so advise the undersigned Custodian immediately.
     By accepting the Documents delivered pursuant hereto, the Bailee certifies that, as of the date of its receipt of any Documents, the Bailee (a) has not received notice of any interest of any other person or entity in such Documents or the related Mortgage Assets, and (b) has no security interest in the Documents or the Mortgage Asset to which those Documents relate.

NOTE: BY ACCEPTING THE DOCUMENTS DELIVERED TO THE BAILEE WITH THIS LETTER, THE BAILEE CONSENTS TO BE THE CUSTODIAN, AGENT AND BAILEE FOR THE FINANCING PARTY AND, ONLY AFTER THE PAYOFF AMOUNT FOR THE RELATED MORTGAGE ASSET HAS BEEN RECEIVED BY THE FINANCING PARTY, SELLER, ON THE TERMS DESCRIBED IN THIS LETTER. THE CUSTODIAN REQUESTS THAT THE BAILEE ACKNOWLEDGE RECEIPT OF THE ENCLOSED MORTGAGE ASSETS AND THIS LETTER BY SIGNING AND RETURNING THE ENCLOSED COPY OF THIS LETTER TO THE CUSTODIAN; HOWEVER, THE BAILEE’S FAILURE TO DO SO DOES NOT NULLIFY SUCH CONSENT.]

Very truly yours,
Wells Fargo Bank, National Association,
as Custodian

By:
Name:
Title:
Address:

RECEIPT ACKNOWLEDGED
[Bailee]

By:

EXHIBIT I
FORM OF LOST NOTE AFFIDAVIT

(STATE OF NEW YORK
SS::
(COUNTY OF NEW YORK
I,                                         , as                                                              (title) of Wells Fargo Bank, National Association (the “Custodian”), am authorized to make this Affidavit on behalf of the Custodian. In connection with the administration of the loans held by the Custodian on behalf of [     ] as Financing Party or the registered holder of such loans, as the case may be (the “Investor”),                                                              (hereinafter called “Deponent”), being duly sworn, deposes and says that:
1. Custodian’s address is:

     That (s)he is a                      of Wells Fargo Bank, National Association (“Wells Fargo”), which was the custodian of the loan documents for Mortgage Asset number                      under the Master Custodial Agreement dated as of June 4, 2008 by and among Residential Funding Company, LLC, GMAC Mortgage, LLC, the Financing Parties from time to time party thereto and Wells Fargo Bank, National Association, as custodian.
2. That the original of the related note (the “Mortgage Note”) appears to have been lost, mislaid or misfiled by Wells Fargo.
3. That the records of Wells Fargo do not show that such Mortgage Note was ever released, paid off, satisfied, assigned, transferred, pledged or hypothecated and that such Mortgage Note has been either lost, mislaid, or misfiled by Wells Fargo.
4. That Wells Fargo is aware that                                          to which the above mentioned loan is to be assigned, relies upon the statements made herein as to such Mortgage Note having been lost, mislaid or misfiled by Wells Fargo and never having been released, paid off, satisfied, assigned, transferred, pledged or hypothecated.
5. That in the event that Wells Fargo should ever locate said Mortgage Note, Wells Fargo agrees to provide said Mortgage Note to                                          upon return of this lost Mortgage Note to Wells Fargo.
6. That attached hereto is a true and correct copy of (i) the Mortgage Note, endorsed in blank by the mortgagee, and (ii) the Mortgage or Deed of Trust [strike one] which secures the Mortgage Note, which Mortgage or Deed of Trust is recorded at                                          .
7. That Wells Fargo shall indemnify, defend and hold harmless the Financing Party from and against any and all loss, cost, liability, damages, or other expense (including, without limitation, the payment of reasonable attorneys’ fees and costs) incurred by the Financing Party (a) if any of the

I-1

foregoing assurances by Wells Fargo is incorrect; or (b) as a result of any person or entity claiming that such person or entity has an interest in the Mortgage Note or in any mortgage note issued in respect of the related Mortgage Asset, or the right to enforce any of the terms or provisions thereof. The foregoing indemnity shall extend, without limitation, to any claims that may arise under any policy(ies) of title (re)insurance because of the incorrectness of Wells Fargo’s assurances made in this affidavit. The indemnity granted under this paragraph shall survive in perpetuity.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

I-2

CUSTODY OFFICER LIST

Name: Shari Gillund	/s/ Shari Gillund

Title: Senior Vice President	Signature

Name: Patricia A. Hardenbrook	/s/ Patricia A. Hardenbrook

Title: Assistant Vice President	Signature

Name: Mary Hogan	/s/ Mary Hogan

Title: Vice President	Signature

Name: Bradley D. Johnson	/s/ Bradley D. Johnson

Title: Assistant Vice President	Signature

Name: Dora E. Kaufman	/s/ Dora E. Kaufman

Title: Assistant Vice President	Signature

Name: Steve Naasz	/s/ Steve Naasz

Title: Assistant Vice President	Signature

Name: Vonda J. Rankin	/s/ Vonda J. Rankin

Title: Trust Officer	Signature

Name: Susan S. Reiss	/s/ Susan S. Reiss

Title: Vice President	Signature

Name: Lori M. Swanell	/s/ Lori M. Swanell

Title: Assistant Vice President	Signature

Name: Leigh Taylor	/s/ Leigh Taylor

Title: Vice President	Signature

Name: Sarah J. Woods	/s/ Sarah J. Woods

Title: Assistant Vice President	Signature

Name: Frank A. Zazula	/s/ Frank A. Zazula

Title: Assistant Vice President	Signature

EXHIBIT K-1
AUTHORIZED REPRESENTATIVES OF RESIDENTIAL FUNDING COMPANY, LLC

Name/Title:	Specimen Signature:

Melissa White, Asst. Treasurer	/s/ Melissa White

Elizabeth Kelly, Asst. Treasurer	/s/ Elizabeth Kelly

William F. Cusey III, Asst. Treasurer	/s/ William F. Cusey

K-1

EXHIBIT K-2
AUTHORIZED REPRESENTATIVES OF GMAC MORTGAGE, LLC

Name/Title:	Specimen Signature:

Melissa White, Asst. Treasurer	/s/ Melissa White

Elizabeth Kelly, Asst. Treasurer	/s/ Elizabeth Kelly

William F. Cusey, III Treasurer	/s/ William F. Cusey

K-2

SCHEDULE 7.01(t)
BILATERAL FACILITIES

Internal
		Contract	Initial
T#	Company Name	Number	Termination Date	Description	Legal Entity Name
T212	GMAC LLC	RES-07521	8/21/2008	Credit Agreement between RFC LLC and GMAC LLC dated February 21, 2008	Residential Capital, LLC, Residential Funding Company, LLC

T303	Residential Capital, LLC	BUI-06824		Treasury form letter	Residential Capital, LLC

T912	WestLB, AG, New York Branch	WES-03410	4/11/2008	Seventh Amended and Restated Receivables Funding Agreement dated June 22, 2005	RFC Construction Funding LLC, Residential Funding Company, LLC

T913	WestLB, AG, New York Branch	WES-06779	4/11/2008	Payout Agreement from RFC Construction to payout Alpine dated February 12, 2004	X- Residential Funding Corporation, RFC Construction Funding LLC

T914	Deutsche Bank AG	DEU-06544	6/30/2008	Loan and Security Agreement between Resort Funding, DB & various lenders & agents dated January 26, 2006	X- Residential Funding Corporation, RFC Resort Funding LLC, Residential Funding Company, LLC

T928	Westpac Banking Corporation	WES-04893	7/2/2008	GMAC-RFC Westpac Warehouse Trust Warehouse Subscription Agmt; GMAC-RFC Mgmt, Perpetual Trustee, GMAC-RFC Australia, Westpac Banking; dated September 6, 2006	GMAC-RFC Australia Pty Ltd, GMAC-RFC Management Pty Limited

T410	Unibanco—Uniao de Bancos Brasileiros S.A.	UNI-06200	8/15/2009	Uncommitted Facility Agreement (English template) Unibanco and GMAC-RFC Brazil, dated July 17, 2006	Residential Capital, LLC, GMAC-RFC Brazil Ltd.

T916	Canadian Imperial Bank of Commerce	CAN-06859	8/30/2008	Mortgage Purchase Agreement between Canadian Imperial Bank of Commerce & GMAC Residential Funding of Canada dated March 16, 2006	X- Residential Funding Corporation, GMAC Residential Funding of Canada, Limited

T620	The Royal Bank of Scotland PLC	THE-06201	5/31/2008	Commitment Increase Notice to the Class C Variable Funding Note Loan Agreement from PREEMAC to RBS, dated June 18, 2007	GMAC RFC Investements B.V., Preemac II, NL B.V.

T712	RM Cheshire Limited	DEU-06214	12/15/2008	Master Repurchase Agreement Extension: RM Cheshire Limited and GMAC, dated November 27, 2006	Residential Funding Company, LLC, GMAC RFC Investements B.V.

T720	RBS

T308	Scotia Inveriat Casa De Bolsa, S.A. de C.V.	MEX-06825		Dual revolving certificates (spanish); GMAC Hipotecaria dated December 15, 2005	GMAC Hipotecaria, S.A.

T309	Mexico Mtn Line	MEX-06826	12/15/2009	Dual Revolving Certificate Program $5B (spanish); GMAC Financiera dated December 15, 2005	GMAC Financiera, S.A.

T407	Scotiabank Inverlat S.A.	MEX-06833		Uncommitted Facility Agreement; Scotiabank Inverlat, GMAC Mexicana, dated May 3, 2001	X- Residential Capital Corporation, GMAC Financiera, S.A., GMAC Hipotecaria, S.A.

T413	Banco Inbursa	BAN-06192	5/12/2008	Current Account Credit Agreement (English) among Banco Inbursa & GMAC Financiera & GMAC Hipotecaria dated March 12, 2007	GMAC Residential Holding Company, LLC, Homecomings Financial, LLC, GMAC Financiera, S.A., GMAC Hipotecaria, S.A., Residential Funding Company, LLC, GMAC Mortgage, LLC, Residential Capital, LLC, GMAC — RFC Holding Company, LLC
Schedule 7.01(t)-1

Internal
		Contract	Initial
T#	Company Name	Number	Termination Date	Description	Legal Entity Name
T414	Banco Del Bajio	BAN-06191	2/14/2013	Current Account Credit Agreement among Banco Del Bajio & GMAC Hipotecaria & GMAC Financiera (English) dated February 15, 2007	GMAC Residential Holding Company, LLC, Homecomings Financial, LLC, Residential Funding Company, LLC, GMAC Mortgage, LLC, Residential Capital, LLC, GMAC Financiera, S.A., GMAC Hipotecaria, S.A.

T416	Banco Mercantil Del Norte, S. A.,y	BAN-06189	12/18/2009	Bank Credit Line (English); Banco Mercantil Del Norte & GMAC Financiera dated December 19, 2006	Residential Capital, LLC, GMAC Financiera, S.A., GMAC Hipotecaria, S.A.

T711	International Finance Company	INT-06675	5/27/2010	Trust Agreement Amendment (Spanish) dated March 30, 2007	Residential Funding Company, LLC, GMAC Financiera, S.A.

T610	Deutsche Trustee Company Limited	DEU-06230	11/7/2008	Note Issuance Facility Deed - Deed of Amendment & Amended and Restated Agreement:	GMAC-RFC Limited, CONDUIT (NO. 2) LIMITED
GMAC-RFC, Silo No2, Conduit No2, Deutsche and others, dated October 4, 2005

T618	Deutsche Bank Ag London	DEU-06193	12/11/2008	Note Issuance Facility Deed among GRID (no5) Ltd, RM AYR Ltd, DB & GMAC-RFC Prop Fin Ltd dated Dec. 12, 2006	GMAC-RFC Property Finance Limited

T619	JPMorgan Chase Bank, National Association	JPM-06196	5/9/2008	Note Issuance Facility Deed among Canal No. 6, Chariot Funding, Jupiter Securitization, JPM, Deutsche Trustee & GMAC-RFC Ltd dated Feb. 9, 2007	GMAC-RFC Limited, CANAL (NO. 6) Limited

T919	Morgan Stanley & Co. International Limited	RES-06862	9/28/2029	Deferred Consideration Sale Agreement: Morgan Stanley & GMAC-RFC LTD, dated September 28, 2005	GMAC-RFC Limited

T005	Fannie Mae	FNM-06863		As Soon As Pooled Sale Agreement (FNMA-Gestation Repo)with Fannie Mae dated July 28, 2003	X- GMAC Mortgage Corporation

T006	JPMorgan Chase Bank, National Association	JPM-06864		Mortgage Loan Participation Sale Agreement; JP Morgan Chase, dated December 17, 2004	GMAC Mortgage, LLC, GMAC Bank

T803	Donaldson, Lufkin & Jenrette Securities Corp.	CRE-06557		Master Repurchase Agreement between Donaldsom, Lufkin & Jenrette Securities & Residential Funding Securities dated May 25, 2000	Residential Funding Securities, LLC

T805	Merrill Lynch Government Securities Inc.	MER-06615		Master Repurchase Agreement between Merrill Lynch Government Securities & Residential Funding Securities dated October 16, 2000	Residential Funding Securities, LLC

T813	Daiwa Securities America Inc.	DAI-03573		Master Repurchase Agreement between Daiwa Securities & Residential Funding Securities dated August 9, 2006	Residential Funding Securities, LLC

T814	FIMAT USA, LLC	FIM-03574		Master Repurchase Agreement between Fimat & Residential Funding Securities dated October 23, 2006	Residential Funding Securities, LLC

T906	Natixis Real Estate Capital Inc.	IXI-06809	11/28/2008	Amended and Restated Loan and Security Agreement, IXIS dated September 30, 2005	X- GMAC Mortgage Corporation
Schedule 7.01(t)-2

Internal
		Contract	Initial
T#	Company Name	Number	Termination Date	Description	Legal Entity Name
T932	Citibank, NA	CIT-06399	6/10/2008	Loan and Security Agreement, GMACM and Citibank dated September 10, 2007	GMAC Mortgage, LLC, Residential Capital, LLC

T816	BNP Paribas Securities Corp.	BNP-06176		Master Repurchase Agreement with BNP Paribas dated August 15, 2007	Residential Funding Securities, LLC

T819	Credit Suisse Securities (Europe) Limited	CRE-04745		Master Repurchase Agreement between Credit Suisse Securities (Europe) Ltd & RFC, LLC dated January 11, 2007	Residential Funding Company, LLC

T922	Credit Suisse Securities (USA) LLC	CSF-06561		Master Repurchase Agreement between Credit Suisse Securities & RFC dated May 16, 2006	Residential Funding Company, LLC

T929	Lehman Brothers Inc.	LEH-06634		Master Repurchase Agreement between Lehman & RFC dated March 14, 2006	X- Residential Funding Corporation

T008	Fannie Mae	FAN-06641		Master Repurchase Agreement # MP03986.1 — Amendment #43 dated October 23, 2007	GMAC Mortgage, LLC, Residential Capital, LLC, GMAC LLC

T009	Fannie Mae	FAN-06642		Master Repurchase Agreement Amendment 26 between Fannie Mae and GMAC Mortgage, dated October 23, 2007	GMAC Mortgage, LLC, Residential Capital, LLC, GMAC LLC

T905	Bear, Stearns & Co Inc	GMA-06810	2/25/2031	Indenture between GMACM Home Equity Notes 2004 Variable Funding Trust & WF Bank dated February 24, 2004	X- GMAC Mortgage Corporation, GMACR Mortgage Products, Inc., GMACM Home Equity Notes 2004 Variable Funding Trust

T909	Barclays Bank PLC	BAR-07730	12/26/2008	Second Amended and Restated Indenture between GMAC Servicer, BoNY, GMACM and RFC, LLC dated March 6, 2008	Residential Funding Company, LLC, GMAC Mortgage Group, LLC, GMACR Mortgage Products, Inc.

T411	JPMorgan Chase Bank, National Association	JPM-05093	7/31/2008	Offer of Discretionary Line of Credit from JPM to GMACM dated March 6, 2007	X- GMAC Mortgage Corporation

T412	US Bank National Association	USB-05237		Letter for $1M Credit Facility; US Bank, dated October 26, 2006	X- GMAC Mortgage Corporation

T214	GMAC LLC	GMA-08354	10/17/2008	Loan and Security Agreement between GMAC, RFC and GMACM dated April 18, 2008	Residential Funding Company, LLC, GMAC Mortgage, LLC, Residential Capital, LLC, GMAC LLC

T906	Natixis Real Estate Capital Inc.	IXI-06809	11/28/2008	Amended and Restated Loan and Security Agreement, IXIS dated September 30, 2005	X- GMAC Mortgage Corporation

T932	Citibank, NA	CIT-06399	6/10/2008	Loan and Security Agreement, GMACM and Citibank dated September 10, 2007	GMAC Mortgage, LLC, Residential Capital, LLC

T934

T215	GMAC LLC

T903	Credit Suisse First Boston Mortgage Capital LLC	CRE-06778	5/28/2008	Master Repurchase Agreement: Credit Suisse First Boston (CSFB) dated December 20, 2004	X- Homecomings Financial Network, Inc., X- Residential Funding Corporation, X- GMAC Mortgage Corporation

T921	The Royal Bank of Scotland PLC	GRE-03367	6/19/2008	Master Repurchase Agreement between Greenwich Capital Financial & RFC dated September 20, 2006	Residential Funding Company, LLC, X- Homecomings Financial Network, Inc., Residential Capital, LLC

T924	Lehman Commercial Paper Inc	LEH-04528	5/30/2008	Master Repurchase Agmt: Lehman Commercial Paper & RFC, dated November 30, 2006	Residential Funding Company, LLC

T930	Bear Stearns Mortgage Capital Corporation	BEA-05001	6/19/2008	Master Repurchase Agreement with Bear Stearns Mort Cap Co. dated March 12, 2007	Residential Capital, LLC, Residential Funding Company, LLC
Schedule 7.01(t)-3

Internal
		Contract	Initial
T#	Company Name	Number	Termination Date	Description	Legal Entity Name
T002	Bear Stearns International Limited	BAN-07104	10/31/2007	Servicing Agreement among GMACM, Walnut Grove, and Bank One as Trustee dated January 31, 2003	X- GMAC Mortgage Corporation

T003	Bank of America, NA	HOR-06813	11/30/2007	Mortgage Loan Purchase and Sale Agreement Amendment #1; BofA, Bank One, Horsham, GMACM dated June 20, 2002	X- GMAC Mortgage Corporation

T716	Bank of America, NA	BAN-06178	08/15/08	Master Repurchase Agreement with BoA dated August 17, 2007	GMAC Bank, GMAC Mortgage, LLC

T717	JPMorgan Chase Bank, National Association	JPM-06733	8/11/2008	MRA between JPMorgan & GMACM dated December 7, 2007	GMAC Bank, GMAC Mortgage, LLC

T719	Bank of America, NA and various other financial institutions			MRA dated on or about 6/24/2008

	Greenwich Capital Financial Products, Inc				Residential Capital, LLC

Excludes ResCap intercompany agreements, bank lines and loans.
Schedule 7.01(t)-4

SCHEDULE 8.01(m)
POST-CLOSING REQUIREMENTS
(All of the documents described below are required to be executed and delivered within the time specified below and are required to be in form and substance satisfactory to the Lender Agent.)
A. Within 30 days of the Closing Date, the Brazilian Security Documents.
B. Within 40 days of the Closing Date, the Chilean Security Documents.
C. Within 120 days of the Closing Date, the Mexican Security Documents.
D. Within 25 days of the Closing Date, the Canadian Custodial Agreement.
E. Within 25 days of the Closing Date, a share charge executed by RFC and the First Priority Collateral Agent with respect to GMAC RFC Ireland Limited in substantially identical form to the English Share Charge.
F. Within 25 days of the Closing Date, a share charge executed by RFC and the First Priority Collateral Agent with respect to GHS Global Relocation UK Limited United Kingdom in substantially identical form to the English Share Charge.
G. Within 10 days of the Closing Date, the inclusion of the assets or equity of the Subsidiaries of ResCap (other than those referenced in clause F. above) involved in relocation businesses, other than Excluded Assets.
H. Within the time frame specified in clause A, B, C, D, E, F and G above (as applicable) the registration or filing of any documents, statements, contracts or records and the obtaining of any governmental approvals and the taking of all action under applicable law (including Chilean, Brazilian, Mexican and Canadian law) as is necessary or reasonably requested by the Lender Agent to obtain the equivalent, under applicable law, of a first priority perfected security interest in the collateral granted by the documents described above.
I. Within 25 days of the Closing Date, all documentation necessary to transfer all REO Subsidiaries whose equity constitutes Primary Collateral shall have been executed, delivered and submitted for recording in the applicable real estate recording office, together with all necessary filing fees, taxes and similar charges.
J. Within 20 days of the Closing Date, cause the data center in Eden Prairie, Minnesota owned by ResCap and/or its Subsidiaries to be transferred to a special purpose company, the equity of which has been pledged as Collateral pursuant to the Security Agreement.
K. Within 14 days of the Closing Date, cause the REO Owners to amend their governing limited liability company agreements to include customary provisions with respect to independent directors and special members for a bankruptcy remote special purpose vehicle.
Schedule 8.01(m)-1

L. Within 10 days of the Closing Date, reissued stock certificates or other similar documentation evidencing the ownership and pledge under the Security Agreement of any equity interests pledged as Collateral under the Security Agreement with respect to Ladue Associates, Inc., Residential Funding Mortgage Securities I, Inc., Residential Asset Mortgage Products, Inc. or any other entity as to which the applicable stock certificate was not in the possession of the grantor on the Closing Date.
M. Within 14 days of the Closing date detailed disclosure of any licenses with respect to trademark assets subject to the Trademark Security Agreement.
Schedule 8.01(m)-2

SCHEDULE 13.02
NOTICES
The Borrowers:
Residential Funding Company, LLC
One Meridian Crossings
Suite 100
Minneapolis, MN 55423
Attn: John Peterson
Phone: (952) 857-7359
Fax: (952) 921-4230
Email: john.peterson@gmacrescap.com
With copy to:
GMAC Mortgage, LLC
c/o Residential Funding Company, LLC
One Meridian Crossings
Suite 100
Minneapolis, MN 55423
Attn: John Peterson
Phone: (952) 857-7359
Fax: (952) 921-4230
Email: john.peterson@gmacrescap.com
With copy to:
Residential Capital, LLC
7501 Wisconsin Avenue
Suite 900
Bethesda, MD 20814
Attn: Hu Benton, Managing Director, VP and Associate Counsel
Phone: (301) 215-6320
Fax: (301) 664-6999
Email: Hu.Benton@gmacrescap.com
The Lender:
GMAC LLC
200 Renaissance Center
Detroit, MI 48265
Attn: David Walker, Group VP and Treasurer
Phone: (313) 656-5400
Fax: (313) 656-5401
Email: david.walker@gmacfs.com
Schedule 13.02-1

With copy to:
William B. Solomon, VP and General Counsel
Phone: (313) 656-6128
Fax: (313) 656-6124
Email: William.b.solomon@gm.com
Guarantors:
Residential Capital, LLC
7501 Wisconsin Avenue
Suite 900
Bethesda, MD 20814
Attn: Hu Benton, Managing Director, VP and Associate Counsel
Phone: (301) 215-6320
Fax: (301) 664-6999
Email: Hu.Benton@gmacrescap.com
Homecomings Financial, LLC
One Meridian Crossings
Suite 100
Minneapolis, MN 55423
Attn: John Peterson
Phone: (952) 857-7359
Fax: (952) 921-4230
Email: john.peterson@gmacrescap.com
GMAC-RFC Holding Company, LLC
One Meridian Crossings
Suite 100
Minneapolis, MN 55423
Attn: John Peterson
Phone: (952) 857-7359
Fax: (952) 921-4230
Email: john.peterson@gmacrescap.com
GMAC Residential Holding Company, LLC
3993 Howard Hughes Parkway
Suite 250
Las Vegas, NV 89169
Attn: William Casey
Phone: (215) 682-6301
Fax: (215) 682-1249
Email: william.casey@gmacrescap.com
Schedule 13.02-2

EXHIBIT A
ELIGIBILITY REQUIREMENTS
     Capitalized terms used in this Exhibit A have the meaning set forth in Schedule 1.01 to the Loan Agreement to which the Exhibit A is a part.
     An Asset shall be deemed to satisfy the Eligibility Requirements if such Asset meets the following requirements, subject to the qualification that certain of such requirements (as specified below) will not apply to Substitute Collateral; provided that the negative effect of any such exclusion shall be taken into account in determining the Fair Value of such Substitute Collateral:
          (a) each related Contract constitutes a legal, valid and binding obligation of the related Payor, enforceable against the Payor in accordance with its terms and is not subject to any right of rescission, set-off, counterclaim or other defense of the related Payor (except as enforceability may be limited or defenses may arise by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’, mortgagees’ or lessors’ rights in general and general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);
          (b) each related Contract was originated and has been administered in accordance with Applicable Law (including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, warehousing and disclosure laws);
          (c) each related Contract was originated by an Obligor or acquired by an Obligor in the ordinary course of business;
          (d) each related Contract has been underwritten and serviced by an Obligor in accordance with the Credit and Collection Policies pursuant to (i) documentation acceptable to prudent lending institutions or investors, subject to Approved Exceptions in the case of Mortgage Loans, and (ii) origination practices that are customary for the origination of assets of such type as of the time such Asset was originated; provided however that this requirements will not apply to Substitute Collateral;
          (e) such Asset has been selected for inclusion in the Primary Collateral using no selection procedures adverse to the Secured Parties;
          (f) such Asset is not a Defaulted Asset or a Credit Risk Asset; provided however that this requirement shall not apply in the case of Substitute Collateral;
          (g) the First Priority Collateral Agent acquired and has good title and a valid and perfected security interest in such Asset, free of any Lien (other than Permitted Liens);
          (h) the obligations of the Payor under the related Contract are irrevocable, unconditional and non-cancelable;
Ex. A-1

          (i) the related Contract is denominated and payable only in Dollars by a Payor in the United States of America;
          (j) the related Contract would be characterized as “chattel paper”, an “account”, an “instrument”, a “general intangible” or “investment property” under the UCC; and
          (k) the pledge of the Asset or any interest therein by the relevant Obligor to the First Priority Collateral Agent does not require the consent of any Person that has not been obtained and does not otherwise violate the terms of any other agreement binding on the Obligors;
          (l) such Asset is not subject to an offer of exchange or tender by its issuer or by any other Person for securities or any other type of consideration other than cash, and such Asset does not provide at any time over its life of the payment of any amounts due to be made by delivery of an equity security or mandatory conversion into an equity security;
          (m) either (i) no payments of principal or interest on such security are subject to withholding taxes imposed by any jurisdiction or (ii) if any such payments are subject to withholding tax imposed by any jurisdiction, the obligor thereunder is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after-tax basis;
          (n) such Asset is not subject to substantial non-credit related risk as determined by the Obligors or the Lender Agent, and the Lender Agent has not otherwise notified the Borrowers that such Asset shall not be an Eligible Asset; provided however that this requirement shall not apply to Substitute Collateral;
          (o) either (i) future advances are not required to be made by the holder of such Asset, or (ii) if future advances are required to be made, the Obligors have adequate means with which to make future advances;
          (p) the related Payor is organized or incorporated under the laws of a country that does not impose foreign exchange restrictions effectively limiting the availability or use of U.S. Dollars to make scheduled payments of principal or interest on such Asset;
          (q) such Asset requires the payment of a fixed amount of principal in cash no later than its stated maturity or termination date, and such Asset is not callable for less than its face amount;
          (r) such Asset is not an operating lease or financing by a debtor-in-possession in an insolvency proceeding;
          (s) the terms of such Asset have not been impaired, waived, altered or modified in any respect, except (i) in accordance with the Credit and Collection Policy with a view to maximizing the value of such Asset or (ii) as required by Applicable Law;
          (t) if such Asset is a Mortgage Loan, the related mortgage has not been satisfied, canceled, subordinated or rescinded and the related mortgage property has not been released from the lien of the mortgage;
Ex. A-2

          (u) in the case of an Asset that is a Servicing P&I Advance, Servicing Corporate Advance or Servicing T&I Advance, the related Obligor reasonably believes that such advance is recoverable from the proceeds of the sale of the related real estate;
          (v) in the case of an Asset that is a Servicing P&I Advance, Servicing Corporate Advance or Servicing T&I Advance, such Asset arises under an Eligible Servicing Advances Agreement; provided however that this requirement shall not apply in the case of Substitute Collateral;
          (w) in the case of an Asset that is an Incremental Advance, the related Obligor reasonably believes that it is contractually obligated to make such advance or that such advance is necessary to maximize its recovery on the related collateral;
          (x) in the case of an Asset that is an Equity Interest in a Subsidiary or joint venture that holds parcels of real estate, such Equity Interest shall be considered to be an Eligible Asset to the extent of the Value of parcels for which (i) an enforceable deed evidencing such Subsidiary’s or joint venture’s ownership interest in such parcel has been submitted for recording in the appropriate filing office, and (ii) such parcel is not subject to any Liens other than Permitted Liens;
          (y) if such Asset represents the right to be paid by the VA or the FHA in respect of servicing costs on an insured Mortgage Loan, such Mortgage Loan shall have been included in Primary Collateral; and
          (z) such Asset is not an Excluded Asset.
Ex. A-3

EXHIBIT B
[RESERVED]
Ex. B-1

EXHIBIT C
INITIAL PERMITTED FUNDING INDEBTEDNESS
1.	Description of Notes
(a)	Floating Rate Notes due June 9, 2008; Floating Rate Notes due November 21, 2008; 8.125% Notes due November 21, 2008; Floating Rate Notes due April 17, 2009; Floating Rate Subordinated Notes due April 17, 2009; Floating Rate Notes due May 22, 2009; 8.375% Notes due June 30, 2010; Floating Rate Notes due September 27, 2010; 8.000% Notes due February 22, 2011; 7.125% Notes due May 17, 2012; 8.500% Notes due June 1, 2012; 8.500% Notes due April 17, 2013; 8.375% Notes due May 17, 2013; 9.875% Notes due July 1, 2014; and 8.875% Notes due June 30, 2015.
2.	Term Loan Agreement
(a)	Term Loan Facility dated as of July 28, 2005 among ResCap, the lenders thereunder, Citibank, N.A., as syndication agent, the documentation agents thereunder, and JPMorgan Chase Bank, N.A., as administrative agent, from the lenders thereunder.
3.	Other
(a)	Any indebtedness referenced in Residential Capital, LLC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2008.
Ex. C-1

EXHIBIT 2.02(a)(i)
FORM OF REVOLVING NOTE
June 4, 2008
$3,500,000,000
     FOR VALUE RECEIVED, Residential Funding Company, LLC, a Delaware limited liability company (“RFC”), and GMAC Mortgage, LLC, a Delaware limited liability company (“GMAC Mortgage” and together with RFC, each a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of GMAC LLC (the “Lender”) on or before the Revolving Loan Repayment Date the principal amount of THREE BILLION FIVE HUNDRED MILLION DOLLARS ($3,500,000,000), or such lesser amount as shall reflect the Outstanding Aggregate Loan Amount of the Revolving Loans (each as defined in the Loan Agreement referred to below) made by the Lender to the Borrower.
     The Borrowers further promise to pay interest on the unpaid principal amount of this Revolving Note from time to time outstanding, payable as provided in the Loan Agreement (referred to below), at the rates per annum provided in the Loan Agreement; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by law. All payments of principal of and interest on this Revolving Note shall be payable in lawful currency of the United States of America at the office of the Lender as provided above or such other address as the holder hereof shall have designated to the Borrowers, in immediately available funds.
     The date, amount and interest rate of each Revolving Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Revolving Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Revolving Loans made by the Lender.
     This Revolving Note is one of the Revolving Notes referred to in Loan Agreement dated June 4, 2008 between the Borrowers, GMAC LLC, as Lender Agent, the Lender and certain other lenders and guarantors party thereto (the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement. Upon occurrence of any Event of Default, the principal hereof, and all accrued interest thereon, may be declared or shall automatically become, due and payable pursuant to the Loan Agreement.
     The Borrowers agree to pay all the Lender’s costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of lender’s counsel) in respect of this Revolving Note when incurred, including, without limitation, reasonable attorneys’ fees through appellate proceedings.
Ex. 2.02(a)(i)-1

     Notwithstanding the pledge of the Collateral, the Borrowers hereby acknowledge, admit and agree that the Borrowers’ obligations under this Revolving Note are recourse obligations of the Borrowers to which the Borrowers pledge their full faith and credit.
     The Borrowers, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Revolving Note, (b) expressly agree that this Revolving Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Revolving Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Revolving Note, to first institute or exhaust the Lender’s remedies against the Borrowers or any other party liable hereon or against any Collateral for this Revolving Note. No extension of time for the payment of this Revolving Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Revolving Note, shall affect the liability under this Revolving Note of the Borrowers, even if the Borrowers are not a party to such agreement; provided, however, that the Lender and the Borrowers, by written agreement between them, may affect the liability of the Borrowers.
     This Revolving Note may be assigned in whole or in part only by registration of such assignment or sale on the Register. Any participation in respect of this Revolving Note may be effected only by the registration of such participation on the Participant Register.
     Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Revolving Note. Reference is made to the Loan Agreement and Security Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Revolving Note.
     Any enforcement action relating to this Revolving Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and with respect to this Revolving Note and waives any right with respect to the doctrine of forum non conveniens with respect to such transactions.
     This Revolving Note shall be governed by and construed in accordance with the laws of the state of New York without regard to conflicts of laws principles (but with reference to section 5-1401 of the New York General Obligation law) whose laws the Borrowers expressly elect to apply to this Revolving Note. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for purposes of all legal proceedings arising out of or relating to this Revolving Note. The Borrowers irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrowers hereby consent to process being served in any suit, action or proceeding with respect to this agreement, or any document delivered pursuant hereto by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its respective address specified at the time for notices under the Loan Agreement or to any
Ex. 2.02(a)(i)-2

other address of which it shall have given written or electronic notice to the Lender. The foregoing shall not limit the ability of Lender to bring suit in the courts of any jurisdiction.
     The Borrowers hereby irrevocably waive any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Revolving Note.
     IN WITNESS WHEREOF, the undersigned has caused this Revolving Note to be executed by its duly authorized officer as of the day and year first above written.

Residential Funding Company, LLC
By:
Name:
Title:

GMAC Mortgage, LLC
By:
Name:
Title:

Ex. 2.02(a)(i)-3

EXHIBIT 2.02(a)(ii)
FORM OF TERM NOTE
June 4, 2008
$1,293,500,000
     FOR VALUE RECEIVED, Residential Funding Company, LLC, a Delaware limited liability company (“RFC”), and GMAC Mortgage, LLC, a Delaware limited liability company (“GMAC Mortgage” and together with RFC, each a “Borrower” and collectively, the “Borrowers”), jointly and severally promise to pay to the order of GMAC LLC (the “Lender”) on or before the Term Loan Repayment Date the principal amount of ONE BILLION TWO HUNDRED NINETY-THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,293,500,000), or such lesser amount as shall reflect the Outstanding Aggregate Term Loan Amount of the Term Loans (each as defined in the Loan Agreement referred to below) made by the Lender to the Borrower.
     The Borrowers further promise to pay interest on the unpaid principal amount of this Term Note from time to time outstanding, payable as provided in the Loan Agreement (referred to below), at the rates per annum provided in the Loan Agreement; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by law. All payments of principal of and interest on this Term Note shall be payable in lawful currency of the United States of America at the office of the Lender as provided above or such other address as the holder hereof shall have designated to the Borrowers, in immediately available funds.
     The date, amount and interest rate of each Term Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Term Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Term Loans made by the Lender.
     This Term Note is one of the Term Notes referred to in Loan Agreement dated June 4, 2008 between the Borrowers, GMAC LLC, as Lender Agent, the Lender and certain other lenders and guarantors party thereto (the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement. Upon occurrence of any Event of Default, the principal hereof, and all accrued interest thereon, may be declared or shall automatically become, due and payable pursuant to the Loan Agreement.
     The Borrowers agree to pay all the Lender’s costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of lender’s counsel) in respect of this Term Note when incurred, including, without limitation, reasonable attorneys’ fees through appellate proceedings.
Ex. 2.02(a)(ii)-1

     Notwithstanding the pledge of the Collateral, the Borrowers hereby acknowledge, admit and agree that the Borrowers’ obligations under this Term Note are recourse obligations of the Borrowers to which the Borrowers pledge their full faith and credit.
     This Term Note evidences indebtedness initially incurred under the Term Loan Agreement, and nothing contained herein shall be deemed to constitute a cancellation or repayment of such indebtedness. Such Indebtedness remains outstanding under the Loan Agreement and is subject to the terms of the Loan Agreement.
     The Borrowers, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Term Note, (b) expressly agree that this Term Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Term Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Term Note, to first institute or exhaust the Lender’s remedies against the Borrowers or any other party liable hereon or against any Collateral for this Term Note. No extension of time for the payment of this Term Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Term Note, shall affect the liability under this Term Note of the Borrowers, even if the Borrowers are not a party to such agreement; provided, however, that the Lender and the Borrowers, by written agreement between them, may affect the liability of the Borrowers.
     This Term Note may be assigned in whole or in part only by registration of such assignment or sale on the Register. Any participation in respect of this Term Note may be effected only by the registration of such participation on the Participant Register.
     Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Term Note. Reference is made to the Loan Agreement and Security Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Term Note.
     Any enforcement action relating to this Term Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and with respect to this Term Note and waives any right with respect to the doctrine of forum non conveniens with respect to such transactions.
     This Term Note shall be governed by and construed in accordance with the laws of the state of New York without regard to conflicts of laws principles (but with reference to section 5-1401 of the New York General Obligation law) whose laws the Borrowers expressly elect to apply to this Term Note. Each party hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for purposes of all legal proceedings arising out of or relating to this Term Note. The Borrowers irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrowers hereby consent to process
Ex. 2.02(a)(ii)-2

being served in any suit, action or proceeding with respect to this agreement, or any document delivered pursuant hereto by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its respective address specified at the time for notices under the Loan Agreement or to any other address of which it shall have given written or electronic notice to the Lender. The foregoing shall not limit the ability of Lender to bring suit in the courts of any jurisdiction.
     The Borrowers hereby irrevocably waive any and all right to a trial by jury with respect to any legal proceeding arising out of or relating to this Term Note.
     IN WITNESS WHEREOF, the undersigned has caused this Term Note to be executed by its duly authorized officer as of the day and year first above written.

Residential Funding Company, LLC
By:
Name:
Title:

GMAC Mortgage, LLC
By:
Name:
Title:

Ex. 2.02(a)(ii)-3

EXHIBIT 2.03(a)
FORM OF BORROWER FUNDING REQUEST
GMAC LLC
     as Lender Agent
200 Renaissance Center
Detroit, MI 48265
          Attention: David Walker, Group VP and Treasurer
Ladies and Gentlemen:
This [Initial] Borrower Funding Request is delivered to you pursuant to [Section 2.03(a)]/ [Section 2.03(b)] of the Loan Agreement, dated as of June 4, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Residential Funding Company, LLC (“RFC”), GMAC Mortgage, LLC (“GMAC Mortgage” and together with RFC, the “Borrowers”), GMAC LLC (the “Initial Lender”), Residential Capital, LLC and the other Affiliates of the Borrowers party thereto as Guarantors (each, a “Guarantor”), the Principal institutions and other Persons that are or may from time to time become parties thereto as Lenders (together with the Initial Lender and their respective successor and assigns, each a “Lender” and collectively, the Lenders”) and GMAC LLC, as agent for the Lenders (in such capacity together with its successors and assigns in such capacity, the “Lender Agent”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule 1.01 of the Loan Agreement.
The undersigned hereby requests that a Revolving Loan be made in the aggregate principal amount of $[•] on [•], 200[•] to be secured by the Collateral.
[An Interim Borrowing Base Report, revised to reflect transactions since the most recently delivered Collateral Value Report, has been delivered pursuant to Section 2.03 of the Loan Agreement.]
The undersigned hereby acknowledges that the delivery of this [Initial] Borrower Funding Request and the acceptance by the undersigned of the proceeds of the Revolving Loan requested hereby constitute a representation and warranty by the undersigned that all conditions precedent to such Revolving Loan specified in Article V of the Loan Agreement have been satisfied and will continue to be satisfied after giving effect to such Loan.
Please wire transfer the proceeds of the Revolving Loan to the following account pursuant to the following instructions:
Ex. 2.03(a)-1

Residential Funding Company, LLC Wire Instructions:

Beneficiary:	Residential Capital Cash Concentration
Beneficiary Bank:	Bank of America
Beneficiary Bank Address:	San Francisco, CA
ABA:	026-009-593
Account #:	1235469131
GMAC Mortgage, LLC Wire Instructions:

Beneficiary:	Residential Capital Cash Concentration
Beneficiary Bank:	Bank of America
Beneficiary Bank Address:	San Francisco, CA
ABA:	026-009-593
Account #:	1235469131
     The undersigned has caused this [Initial] Borrower Funding Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this [•] day of [•], 200[•].

Residential Funding Company, LLC
By:
Name:
Title:

GMAC Mortgage, LLC
By:
Name:
Title:

Acknowledged and agreed:
GMAC LLC

By:
Name:
Title:
Ex. 2.03(a)-2

EXHIBIT 2.03(b)
FORM OF INTERIM BORROWING BASE REPORT
GMAC LLC
     as Lender Agent
200 Renaissance Center
Detroit, MI 48265
          Attention: David Walker, Group VP and Treasurer
Ladies and Gentlemen:
This Interim Borrowing Base Report is delivered to you pursuant to Section 2.03(b) of the Loan Agreement, dated as of June 4, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Residential Funding Company, LLC (“RFC”), GMAC Mortgage, LLC (“GMAC Mortgage” and together with RFC, the “Borrowers”), GMAC LLC (the “Initial Lender”), Residential Capital, LLC and the other Affiliates of the Borrowers party thereto as Guarantors (each, a “Guarantor”), the Principal institutions and other Persons that are or may from time to time become parties thereto as Lenders (together with the Initial Lender and their respective successor and assigns, each a “Lender” and collectively, the Lenders”) and GMAC LLC, as agent for the Lenders (in such capacity together with its successors and assigns in such capacity, the “Lender Agent”). Unless otherwise defined herein or as the context otherwise requires, terms used herein have the meaning assigned thereto under Schedule 1.01 of the Loan Agreement.
The undersigned hereby certifies that, since the Monthly Collateral Report dated                     ,                     , $                     relating to Collateral Dispositions of the assets reflected in such Monthly Collateral Report [TO BE ADDED NOT LATER THAN THE ASSET TRANSFER DATE and $                     relating to Collections with respect to the Primary Collateral reflected in such Monthly Collateral Report] have been received.
     The undersigned hereby further certifies that, as of the date hereof and since the date of the Monthly Collateral Report described above, $                     has been reinvested in Reinvestment Assets in accordance with the terms of the Loan Agreement.

Residential Funding Company, LLC
By:
Name:
Title:

GMAC Mortgage, LLC
By:
Name:
Title:

*	Form to be amended from time to time by agreement of the parties.
Ex. 2.03(b)-1

EXHIBIT 2.04(a)
FORM OF COLLATERAL VALUE REPORT
[See attached]
Ex. 2.04(a)-1

GMAC ResCap
Secured Revolver
Collateral Value Report
Reporting Period Ending:
Report Date:

X-		Asset			Advance
Ref	Primary Collateral Buckets	Count	UPB	Carry Value	Rate	Collateral Value
Assets at MTM, Lower of Cost or Market 1 Conforming Loans — HFS					90%	0
1	Jumbo Loans - HFS				80%	0
1	Wet Loans - HFS				85%	0
1	Second Lien or HELOC Loans HFS				50%	0
1	HLTV Loans HFS				50%	0
1	Scratch and Dent Loans HFS				50%	0
3	Residual Interest				50%	0
3	Financial Asset-Backed Securities				50%	0

	Subtotal:	0	0	0		0

Assets at Amortized Cost net of Allowance for Losses
1	Conforming Loans - HFI				90%	0
1	Jumbo Loans - HFI				80%	0
1	Wet Loans - HFI				85%	0
2	Servicing P&I Advances				80%	0
2	Servicing T&I and Corporate Advances				70%	0
2	Other Receivables				50%	0
4	IBG Assets*				50%	0
5	BCG Assets				50%	0
1	Second Lien Loans or HELOCs LoansHFI				50%	0
1	Scratch and Dent Loans HFI				50%	0
1	Kick-Out Loans				50%	0
1	HLTV Loans HFI				50%	0
1	REO Property				50%	0

	Subtotal:	0	0	0		0

	Total:	0	0	0		0

RFG
1	Mortgage Loans - HFS/HFI/REO	0	0	0		0
2	Accounts Receivable	n/a	n/a	0		0
3	Trading Securities	0	n/a	0		0

	RFG Subtotal:	0	0	0		0

4	IBG* (actual)	n/a	n/a	0		0
	IBG (estimate)
5	BCG	n/a	n/a	0		0

	IBG & BCG Subtotal:			0		0

	Total:	0	0	0		0

*	one of the IBG lines is intentionally left blank

Other Required Reporting. Changes since
Previous Collateral Value Report	$
1 Cash received from Collateral Dispositions	0
2 $ reinvested in Reinvestment Collateral	0
[3 Beginning 9/15/08, Cash received from Collections]	0
Collateral Value Report

EXHIBIT 2.04(b)
COLLATERAL VALUE CERTIFICATE
GMAC LLC,
     as Lender Agent
200 Renaissance Center
Detroit, Michigan 48265
Attention: David Walker, Group VP and Treasurer
Facsimile No.: (313) 656-5401
Re: Residential Funding Company, LLC, and GMAC Mortgage, LLC
Gentlemen and Ladies:
          This Collateral Value Certificate is delivered to you pursuant to [Section 2.04(a)]/ [Section 2.04(b)] of the Loan Agreement, dated as of June 4, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Residential Funding Company, LLC (“RFC”), GMAC Mortgage, LLC (“GMAC Mortgage” and together with RFC, the “Borrowers”), GMAC LLC (the “Initial Lender”), Residential Capital, LLC and the other Affiliates of the Borrowers party thereto as Guarantors (each, a “Guarantor”), the Principal institutions and other Persons that are or may from time to time become parties thereto as Lenders (together with the Initial Lender and their respective successor and assigns, each a “Lender” and collectively, the Lenders”) and GMAC LLC, as agent for the Lenders (in such capacity together with its successors and assigns in such capacity, the “Lender Agent”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein have the meanings provided in the Loan Agreement.
The Borrowers hereby certify a Collateral Value of $[•]
The Borrowers have caused this Collateral Value Certificate to be executed and delivered, and the certification and warranties contained herein to be made, this [•] day [•], 2008.

Residential Funding Company, LLC
By:
Name:
Title:

GMAC Mortgage, LLC
By:
Name:
Title:

Ex. 2.04(b)-1

EXHIBIT 2.08(b)
FORM OF REPAYMENT NOTICE
[•], 200[•]
TO: The Lender Agent as defined in the Loan Agreement referred to below
     Reference is hereby made to the Loan Agreement, dated as of June 4, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Residential Funding Company, LLC (“RFC”), GMAC Mortgage, LLC (“GMAC Mortgage” and together with RFC, the “Borrowers”), GMAC LLC (the “Initial Lender”), Residential Capital, LLC and the other Affiliates of the Borrowers party thereto as Guarantors (each, a “Guarantor”), the Principal institutions and other Persons that are or may from time to time become parties thereto as Lenders (together with the Initial Lender and their respective successor and assigns, each a “Lender” and collectively, the Lenders”) and GMAC LLC, as agent for the Lenders (in such capacity together with its successors and assigns in such capacity, the “Lender Agent”). Capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.
     The Borrowers hereby notify you that, pursuant to Section 2.08[(a)/(b)] of the Loan Agreement, it shall make a repayment of the [Revolving/Term] Loans outstanding under the Loan Agreement to the Lender on [•], 200[•] in the amount of $[•].
     Also included in the repayment amount shall be accrued and unpaid interest, Breakage Costs (as determined by the Lender Agent and provided to the undersigned) and other amounts due and owing to the Lenders in the amount of $[•].
Ex. 2.08(b)-1

     The undersigned has caused this Repayment Notice to be executed and delivered by its duly authorized officer this [•] day of [•], 200[•].

Residential Funding Company, LLC
By:
Name:
Title:

GMAC Mortgage, LLC
By:
Name:
Title:

Ex. 2.08(b)-2

EXHIBIT 2.09(a)
FORM OF PREPAYMENT NOTICE
[•], 200[•]
TO: The Lender Agent as defined in the Loan Agreement referred to below
     Reference is hereby made to the Loan Agreement, dated as of June 4, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Residential Funding Company, LLC (“RFC”), GMAC Mortgage, LLC (“GMAC Mortgage” and together with RFC, the “Borrowers”), GMAC LLC (the “Initial Lender”), Residential Capital, LLC and the other Affiliates of the Borrowers party thereto as Guarantors (each, a “Guarantor”), the Principal institutions and other Persons that are or may from time to time become parties thereto as Lenders (together with the Initial Lender and their respective successor and assigns, each a “Lender” and collectively, the Lenders”) and GMAC LLC, as agent for the Lenders (in such capacity together with its successors and assigns in such capacity, the “Lender Agent”). Capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.
     The Borrowers hereby notify you that pursuant to and in compliance with Section 2.09 of the Loan Agreement, it shall make a prepayment of [Revolving/Term] Loans outstanding under the Loan Agreement on [•], 200[•] in the amount of $[•].
     Also included in the prepayment amount shall be accrued and unpaid interest, Breakage Costs (as determined by the Lender Agent and provided to the undersigned) and other amounts due and owing to the Lenders in the amount of $[•].
Ex. 2.09(a)-1

     The undersigned has caused this Prepayment Notice to be executed and delivered by its duly authorized officer this [•]day of [•], 200[•].

Residential Funding Company, LLC
By:
Name:
Title:

GMAC Mortgage, LLC
By:
Name:
Title:

Ex. 2.09(a)-2

EXHIBIT 7.01
FORM OF COMPLIANCE CERTIFICATE
GMAC LLC,
     as Lender Agent
200 Renaissance Center
Detroit, MI 48265

Re:                      Reporting Date
     Reference is made to the Loan Agreement, dated as of June 4, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Residential Funding Company, LLC (“RFC”), GMAC Mortgage, LLC (“GMAC Mortgage” and together with RFC, the “Borrowers”), GMAC LLC (the “Initial Lender”), Residential Capital, LLC and the other Affiliates of the Borrowers party thereto as Guarantors (each, a “Guarantor”), the Principal institutions and other Persons that are or may from time to time become parties thereto as Lenders (together with the Initial Lender and their respective successor and assigns, each a “Lender” and collectively, the Lenders”) and GMAC LLC, as agent for the Lenders (in such capacity together with its successors and assigns in such capacity, the “Lender Agent”). Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement.
     Pursuant to Section 7.01(f) of the Loan Agreement, ResCap is furnishing to you herewith (or has most recently furnished to you) the financial statements of ResCap for the fiscal period ended as of the reporting date shown above (the “Reporting Date”). Such financial statements have been prepared in accordance with generally accepted accounting principles and present fairly, in all material respects, the financial position of ResCap covered thereby at the date thereof and the results of its operations for the period covered thereby, subject in the case of interim statements only to normal year-end audit adjustments and the addition of footnotes.
     The undersigned Responsible Officer of ResCap has caused the provisions of the Loan Agreement to be reviewed and certifies to the Lenders that: (a) as of the close of business on [                    ], such date being the Business Day immediately preceding the [                    ] Reporting Date, (x) the aggregate amount of Consolidated Liquidity is [___], and (y) the aggregate amount of unrestricted and unencumbered Consolidated Liquidity is [___], (b) the Consolidated Tangible Net Worth of ResCap as of the [                    ] Reporting Date is [                    ], the undersigned has no knowledge of any Default or Event of Default, (c) attached hereto are the computations necessary to determine that ResCap is in compliance with the provisions of the Loan Agreement as of the Reporting Date referenced thereon, and (d) to the best of the undersigned’s knowledge no event has occurred since the date of the most recent financial statements upon which such covenant compliance was calculated that would cause ResCap to no longer be in compliance with said provisions.
     The statements made herein (and in the Schedule attached hereto) shall be deemed to be representations and warranties made in a document for the purposes of Section 6.01(j) of the Loan Agreement.
Ex. 7.01-1

     IN WITNESS WHEREOF, the undersigned Responsible Officer of ResCap has set [his/her] hand this [•], 200[•].

Residential Capital, LLC
By:
Name:
Title:

Ex. 7.01-2

EXHIBIT 7.01(s)
FORM OF JOINDER
[Date]
GMAC LLC
200 Renaissance Center
Detroit, MI 48265
Attention: David Walker, Group VP and Treasurer
Ladies and Gentlemen:
     Reference is made to the Loan Agreement, dated as of June 4, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Residential Funding Company, LLC (“RFC”), GMAC Mortgage, LLC (“GMAC Mortgage” and together with RFC, the “Borrowers”), GMAC LLC (the “Initial Lender”), Residential Capital, LLC and the other Affiliates of the Borrowers party thereto as Guarantors (each, a “Guarantor”), the Principal institutions and other Persons that are or may from time to time become parties thereto as Lenders (together with the Initial Lender and their respective successor and assigns, each a “Lender” and collectively, the Lenders”) and GMAC LLC, as agent for the Lenders (in such capacity together with its successors and assigns in such capacity, the “Lender Agent”); and to the First Priority Pledge and Security Agreement and Irrevocable Proxy, dated as of June 4, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Security Agreement”), by and among the Lenders, Wells Fargo Bank, N.A., as First Priority Collateral Agent, the Borrowers and the Guarantors. Terms defined in the Loan Agreement and not otherwise defined herein are used herein as defined in the Loan Agreement in.
     The undersigned, [name of new Guarantor], a [jurisdiction of incorporation] corporation (the “New Guarantor”), and the Borrowers hereby elect that the New Guarantor shall be a Guarantor for purposes of the Loan Agreement and the Security Agreement, effective from the date hereof [until a Consent to Terminate shall have been delivered by the Lender Agent in respect of the New Guarantor in accordance with the Loan Agreement]. The Borrowers and the New Guarantor confirm that the representations and warranties set forth in Article VI of the Credit Agreement and Section 6 of the Security Agreement are true and correct in all material respects as to the New Guarantor as of the date hereof as though such representations and warranties had been made on and as of the date hereof unless stated to relate to a specific earlier date in which case such representations and warranties specifically relating to an earlier date shall be true and correct in all material respects as of such earlier date, and the New Guarantor agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Loan Agreement and the Security Agreement as if the New Guarantor were a signatory party thereto. The New Guarantor acknowledges receipt of copies of the Loan Agreement and the Security Agreement.
Ex. 7.01(s)-1

     The New Guarantor acknowledges that all notices to it under the Loan Agreement or the Security Agreement are to be given to it in care of the Borrowers as provided in the Loan Agreement. This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours, [NAME OF GUARANTOR]
By:
Name:
Title:

Residential Funding Company, LLC
By:
Name:
Title:

GMAC Mortgage, LLC
By:
Name:
Title:

Ex. 7.01(s)-2

     Receipt of the above Joinder is acknowledged on and as of the date set forth above.

GMAC LLC, as Lender Agent,
By:
Name:
Title:

Ex. 7.01(s)-3

EXHIBIT 9.01
FORM OF ASSIGNMENT AND ACCEPTANCE
     ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment Agreement”) dated as of [___], between [                                        ] (“Assignor”) and [                    ] (“Assignee”). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Schedule 1.01 to the Loan Agreement (as defined below).
     WHEREAS, Assignor is a party to a Loan Agreement, dated as of June 4, 2008 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Residential Funding Company, LLC (“RFC”), GMAC Mortgage, LLC (“GMAC Mortgage” and together with RFC, the “Borrowers”), GMAC LLC (the “Initial Lender”), Residential Capital, LLC and the other Affiliates of the Borrowers party thereto as Guarantors (each, a “Guarantor”), the Principal institutions and other Persons that are or may from time to time become parties thereto as Lenders (together with the Initial Lender and their respective successor and assigns, each a “Lender” and collectively, the Lenders”) and GMAC LLC, as agent for the Lenders (in such capacity together with its successors and assigns in such capacity, the “Lender Agent”);
     WHEREAS, the aggregate Commitments of the Lenders and the aggregate principal amount of outstanding Loans pursuant to the Loan Agreement as at the date hereof are set forth in Item 6(a) of Annex I hereto; and
     WHEREAS, the Assignee proposes to assume all of the rights and obligations of the Assignor under the Loan Agreement and the other Facility Documents in respect of the portion of the Assignor’s Commitment and outstanding Loans under the Loan Agreement as set forth in Item 6(c) of Annex I (the “Assignee’s Share”);
     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:
     1. Assignment. Effective on the Assignment Effective Date (as defined below), Assignor hereby assigns to Assignee, without recourse and without representation or warranty (other than as expressly provided herein), that Dollar amount listed in Item 6(c) of Annex I hereto as the Assignee’s Share of all of the Assignor’s rights, title and interest arising under the Loan Agreement and the other Facility Documents in respect of the Assignor’s Commitment including, without limitation (but subject to Section 5) all rights with respect to Assignee’s Share of such outstanding Loans.
     2. Assumption. Effective on the Assignment Effective Date, Assignee hereby assumes from Assignor all of Assignor’s obligations arising under the Loan Agreement relating to Assignee’s Share. Effective on the Assignment Effective Date, Assignor shall be released from all of its obligations under the Loan Agreement relating to Assignee’s Share pursuant to Article IX the terms of the Loan Agreement, but subject to Section 13.11 thereof.
Ex. 9.01-1

     3. Assignments; Participation. On and after the Assignment Effective Date, the Assignee may assign all or any part of the rights granted to it as an Assignee hereunder in accordance with the applicable provisions of Section 9.01 of the Loan Agreement. On and after the Assignment Effective Date, the Assignee may sell or grant participations in all or any part of the rights granted to it as an Assignee hereunder in accordance with the applicable provisions of Section 9.04 of the Loan Agreement.
     4. Payment of Interest to Assignee.
     (a) Interest is payable by the Borrowers in respect to the Assignee’s Share of the Loans at the applicable rates set forth in Section 2.05 of the Loan Agreement. Notwithstanding anything to the contrary contained above, all payments with respect to the Assignee’s Share made or accrued to, but excluding, the Assignment Effective Date shall be for the account of the Assignor.
     (b) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when the Assignor receives or collects any payment of interest on any Loan attributable to the Assignee’s Share or any payment of commitment fee attributable to the Assignee’s Share which, in any such case, is required to be paid to the Assignee as described in Section 4(a) above, the Assignor shall distribute to the Assignee such payment but only to the extent such interest or commitment fee accrued on or after the Assignment Effective Date.
     (c) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when the Assignee receives or collects any payment of interest on any Loan attributable to the Assignor’s Share which, in any such case, is required to be paid to the Assignor as described in Section 4(a) above, the Assignee shall distribute to the Assignor such payment but only to the extent such interest or commitment fee accrued prior to the Assignment Effective Date.
     5. Payments on Effective Date. In consideration of the assignment by the Assignor to the Assignee of the Assignee’s Share the Assignee agrees to pay to the Assignor on or prior to the Assignment Effective Date an amount specified by the Assignor in writing on or prior to the Assignment Effective Date which represents the Assignee’s Share of the principal amount, if any, of the Loans made by the Assignor pursuant to the Loan Agreement and outstanding on the Assignment Effective Date.
     6. Effectiveness. The Assignment Agreement hereunder shall become effective on the date (the “Assignment Effective Date”) on which (i) the Assignor and the Assignee shall have signed a copy hereof (whether the same or different copies) and, in the case of the Assignee, shall have delivered same to the Assignor, (ii) the Assignee shall have paid to the Assignor the amount specified in writing by the Assignor in accordance with Section 5 hereof, (iii) the Borrowers and the Lender shall have received a copy hereof, (iv) the Lender Agent shall have received a processing and recordation fee in the amount of $3,500 (unless such fee is waived or reduced by the Lender Agent in its sole discretion), and (v) the Lender Agent shall have recorded the Assignment in accordance with Section 9.01 of the Loan Agreement.
Ex. 9.01-2

     7. Issuance of New Promissory Notes on the Assignment Effective Date. In accordance with the requirements of Section 9.02 of the Loan Agreement, within five (5) Business Days of the Assignment Effective Date, a new Note will be issued by the Borrowers to the Assignor and/or the Assignee, as the case may be. On the Assignment Effective Date, the Assignee shall be deemed a Lender for all purposes under the Loan Agreement and the other Facility Documents, and shall be subject to and shall benefit from all of the rights and obligations of a Lender under the Loan Agreement and the other Facility Documents, and the address of the Assignee for notice purposes shall be as set forth in Item 7 of Annex I hereto.
     8. Representations and Warranties.
     (a) Each of Assignor and Assignee represents and warrants to the other parties as follows:
     (i) it has full power and authority, and has taken all actions necessary, to execute and deliver this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement,
     (ii) the making and performance by it of this Assignment Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or realization applicable to it,
     (iii) this Assignment Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding, obligation, enforceable in accordance with its terms; and
     (iv) all approvals, authorizations, or other actions by, or filings with, any governmental authority or regulatory body or any other third party necessary for the validity or enforceability of its obligations under this Assignment Agreement have been obtained.
     (b) Assignor represents and warrants to Assignee that Assignee’s Share and the Loans attributable to Assignee’s Share are subject to no liens or security interests created by Assignor.
     9. Expenses. Assignor and Assignee agree that each party shall bear its own expenses in connection with the preparation and execution of this Assignment Agreement.
     10. Miscellaneous.
     (a) Neither the Lender Agent nor the Assignor shall be responsible to the Assignee for the execution (by any party other than the Assignor or the Lender Agent, as the case may be), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Agreement or the other Facility Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made
Ex. 9.01-3

available by the Assignor to the Assignee or by or on behalf of the Borrowers to the Assignor or the Assignee in connection with the Loan Agreement or the other Facility Documents and the transactions contemplated thereby. Neither the Lender Agent nor the Assignor shall be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Agreement or the other Facility Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default.
     (b) The Assignee represents and warrants that it (i) has made its own independent investigation, without reliance upon the Lender Agent, the Assignor or any other Purchaser Liquidity Bank, of the financial condition and affairs of the Borrowers in connection with this Assignment Agreement, the making of the Loans and the Assignment of the Assignee’s Share of the Assignor’s Commitment and of the Loans to the Assignee hereunder and (ii) has made and shall continue to make its own appraisal of the creditworthiness of the Borrowers. Neither the Lender Agent nor the Assignor shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Assignee or to provide the Assignee with any credit or other information with respect thereto whether coming into its possession before the making of any Loan or at any time or times thereafter and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to the Assignee, whether by the transferor or by or on behalf of any other person.
     (c) GOVERNING LAW. THIS ASSIGNMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     (d) WAIVER OF JURY TRIAL. THE PARTIES TO THIS ASSIGNMENT AGREEMENT KNOWINGLY, VOLUNTARILY AND EXPRESSLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ENFORCING OR DEFENDING ANY RIGHTS ARISING OUT OF OR RELATING TO THIS ASSIGNMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO ACKNOWLEDGE THAT THE PROVISIONS OF THIS SECTION 10(d) HAVE BEEN BARGAINED FOR AND THAT EACH SUCH PARTY HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION HEREWITH.
     (e) (i) Submission to Jurisdiction. With respect to any claim or action arising hereunder, the parties (a) irrevocably submit to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, New York, and appellate courts from any thereof, and (b) irrevocably waive any objection which such party may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Assignment Agreement brought in any such court, and irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
Ex. 9.01-4

          [(ii) (A) The Assignor hereby irrevocably designates, appoints and empowers [___] with offices at [___] and (B) the Assignee hereby irrevocably designates, appoints and empowers [___] with offices at [___], as its respective designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 10(e)(i) hereof which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts.]
     (f) Amendments. This Assignment Agreement may be supplemented, modified or amended by written instrument signed on behalf of both parties thereto.
     (g) Facsimile and Counterparts. This Assignment Agreement may be executed by facsimile in any number of counterparts and by different parties thereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement.
     (h) Assignment. The Assignor may at any time or from time to time grant to others assignments or participations in its Commitment or Loans but not in the portions thereof sold as an assignment to the Assignee pursuant to this Assignment Agreement.
     (i) Payments. All payments hereunder or in connection herewith shall be made in Dollars and in immediately available funds, if payable to the Assignor, to the account of the Assignor at its offices as designated in Item 8 of Annex I hereto, and, if payable to the Assignee, to the account of the Assignee, as designated in Item 8 of Annex I hereto.
     (j) Binding Effect. This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither of the parties hereto may assign or transfer any of its rights or obligations under this Assignment Agreement without the prior consent of the other party. The preceding sentence shall not limit the right of the Assignee to assign all or part of the Assignee’s Share of the Assignor’s Commitment and outstanding Loans, if assigned under this Assignment Agreement in the manner contemplated by the Loan Agreement and Section 3 hereof.
     (k) Survival. All representations and warranties made herein and indemnities provided for herein shall survive the consummation of the transactions contemplated hereby.
     (l) Severability. Any provision of this Assignment Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability, of such provision in any other jurisdiction.
     (m) Headings. The headings contained in this Assignment Agreement are for convenience of reference only and shall not affect the construction or interpretation of any provision of this Assignment Agreement.
     (n) Successors. This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
Ex. 9.01-5

     (o) Cumulative Rights, No Waiver. The rights, powers and remedies of the each party under this Assignment Agreement are cumulative and in addition to all rights, powers and remedies provided under any and all agreements between the parties relating thereto, at law, in equity or otherwise. Neither any delay nor any omission by the parties to exercise any right, power or remedy shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any exercise of any other right, power or remedy.
     (p) No Payments. The Assignee hereby acknowledges and agrees that, at any time that the Loans are outstanding and no Event of Default has occurred and is continuing, (i) the Borrowers shall not make any payment to the Assignee, (ii) the Borrowers shall have no duty, liability or obligation to make any such payment to the Assignee, (iii) no such payment shall be due from the Borrowers and (iv) the Assignee shall not have any right to enforce any claim against the Borrowers in respect of any payment, in each case (w) except for those costs to be reimbursed by the Borrowers to the Lenders pursuant to Section 2.07(b) of the Loan Agreement; (w) unless and to the extent that the Lender Agent has provided written notice to the Borrowers of a Borrowing Base Deficiency pursuant to Section 2.08 of the Loan Agreement; (x) unless and to the extent that the Borrowers have delivered a Prepayment Notice pursuant to Section 2.09 of the Loan Agreement; or (z) the Loan Repayment Date has occurred.
     (q) Limited Recourse. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, any obligation or agreement to pay fees or any other amount) of the Borrowers contained in this Assignment Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any affiliate, stockholder, officer, member, manager, partner, employee or director of the Borrowers, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Borrowers contained in this Assignment Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the obligations of the Borrowers, and that no personal liability whatsoever shall attach to or be incurred by any stockholder, affiliate, officer, member, manager, partner, employee or director of the Borrowers, or any of them, under or by reason of any of the obligations, covenants or agreements of the Borrowers contained in this Assignment Agreement or in any other such instrument, document or agreement, or which are implied therefrom, and that any and all personal liability of the Borrowers and every such stockholder, affiliate, officer, employee, member, manager, partner or director of the Borrowers for breaches by the Borrowers of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Assignment Agreement. Unpaid amounts hereunder shall not constitute a “claim” for purposes of Section 101(5) of the U.S. Bankruptcy Code or similar law affecting creditors’ rights. The provisions of this Section 10(q) shall survive the termination of this Assignment Agreement.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
Ex. 9.01-6

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.

as Assignor
By:
Name:
Title:

as Assignee
By:

Name:
Title:
We hereby consent to the foregoing
assignment and acknowledge receipt
of notice thereof.

GMAC LLC
as Lender Agent

By:
Name:
Title:
By:
Name:
Title:
[Assignment and Assumption Agreement Signature Page]
Ex. 9.01-7

ANNEX I
to
Assignment and Assumption Agreement

1.	Borrowers: Residential Funding Company, LLC

GMAC Mortgage, LLC

2.	Date of Loan Agreement: June 4, 2008

3.	Assignor:

4.	Assignee:

5.	Date of Assignment and Assumption Agreement:

6.

(a)	Aggregate Amount for all Lenders: U.S.$

(b)	Assignee’s Assigned Percentage of Aggregate: U.S.$

(c)	Assignee’s Share: U.S.$

(d)	Assignor’s Retained
Percentage of Aggregate: U.S.$

(e)	Assignor’s Share: U.S.$

7.	Notice Instructions for Assignee:

Attention:
Address:
Telephone:
Fax:
Additional Contacts:

8.	Payment Instructions:

(a)	Assignor:

Administrative Contact:
Address:
Telephone:
Fax:
Payment Information:

Bank Name:
Account Name:

Ex. 9.01-8

Account Number:
Reference:

(b)	Assignee:

Administrative Contact:
Address:
Telephone:
Fax:
Payment Information:

Bank Name:
Account Name:
Account Number:
Reference:

Accepted and Agreed:

as Assignee	as Assignor

By:	By:
Name:	Name:
Title:	Title:
Ex. 9.01-9